                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1997

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         For the transition period from ____________ to ________________

         Commission File No. 000-24452

                                RMS TITANIC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Florida                                     59-2753162
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                   17 Battery Place, New York, New York 10004
                     Address of principal executive offices

Issuer's telephone number, including area code:  (212) 558-6300

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $.0001 per share

         Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                      -   --
         Check if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.[ ].

         The aggregate market value of the voting stock held by non-affiliates of the Registrant, as of June 12, 1997, was: $2,838,049.

         The number of shares outstanding of each of the registrant's classes of common stock, as of June 11, 1997, were:

                                                                                NUMBER OF SHARES
                           TITLE OF EACH CLASS                                  OUTSTANDING
                           Common Stock, par value $.0001
                           per share                                            16,192,119

DOCUMENTS INCORPORATED BY REFERENCE:  None

              SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER THE
                    SECURITIES LITIGATION REFORM ACT OF 1995

         Except for historical information contained herein, this Annual Report on Form 10-K contains forward-looking statements within the meaning of the Private Securities Reform Act of 1995 which involve certain risks and uncertainties. The Company's actual results or outcomes may differ materially from those anticipated. Important facts that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements and under in Item 7 "Managements's Discussion and Analysis of Financial Conditions and Operations." Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

ITEM 1.  BUSINESS

         BACKGROUND

         On May 4, 1993, RMS Titanic, Inc., formerly known as First Response Medical, Inc., acquired all of the assets and assumed all of the liabilities of Titanic Ventures Limited Partnership ("TVLP"), a Connecticut limited partnership (the "Acquisition"). References to the "Company" in this Report relate to TVLP prior to the acquisition and the combined entities of TVLP and RMS Titanic, Inc. after the Acquisition.

         Pursuant to a judgment entered in the Federal District Court for the Eastern District of Virginia on June 7, 1994, the Company was declared salvor-in-possession of the vessel RMS Titanic (the "Titanic"), the sole and exclusive owner of any items recovered from the Titanic and, so long as the Company is salvor-in-possession, the sole and exclusive owner of items recovered from the Titanic in the future (the "Order"). By order dated May 10, 1996, the Federal District Court for the Eastern District of Virginia denied a motion instituted by a third-party seeking rescission of the rights granted to the Company by the Order. On August 13, 1996, the Court amended such May 10, 1996 order so as to include the award of exclusive rights to photograph the Titanic within the award of salvor-in-possession status. See "Salvage Rights" below.

         The Company was formed in 1987 for the purposes of exploring the wreck and surrounding oceanic areas of the Titanic, which sank in 1912 and lies more than 12,500 feet below the surface of the Atlantic Ocean approximately 400 miles off the coast of Newfoundland; obtaining oceanic material and scientific data available therefrom in various forms, including still and moving photography and artifacts from the wreck site; and utilizing such data and artifacts for historical verification, scientific education and public awareness and in revenue-producing activities such as touring exhibitions, television programs and the sales of still photography. In August 1987, the Company contracted with the Institute of France for the Research and Exploration of the Sea

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("IFREMER") to conduct an expedition and dive to the wreck of the Titanic.
Utilizing state-of-the-art technology of IFREMER, which is the French Government's, and the world's largest, oceanographic institute, approximately sixty (60) days of research and recovery operations were performed at the Titanic wreck site through the use of a manned submersible NAUTILE. Approximately 1800 objects were recovered during the course of thirty-two (32) dives on such 1987 expedition. The recovered objects were conserved and preserved by Electricite de France ("EDF"), the French government-owned utility. In addition to the recovered objects, the Company's 1987 expedition also produced approximately 140 hours of videotape footage and an estimated 7,000 still photographs from the wreck site.

         In June 1993, the Company successfully completed its second expedition to the Titanic wreck site, recovering approximately 800 artifacts and producing approximately 105 hours of videotape footage during the course of fifteen (15) dives. In July 1994, the Company recovered over 1,000 objects and produced approximately 125 hours of videotape footage during its third expedition to the Titanic wreck site. In August 1996, the Company recovered 74 objects and produced approximately 125 hours of videotape footage during its fourth expedition to the Titanic wreck site. In cooperation with the Company, Discovery Communications, Inc. produced three (3) hours of television programming based upon the Company's activities and various scientific studies that were undertaken during the 1996 expedition. Two hours of this programming, presented in "Titanic: Anatomy of A Disaster," was the highest rated program in the history of The Discovery Channel when it aired in April 1997. In addition to obtaining videotape footage for the television productions, a substantial portion of the 1996 expedition was devoted to the recovery of a section of the Titanic hull, measuring approximately 23 feet by 18 feet and weighing approximately 20 tons, from the debris field surrounding the wreck (the "Hull Piece"). Although the Company raised the Hull Piece to within approximately 200 feet of the surface of the ocean, efforts to recover this object were unsuccessful as a result of stormy weather conditions and resulting ocean turbulence.

         The Company's 1993, 1994 and 1996 Titanic expeditions were also conducted pursuant to a charter agreement with IFREMER. The objects recovered in the 1993, 1994 and 1996 expeditions were transported to a privately-owned conservation laboratory in France for restoration and/or preservation processes in preparation for exhibition.

         Three exhibitions of objects recovered from the Titanic are concurrently being presented in association with the Company in Memphis, Tennessee (from April 3, 1997 to September 30, 1997), Hamburg, Germany (from May 8, 1997 to November 9, 1997), and at the Queen Mary in Long Beach, California (from May 31, 1997 to January 5, 1998). The exhibition presented in Memphis, Tennessee will travel to and be presented in St. Petersburg, Florida from November 15, 1997 to May 15, 1998.

         PLAN OF OPERATIONS

         The Titanic has captivated the thoughts and imagination of millions of people throughout the world for the decades since 1912, when it struck an iceberg and sank in the North Atlantic, causing the loss of more than 1500 of the 2207 lives on board. The depth of the abiding international

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interest in the Titanic over the more than eighty-five years since its sinking is reflected by a prodigious volume of works that have been published about all facets of its story, the production of feature length movies and plays about its tragic voyage, and the broadcast of television programs about its 1985 discovery and scientific examinations of the wreck approximately two and one-half miles below the surface of the ocean. As the only entity that has recovered and conserved items from the Titanic, the Company is in the unique position to present, in a previously untold manner, a visible and tangible perception of the Titanic by the exhibition of these artifacts to the general public. Management of the Company intends to present such exhibitions throughout the world, and to thereafter establish a permanent museum for the display of the Titanic artifacts, in an enlightening and dignified manner that embodies respect for those who lost their lives and embraces the advances in science that have permitted the memory of the Titanic to be physically presented to current and future generations. The principal sources of revenues of the Company are expected to be ticket sales for admission to exhibitions, merchandising revenues, licensing revenues and sponsorship revenues.

         The long-term intent of the Company's research and recovery program is to keep the artifacts recovered from the Titanic together as a "collection" and make them available for exhibition to the public. Pursuant to its charter agreements with IFREMER, the Company has agreed that the "collection" of artifacts would not be sold by the Company to any individual or private collector. However, if it became necessary to protect the interests of the Company, all of the artifacts as a "collection" could be sold to an entity that would make them available for exhibition to the public, subject to the restrictions of the Company's agreement with IFREMER. Such agreement defines "artifact" as any object that was either a part of the Titanic or a possession of a person on board. Coins, coal, currency, diamonds (non-jewelry), precious metals, and gem stones are not considered artifacts for purposes of the IFREMER agreements.

         PRELUDE EXHIBITION

         On October 4, 1994, the Company and the National Maritime Museum opened The Wreck of the Titanic exhibition at the National Maritime Museum. This exhibition, which was presented as a prelude to the Company's planned worldwide exhibition tour to be presented in association with the National Maritime Museum, was scheduled to conclude on April 2, 1995. In March 1995, such prelude exhibition was extended to October 1, 1995. A record-breaking number of people visited the National Maritime Museum during the Prelude Exhibition, with approximately 720,000 people having been admitted to the Museum during its term of presentation.

         The Wreck of the Titanic exhibition featured the first major presentation of artifacts recovered from the debris field surrounding the Titanic wreck site. Approximately 150 artifacts were exhibited in an area approximating 5,000 square feet. This exhibition, which covered several themes, including the history of the Titanic, searching for and discovering the wreck, the 1987, 1993 and 1994 recovery expeditions, artifact conservation and preservation, and the contemplated world tour, also included a 4-meter model of the bow section of the wreck, a one-third scale model of the Nautile (the high-technology manned submersible used to explore the wreck site and recover artifacts), and previously unseen footage of the wreck site. The principal obligations of the

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Company with respect to the Prelude Exhibition were to make the Titanic artifacts available for the term of such exhibit; provide photographs, video footage and other information relating to the recovery of the Titanic artifacts; provide models and plans of the worldwide exhibition for display in the Prelude Exhibition; and to consult with the National Maritime Museum with respect to the design and content of the Prelude Exhibition. The National Maritime Museum was responsible for the design, fabrication and operation of the Prelude Exhibition.

         Pursuant to the Prelude Exhibition agreement, the Company and the National Maritime Museum equally shared all revenues from ticket sales through April 2, 1995, net of value added tax, refunds and commissions ("Net Revenue"), after recoupment by the National Maritime Museum of its costs and adjustments, up to a maximum of pound sterling 600,000, incurred in connection with the design and construction of the exhibition. Pursuant to the agreement, extending the prelude exhibition from April 2, 1995 through October 1, 1995, the Company received twenty (20%) percent of the Net Revenue. The Company's share of the Net Revenues derived from the Prelude Exhibition amounted to $650,071 during the twelve month period of its presentation.

         Merchandising activities with the National Maritime Museum and Winterland Productions (UK) Limited ("Winterland") were undertaken in connection with The Wreck of the Titanic exhibition, pursuant to which all merchandise was designed, manufactured and/or acquired by Winterland, and profits from merchandising activities were shared equally between the Company, the National Maritime Museum and Winterland. The Company's share of profits from such merchandising activities amounted to $174,305 during the Prelude Exhibition.

         THE WORLDWIDE TOUR

         The Company plans to present exhibition tours of Titanic artifacts at cities throughout the world. In pursuit of this plan, the Company has established exhibitions presented in association with third parties in cities in the United States and Europe. Subject to the availability of financing on acceptable terms, no assurance of which can be given, the Company intends to construct an exhibition on a specially outfitted oceangoing barge which will travel though waterways from venue-to-venue (the "Waterborne Exhibition").

         Memphis Exhibition - The Company has entered into an agreement with the City of Memphis, Tennessee for the presentation of an exhibition of Titanic artifacts in Memphis, Tennessee from April 3, 1997 through September 30, 1997. Pursuant to the exhibition agreement, the City of Memphis is responsible for payment of all costs and expenses related to the design, construction and operation of the exhibition. Additionally, pursuant to the agreement, the Company will receive exhibition revenues of $720,000 in installments between September 1996 and August 1, 1997, and will also receive 65% of the net profits, as defined, derived from ticket, merchandise and sponsorship revenues in excess of $5,000,000, plus the actual out-of-pocket expenses incurred by the City in packing, shipping and insuring the transit of the objects from Semur-en-Auxious, France, where the conservation laboratory is located, to Memphis, Tennessee. The exhibition agreement also grants the Company a right of first refusal for the purchase of any or all display cases, theatrical pieces, didactic panels, models, lighting instruments, and other display items that

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may be developed by the City for the exhibition at a price equal to seventy-five
(75%) percent of the cost of the production thereof.

         The Memphis exhibition displays in themed galleries more than 250 artifacts recovered between 1987 and 1994 by the Company, including a bronze cherub, the ship's whistles, a steward's jacket, silver dinnerware, fine china, gold coins, jewelry, delicate paper objects such as a stock certificate and personal letters, communications and navigational gear, and a piece of one of Titanic's engines. This exhibition also includes an 18-foot scale model of the Titanic, replications of a First Class stateroom, dining rooms, Third Class and crew cabins and recreational areas of the Titanic, the Marconi Room, and a model of the bow of the wreck.

         The objects exhibited at the Memphis exhibition and associated exhibitry will be transported and installed in the Florida International Museum in St. Petersburg, Florida for an exhibition to be presented from November 15, 1997 to May 15, 1998. See "St. Petersburg Exhibition below."

         Hamburg Exhibition - The Company has entered into an agreement with Cre
- Co Finanz GmbH ("CRE"), a company organized under the laws of Germany, for the presentation of an exhibition of approximately 300 of the Company's Titanic artifacts in Speicherstadt, the historic maritime center of Hamburg, Germany, from May 8, 1997 through November 8, 1997 (the "European Exhibition Agreement"). CRE is responsible for payment of all expenses incurred in connection with establishing and presenting this exhibition. In addition to displaying objects from Titanic and her passengers and crew, the Hamburg exhibition includes the first opportunity for the public to view Titanic's bell, compass, telegraph and safe together. The theme of the Hamburg exhibition is an interactive presentation of the technological advances required to accomplish the recovery and conservation of Titanic's artifacts, and includes replicas of the First Class, Second Class and Third Class cabins, and a model of the bow of the wreck.

         Pursuant to the European Exhibition Agreement, as amended, the Company will receive two-thirds (2/3) and CRE will receive one-third (1/3) of the profits from this exhibition (the "Profits), which are defined as net revenues (including ticket, sponsorship, merchandising and ancillary revenues, if any, derived from the exhibition) less "project expenses" (which includes all costs and expenses of every kind and description in establishing, operating and marketing the exhibition up to a maximum of approximately $2,700,000, plus an additional allowance, as defined, for operating expenses for attendance thresholds between 300,000 and 700,000. Simultaneously with the execution of this agreement, the Company has been was paid the sum of $350,000 as an advance against its share of Profits (the "Advance"). The agreement further provides that the Company will receive thirty (30%) of the first $750,000 of sponsorship revenue, and that the seventy (70%) percent balance thereof will be expended on marketing and public relations. Sponsorship revenues in excess of $750,000 will be included in net revenues and will be distributed in accordance with the agreement, as described above.

         The Company has also granted CRE options to extend the European Exhibition Agreement for three (3) additional terms of one year (the "Option Year(s)"), each expiring on December 31, 1998, 1999 and 2000, respectively. The exercise of each option is subject to the terms and conditions of the European Exhibition Agreement, except that the amount of the Advance for each Option year is $250,000 and there is no provision for granting a security interest in any assets of the Company as collateral for the repayment thereof. Each option is exercisable by CRE not later

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than December 31st of the then current year of the European Exhibition
Agreement. No option is exercisable unless all preceding options have been exercised. During the term of the European Exhibition Agreement (inclusive of Option Year(s), if any) the Company has agreed that no entity other than CRE will be granted rights to exhibit Titanic artifacts in Europe or to obtain sponsors for the exhibition of the artifacts in Europe.

         Queen Mary Exhibition - The Company has entered into an agreement with the RMS Foundation, Inc. to exhibit artifacts, expedition equipment, photographs and film footage from the 1996 Titanic expedition aboard the Queen Mary in Long Beach, California from June 1, 1997 through January 5, 1998 (the "Queen Mary") in an exhibition titled "Titanic: The Expedition." Approximately thirty (30) unrestored artifacts recovered during the Summer of 1996 expedition (including one of Titanic's whistles, a large silver soup tureen, binoculars in a leather case, and a porthole) and fourteen (14) conserved artifacts from prior expeditions are displayed at the Queen Mary, together with a life-size rendition of the 20 ton section of the Titanic hull that the Company sought to raise from the debris field surrounding the Titanic wreck site during the Summer of 1996 Expedition, a two-ton flotation bag used in artifact recovery operations, and a full-size replica of a three-ton light tower that the Company utilized to illuminate portions of the wreck during the Company's 1996 expedition to the Titanic. The theme of this exhibition is the exploration of, and efforts to recover objects from, the Titanic wreck. Pursuant to the Queen Mary exhibition agreement, RMS Foundation is responsible for payment of all costs and expenses related to the design, construction and operation of the exhibition. The Company will receive $2.00 per ticket from the sale of the first 150,000 tickets and $3.00 per ticket from the sale of more than 150,000 tickets. In addition, the Company will receive fifty (50%) percent of net profits, as defined, from the sale of merchandise at the Queen Mary exhibition, and fifty (50%) of any sponsorship revenues.

         The "Titanic: The Expedition" presented at the Queen Mary is designed to be presented in an area of approximately 6,000 square feet, as compared to the Memphis and Hamburg exhibitions which occupy in excess of 40,000 square feet. The Queen Mary exhibition is substantially the same as the "Titanic: The Expedition" exhibition presented at the National Maritime Center (NAUTICUS) in Norfolk, Virginia from November 27, 1996 through March 31, 1997, from which the Company derived ticket and merchandising revenues of approximately $125,000 through February 28, 1997.

         St. Petersburg Exhibition - The Company has entered into an agreement with the Florida International Museum, Inc. ("FIM") and the City of Memphis (the "City") for an exhibition of the artifacts and associated exhibitry displayed in the Memphis exhibition from November 15, 1997 to May 15, 1998. Pursuant to the exhibition agreement, FIM is responsible for payment of all costs and expenses related to the design, construction and operation of the exhibition. Pursuant to the exhibition agreement, the Company will receive attendance fees (the "Attendance Fees") as follows for attendees from whom FIM receives more than $6.00 to attend the exhibition: $.34 per visitor for the first 250,000 visitors; $2.80 per visitor for 250,001 to 350,000 visitors; $3.10 per visitor for 350,001 and 450,000 visitors; and $2.95 per visitor in excess of 450,000. In addition, the Company will receive $1.00 for every visitor who pays $6.00 or less for admission to the exhibition. The exhibition agreement further provides that the Company will receive ten (10%) of the gross revenue, as defined, from the sale of merchandise at the FIM Gift Shop related to the exhibition (the "Gift Shop Fee"). The minimum combined Attendance Fee and Gift Shop Fee payable to the Company is $300,000, $100,000 of which was paid in January 1997, $50,000 of

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which is payable on November 15, 1997, and the balance of which is payable within thirty (30) days of the end of the exhibition to the extent that the Company's total Attendance Fee and Gift Shop Fee is less than $300,000. Additionally, pursuant to the agreement, FIM has agreed to lease the exhibitry utilized in the Memphis exhibition from the City for $150,000. Such $150,000 payment will be applied as a credit to the Company's rights to purchase the exhibitry from the City under the Memphis exhibition agreement.

         The Waterborne Exhibition - Preliminary designs of the Waterborne Exhibition include the display of Titanic artifacts and presentation of the story of the Titanic from its inception through today in a 45,000 square foot, two and one-half tier exhibit area. Management of the Company believes that implementation of this unique Waterborne Exhibition concept will be a more cost-efficient and effective means of presenting a worldwide exhibit to the largest potential audience as compared to the alternatives of either negotiating for and designing exhibit areas in each venue, or incurring the charges of breaking-down, transporting and setting-up a "portable" exhibit from venue-to-venue. In addition to providing access to major markets throughout the world, the utilization of a Waterborne Exhibition would enable the Company to present the worldwide tour to secondary markets which would otherwise be inaccessible because of the costs associated with presenting an exhibit to these smaller markets through other means. It is presently anticipated that the tour will be presented for an estimated ten (10) years in approximately thirty (30) major markets and approximately ten (10) to twenty (20) secondary markets throughout the world. The routing of the tour to such markets, and the period of presentation of the exhibit in each market, has not yet been determined. It is expected that admission ticket prices will vary from market-to-market and will be structured to be competitive to other exhibitions or entertainment events within such markets.

         Management of the Company intends to contract the design and fabrication of the Waterborne Exhibition to independent third parties, and believes that such arrangements will be available on terms that are acceptable to the Company. Management further believes that an oceangoing barge suitable for the Waterborne Exhibition can be constructed on satisfactory terms from numerous sources of supply.

         The Company's ability to design, fabricate and present the Waterborne Exhibition will be dependent upon the Company obtaining additional financing from outside sources or from revenues. No assurances can be given as to when or the terms upon which such financing will be available. The Company could experience difficulties or delays in obtaining financing for the Waterborne Exhibition, and if financing is obtained on terms acceptable to the Company, could also experience difficulties or delays in the construction of the Waterborne Exhibition. The construction of the planned Waterborne Exhibition is subject to all of the delays and uncertainties associated with construction projects generally. Additionally, the Company has not made arrangements for the presentation of the Waterborne Exhibition in specific ports and will need to obtain permits and approvals from local governmental authorities. While management of the Company believes that such arrangements will be available on terms and conditions acceptable to the Company, and that the Company will satisfy requirements for such permits and approvals, difficulties and delays could be encountered in securing prospective sites and/or the requisite permits and approvals, which, in turn, could delay or otherwise adversely impact the Company's revenue producing activities.

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         THE PERMANENT MUSEUM

         Upon conclusion of the Waterborne Exhibition, the Company intends to establish a permanent museum for the artifacts at a facility in a major United States or European market where tourism is well-established. The selection of the site of such museum will be made by management based primarily upon the recommendations of the International Advisory Committee (see "International Advisory Committee" below), the size of the potential market and the costs of establishing and operating an appropriate facility.

         MERCHANDISING

         The merchandising efforts in connection with the Memphis, Hamburg, Queen Mary and St. Petersburg exhibitions have been and will be undertaken by the parties with which the Company is presenting such exhibitions. Pieces of coal that the Company has recovered from the Titanic wreck site is sold at the Memphis and Queen Mary exhibitions, and are expected to be sold at the Hamburg and St. Petersburg exhibitions. The Company does not have responsibility for procurement of any merchandise or the operation of the merchandise shops at the venues. The Company is actively pursuing the sale of licenses to third parties for replication of artifacts that have been recovered from the Titanic. It is contemplated that the Company will receive a negotiated royalty from the sales of the artifact replicas in consideration of the granting of such licenses. No assurances can be given that such licensing arrangements will be successfully consummated, or if consummated, will result in the Company's receipt of significant revenues. The Company also intends to pursue the direct marketing of merchandise through its web site (http://www.titanic-online.com) and through third parties. The Company intends to sell coal that was recovered from the Titanic wreck site, photographs, video products, wearing apparel and other products through such direct marketing channels.

         The Company has entered into an agreement with Tehabi Books for the publication of a "coffee table" book tentatively titled "Titanic - Legacy of the World's Greatest Ocean Liner" to be distributed by Time-Life Books. It is expected that this book will be published in or about October 1997.

         With respect to merchandising activities at the planned Waterborne Exhibition, the Company intends to offer a wide variety of products for purchase at a retail store at prices ranging from $1.50 to $2,500.00. Product selection will be based principally on consumer appeal and data obtained from the merchandising activities at the National Maritime Museum Prelude Exhibition and present and future land-based exhibitions. The Company does not intend to engage in any activities related to the purchase and/or manufacture of merchandise to be sold at the retail stores. Such activities will be contracted by the Company to one or more independent merchandising companies, with which the Company will share a percentage of all merchandise sales.

         Although the Company has had preliminary discussions with potential merchandising companies regarding the establishment and operation of merchandising stores at its exhibitions, no contractual arrangements have been made to date, other than the establishment of a relationship with Winterland in connection with the merchandising activities at the National Maritime Museum Prelude Exhibition. Management of the Company believes that several companies are qualified to

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undertake the responsibilities attendant to the Company's contemplated merchandising activities on terms that will be acceptable to the Company.

         SPONSORSHIP

         Management believes that the broad spectrum of public interest in the story of the Titanic, and its appeal to a diverse demographic base encompassing all ages, from young school children to the elderly, will be of substantial interest to potential sponsors for all prospective phases of the Company's business activities, including its future expeditions to the wreck site of the Titanic. The Company intends to establish a sponsorship program consisting of international, national and/or regional corporate entities that desire to promote their products or services through the Company's activities. Such efforts will be instituted by the Company through independent marketing organizations which have specialized in and have extensive experience in organizing and implementing sponsorship programs. Marketing organizations which are successful in soliciting sponsors for the Company will be paid a commission equal to a negotiated percentage of fees paid to the Company by such sponsors. No assurances can be made that such efforts will be successful. The success of efforts to obtain sponsors for exhibition activities may depend in large part upon the Company's ability to establish a long-term program and schedule of exhibitions.

         In March 1996, the Company entered into a promotion agreement with Guiness Import Company ("GIC"), pursuant to which GIC was an official sponsor of the Company's Summer of 1996 Expedition to the Titanic wreck site in consideration of the payment of $150,000. The Company agreed to devote one (1) dive to the recovery of 1912 Bass Ale during a three (3) day period during which GIC's chartered vessel joined the expedition at the wreck site.

         EXPEDITIONS TO THE TITANIC

         As a consequence of the depth of the Titanic approximately two and one-half miles below the surface of the ocean in the North Atlantic, the Company is dependent upon chartering vessels outfitted with highly advanced deep sea technology in order to conduct expeditions to the Titanic. With respect to its 1987, 1993, 1994 and 1996 expeditions, the Company entered into charter agreements with IFREMER, pursuant to which IFREMER supplied the crew and equipment necessary to conduct research and recovery efforts. In addition to utilization of the research vessel NADIR, recovery efforts are undertaken through the manned submersible NAUTILE. Small, hard-to-reach areas necessary for visual reconnaissance efforts are accessed by a small robot, known as ROBIN, controlled by crewmen on board the NAUTILE. The dive team has the capability of retrieving heavy objects, such as a lifeboat davit weighing approximately 4,000 lbs., to fragile objects weighing but a few ounces. Because of the immense pressure of approximately 6,000 pounds per square inch at the wreck site, it is impossible for the dive team to reach such depths and explore the wreck site through any means other than a submersible. The NAUTILE and ROBIN are each equipped with video and still cameras that record all recovery and exploration efforts. In connection with its 1987, 1993, 1994 and 1996 expeditions to the wreck site, the Company engaged experts from various fields, including maritime scientists and other professional experts, to assist in the Company's exploration and recovery efforts. Management of the Company intends to engage experts from such fields for its future expeditions to the Titanic.

         The Company's ability to conduct expeditions to the Titanic is subject to the availability of necessary research and recovery vessels and equipment for chartering by the Company during the months between June and September, which is the "weather window" for such activities in the North Atlantic. Research and recovery efforts with a manned submersible are presently limited to the availability of the NAUTILE pursuant to charter arrangements with IFREMER. To the best of the knowledge of management of the Company, no other submersible with the capability of reaching the depth of the Titanic is commercially available to or acceptable by the Company for chartering. While management of the Company believes that the utilization of a manned submersible is the preferred means for conducting its research and recovery efforts, the Company could conduct sufficient operations through the use of unmanned, surface-controlled, remote operated vehicles, an adequate number of which, in management's opinion, would be available for chartering by the Company on acceptable terms from numerous sources of supply.

         The Company intends to conduct an expedition to the Titanic wreck site during the Summer of 1998. It is expected that the principal objective of this expedition will be to recover the Hull Piece, with respect to which recovery efforts were unsuccessful during its 1996 expedition to the wreck site. See "Background" and Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company's efforts to undertake a 1998 expedition for recovery of the Hull Piece may depend upon the availability of financing from the grant of licenses to produce television programming and/or the grant of expedition sponsorship rights. No assurances can be given that such financing will be available on satisfactory terms.

         RESTORATION AND CONSERVATION

         Upon recovery from the wreck site, artifacts are in varying states of deterioration and fragility. Having been submerged in the depths of the ocean for more than eighty-five (85) years, objects have been subject to the corrosive effects of chlorides present in the sea water. The restoration of many of the metal, leather and paper artifacts requires the application of sophisticated electrolysis and other electrochemical techniques. Various artifacts recovered from the 1987 expedition were restored and conserved by the laboratories of Electricite de France, the French government-owned utility. Except for those unrestored artifacts that are exhibited in Memphis, Tennessee, Hamburg, Germany and at the Queen Mary exhibition, unrestored artifacts recovered from the 1993, 1994 and 1996 expeditions are presently undergoing conservation processes at LP3, a privately-owned conservation laboratory in Semur-en-Auxois, France.

         SALVAGE RIGHTS

         Pursuant to a judgment entered in the Federal District Court for the Eastern District of Virginia on June 7, 1994, the Company was declared salvor-in-possession of the wreck and wreck site of the Titanic, the true, sole and exclusive owner of any items recovered from the Titanic and, so long as the Company is salvor-in-possession, the sole and exclusive owner of all items recovered from the Titanic in the future. The Court's judgment includes, without limitation, the contents, cargo, hull, machinery, engine, tackle, apparel and appurtenances of the Titanic, and provides that all potential claimants are barred and precluded from filing claims so long as the Company is salvor-in-possession. No other entity has the right to salvage the Titanic while the Company is salvor-in-possession. In order to maintain salvor-in-possession status, the Company, among other things, will need to maintain a reasonable presence at the wreck through periodic expeditions and will need to continue efforts at salvage and preservation of artifacts during the period between salvage expeditions.

         In February 1996, a third-party instituted a motion in the Federal District Court for the Eastern District of Virginia seeking rescission of the June 7, 1994 order awarding to the Company salvor-in-possession status. By order dated May 10, 1996 entered after trial, such motion was denied. The court also modified its June 7, 1994 order to the extent of requiring the Company to file more frequent periodic reports as to the status of its activities. On August 13, 1996, the Court amended such May 10, 1996 order so as to include the award of exclusive rights to photograph the Titanic within the award of salvor-in-possession status.

         Management of the Company believes that all requirements to maintain its salvor-in-possession status have been satisfied and will be satisfied in the foreseeable future. Should the Company not maintain its salvor-in-possession status, other entities could conduct salvage operations and recover items from the Titanic wreck site. Management believes, however, that salvage operations by other entities, if successful, would not have a material adverse affect upon the Company's plan of exhibition activities. However, the loss of salvor-in-possession status could have a materially adverse affect upon the Company's ability to generate revenues from ancillary activities, such as television productions related to, or passenger cruises accompanying, research and recovery expeditions.

         INTERNATIONAL ADVISORY COMMITTEE

         In March 1994, the Company and the National Maritime Museum initiated the formation of an International Advisory Committee with the purpose to "safeguard the future of the Titanic wreck site and objects raised from it and to ensure that they are conserved to the highest standards to be saved for future generations in a Titanic Memorial Museum." The members of the International Advisory Committee, in addition to the Company and the National Maritime Museum of Greenwich, London, England, are as follows: Musee de la Marine, Paris, France; IFREMER; The Maritime Association, New York, New York; Titanic International Society, Freehold, New Jersey; Charles A. Haas (author and historian); National Maritime Museum, Stockholm, Sweden; National Maritime Museum of Norway, Oslo, Norway; John P. Eaton (author and historian); and the British Titanic Historical Society, Lancashire, England. Annual meetings of the Committee were held in London, England in October 1994, 1995 and 1996. It is expected that meetings of the Committee will be held on an annual basis.

         MARKETING

         The organizations in association with which the Company is presenting the exhibitions in Memphis, Hamburg and Long Beach (Queen Mary) are responsible for undertaking and paying for the marketing and promotion of the exhibitions. With respect to the planned Waterborne

Exhibition, the Company intends to market and promote its business activities through advertising and public relations programs in each market where its exhibition will be presented, and to engage the services of advertising and public relations agencies on a country-by-country basis. Management intends to advertise the Waterborne Exhibition through all forms of media, including print, radio and television. In addition, the Company intends to retain a public relations firm to address and coordinate the publicity needs of the Company on a national basis.

         The Company also intends to establish special promotional programs for school-age children and educational institutions, and plans to develop and distribute teaching materials to aid in the historical and scientific studies currently used in school curriculum regarding the Titanic.

         COMPETITION

         The entertainment and exhibition industries are intensely competitive. There can be no assurances that the Company will be able to compete effectively. Many of the entities with which the Company will be competing have substantially greater resources than the Company. Management intends to compete with other entities based upon the mass appeal of its planned exhibits to consumers of entertainment, museum, scientific and educational offerings and the quality and value of the entertainment experience, emphasizing the unique and distinctive perspective of the Titanic that the Company will incorporate into its exhibits as Titanic's salvor-in-possession and as the only entity that has the rights to objects recovered from the Titanic.

         The success of the Company's merchandising efforts will depend largely upon the consumer appeal of its merchandise and the success of its exhibitions. Management of the Company believes that its merchandise will compete primarily on the basis of its unique character and quality.

         EMPLOYEES

         As of June 5, 1997, the Company had three (3) employees, one of whom is its President. The Company is not a party to any collective bargaining agreement.

         The Company's future business and operating results depend in significant part upon the continued contributions of George Tulloch, the Company's President. The Company does not maintain a key person life insurance policy on Mr. Tulloch. The Company's future business and operating results also depend in significant part upon its ability to attract and retain qualified additional management, marketing and support personnel for its operations. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting or retaining such personnel. The loss of Mr. Tulloch or the Company's inability to attract and retain skilled employees, as needed, could materially and adversely affect the Company's business, financial condition and results of operations.

         The Company's strategy for presenting exhibitions of Titanic artifacts is dependent upon either hiring personnel who are experienced and possess expertise in operating and marketing exhibitions or engaging third-parties with such qualifications. To date, arrangements for the hiring of such additional staff or engaging such third-parties have not been established. Management of the Company believes that acceptable arrangements with such personnel or third-parties can be made within time frames required to implement the Company's exhibition strategies. However, no assurances can be made that such personnel or third-parties will be available on satisfactory terms or when needed by the Company. Delays or difficulties in engaging personnel or third parties for the operation and marketing of exhibitions, including without limitation the Waterborne Exhibition, could have a materially adverse affect upon the Company's operations.

         ENVIRONMENTAL MATTERS

         The Company will be subject to environmental laws and regulation by federal, state and local authorities in connection with its planned exhibition activities. The Company does not anticipate that the costs to comply with such laws and regulations will have any material effect on the Company's capital expenditures, earnings or competitive position.

ITEM 2.           DESCRIPTION OF PROPERTY

         The Company's principal executive offices are located in New York, New York and consist of premises of approximately 3,500 square feet which are leased pursuant to a lease expiring in September 1998.

ITEM 3.           LEGAL PROCEEDINGS

         The lawsuit previously reported commenced against the Company in the Supreme Court of the State of New York, County of New York on or about September 22, 1994 (Glenville Properties Incorporated v. RMS Titanic, Inc. et al., 94/127087) has been disposed of by settlement effectuated as of January 15, 1997. Pursuant to the settlement, the Company will pay LS Capital Corporation ("LS Capital"), an affiliate of the plaintiff, $154,271.62 in twelve (12) equal monthly installments commencing as of January 15, 1997, subject to acceleration if the Company achieves certain revenue levels ("Threshold Amounts") during such twelve month period, and has issued 40,000 shares of its unregistered Common Stock to LS Capital in consideration of the release of the Company from liabilities aggregating $40,040. The Company has issued 15,000 shares of its Common Stock in escrow, with such shares to be either released in 5,000 shares increments to LS Capital in the event such Threshold Amounts are not achieved as of the end of the Company's quarterly periods, or to be cancelled in the event such Threshold Amounts are achieved.

         The appeal and cross-appeal in the legal proceedings in the United States District Court for the Eastern District of Virginia previously reported (R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel believed to be the RMS TITANIC, in rem, No. 2:93cv902) pertaining to the motion of a third-party seeking an order rescinding the salvor-in-possession status of the Company has been voluntarily dismissed pursuant to an order entered on December 6, 1996 in accordance with the terms of a Stipulated Judgment entered on December 10, 1996 in consolidated actions in the United States District Court for the District of Connecticut (Carlos Piaget v. George Tulloch, No. 5:91CV0007 and Westgate Entertainment Corp. v. George Tulloch, Oceanic Research &

Exploraton, Ltd., Titanic Ventures Limited Partnership ("TVLP"), et al., No. 3:96cv01768), to which the Company was added as a party on December 10, 1996. Such Stipulated Judgment involved the resolution of claims asserted by third parties of ownership interests in TVLP, a principal shareholder of the Company, pursuant to which an aggregate of 1,195,000 shares of the Company's Common Stock owned by TVLP were transferred to such third parties. Such Stipulated Judgment provides for the assignment to the Company by one of such third parties and his affiliated entities of all rights to certain television productions, video footage and photographs from the 1987 expedition to the Titanic wreck site. Additionally, the Company has licensed to such third party and his affiliated entities certain footage from the 1987 and 1993 expeditions to the Titanic wreck for incorporation into a proposed television program, in consideration for which the Company will receive a production fee of $75,000 in installments, as defined, if such television production is made.

ITEM 4.           SUBMISSION OF MATTERS OF VOTE OF SECURITY HOLDERS

         During its fiscal year ended February 28, 1997, no matters were submitted to a vote of the Company's security holders.

ITEM 5.           PRICE RANGE OF SECURITIES

         (a) MARKET INFORMATION. The Company's Common Stock is traded on the over-the-counter market on a limited and sporadic basis. The following table sets forth the range of high and low bid quotations of the Company's Common Stock for the periods set forth below, as reported by OTC Bulletin Board of Nasdaq Trading & Market Services. Such quotations represent inter-dealer quotations, without adjustment for retail markets, markdowns or commissions, and do not necessarily represent actual transactions.

FISCAL PERIOD

                                         COMMON STOCK
                                     HIGH              LOW
                                     BID               BID
                                     ---               ---
1997
1st Quarter                          1.50              .375
2nd Quarter                          1.125             .5625
3rd Quarter                          .75               .5625
4th Quarter                          .75               .40


1996

1st Quarter                          1.25              .6875
2nd Quarter                          1.0625            .4375
3rd Quarter                          1.0625            .375
4th Quarter                          .4375             .25

         (a) HOLDERS. The approximate number of holders of record of the Company's Common Stock as of June 11, 1997 was 832.

         (c) DIVIDENDS. The Company has not paid or declared any dividends upon its Common Stock since its inception, and intends to re-invest earnings, if any, in the Company to accelerate its growth. Accordingly, the Company does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

ITEM 6.           SELECTED FINANCIAL INFORMATION

         The selected financial data set forth below is qualified by reference to, and should be read in conjunction with, the Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Form 10-K. The selected financial data have been derived from the Company's Financial Statements which have been audited by Goldstein Golub Kessler & Company, P.C., independent certified public accountants, as indicated in their reports. Their report on the financial statements as of February 28, 1997 and February 29, 1996 and for each of the three years in the period ended February 28, 1997 is included elsewhere in this Form 10-K. Their reports on the statement of financial position as of February 28, 1995 and the financial statements for the years ended February 28, 1994 and February 28, 1993, and for the two years in the period ended February 28, 1994, are not included herein.

YEAR ENDED FEBRUARY 28(29),                 1993              1994              1995             1996              1997
Statement of Operations Data:
   Revenue                                  $14,907             --              $204,366         $724,541          $1,246,564
   Net income (loss)                        $(682,625)        $(5,484,856)      $(1,531,036)     $(149,632)        $157,534

   Net income (loss)
      per share (1)                         $(.07)            $(.47)            $(.11)           $(.01)            $.01

   Weighted average number of
   common shares outstanding                9,333,333         11,727,275        13,620,390       15,834,644        16,141,950

FEBRUARY 28(29),                            1993              1994              1995             1996              1997
Balance Sheet Data:

   Total assets                             $3,232,416        $5,133,186        $6,164,641       $6,060,456        $8,005,384
   Long Term Obligations                    $2,019,832        $  293,100        $  300,000          --                --
   Total Liabilities                        $3,897,637        $1,973,468        $3,433,666       $2,194,624        $3,941,978
   Owners' Equity                           $ (665,221)       $3,159,718        $2,730,975       $3,865,832        $4,063,406

The Company has declared no cash dividends.

(1) Earnings per share is based upon the weighted average number of common shares outstanding for the periods presented after giving retroactive effect to the shares issued in connection with the Acquisition described in Note 2 of Notes to Financial Statements.


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion provides information to assist in the understanding of the Company's financial condition and results of operations, and should be read in conjunction with the financial statements and related notes appearing elsewhere herein.

RESULTS OF OPERATIONS

YEAR ENDED FEBRUARY 28, 1997 AS COMPARED
TO YEAR ENDED FEBRUARY 29, 1996

        During its fiscal year ended February 28, 1997 (the "1997 fiscal year"), the Company earned licensing fees of $860,000 related to the production and exploitation of audio and visual recordings with respect to the Company's expedition to the Titanic wreck site during the Summer of 1996 (the "Summer of 1996 Expedition"), as compared to zero licensing fees during its fiscal year ended February 29, 1996 (the "1996 fiscal year"). The Company's exhibition revenues decreased approximately 79% and its merchandise and other revenues decreased approximately 82% during its 1997 fiscal year as compared to its revenues from such sources during its 1996 fiscal year. Such decreases were principally attributable to the presentation of the Prelude Exhibition (see "Item 1 - Business - Prelude Exhibition") for seven (7) months during the 1996 fiscal year as compared to the presentation of "Titanic - The Expedition" at the National Maritime Center in Norfolk, Virginia for approximately three (3) months during its 1997 fiscal year, and the seasonal effects of higher attendance at exhibitions during the summer months versus the winter months. During its 1997 fiscal year the Company earned $150,000 from the granting of sponsorship rights with respect to the Summer of 1996 expedition, as compared to zero sponsorship fees during its 1996 fiscal year. The Company's revenues from the sale of coal increased approximately 207% during its 1997 fiscal year as compared to its 1996 fiscal year, primarily as a result of the commencement of marketing efforts for this product initially undertaken during the fourth quarter of its 1996 fiscal year.

         The Company's general and administrative expenses increased approximately 34% during its 1997 fiscal year as compared to its 1996 fiscal year, primarily as a result of expenses of $100,000 related to the production of audio and visual recordings of the Summer of 1996 Expedition, travel expenditures related to the Summer of 1996 Expedition, and an increase in legal fees attributable to a 1997 fiscal year legal challenge to the Company's salvor-in-possession status. Interest expenses decreased approximately 94% during the 1997 fiscal year as compared to the 1996 fiscal year, primarily as a result of the reduction of notes payable in the 1996 fiscal year. Financing fees attributable to notes payable decreased 100% during the 1997 fiscal year as compared to the 1996 fiscal year. During the 1996 fiscal year, the Company incurred an expense of $35,000 related to the settlement of litigation.

         The Company successfully completed its fourth expedition and dive to the wreck of the Titanic in August 1996, recovering 74 artifacts and producing approximately 125 hours of videotape footage. A substantial portion of the Summer of 1996 Expedition was devoted to the production of videotape footage for incorporation into three (3) hours of television productions and to the recovery of a section of the Titanic hull, measuring approximately 23 feet by 12 feet and weighing approximately 20 tons, from the debris field surrounding the wreck. Although the Company raised the hull section to within approximately 200 feet of the surface of the ocean, efforts to recover this object were unsuccessful as a result of stormy weather conditions and resulting ocean turbulence. The costs of the Summer of 1996 Expedition of the artifacts, consisting of the direct costs of chartering of vessels and related crews and equipment required to conduct the expedition and complete the dive operations, was approximately $1.8 million.

YEAR ENDED FEBRUARY 29, 1996 AS COMPARED
TO YEAR ENDED FEBRUARY 28, 1995

         During its fiscal year ended February 29, 1996 (the "1996 fiscal year"), the Company's exhibition revenues increased approximately 434% and its merchandising revenues increased approximately 44% from its Prelude Exhibition at the National Maritime Museum (see "Item 1 Business - Prelude Exhibition") as compared to its revenues from such sources during its fiscal year ended February 28, 1995 (the "1995 fiscal year"). Such increase was principally attributable to the presentation of the Prelude Exhibition for seven (7) months during the 1996 fiscal year as compared to five (5) months during the 1995 fiscal year, and the seasonal effects of customarily higher attendance at the National Maritime Museum during the months of April through September. The Company received $30,705 from the sale of coal recovered from the Titanic wreck site during its 1996 fiscal year as compared to zero revenue during its 1995 fiscal year. The Company's general and administrative expenses decreased approximately 52% during the 1996 fiscal year as compared to the 1995 fiscal year, principally as a result of decreases in conservation and executive compensation expenses. Interest expense decreased approximately 74% during the 1996 fiscal year as compared to the 1995 fiscal year, primarily as a result of the reduction of notes payable. Financing fees attributable to notes payable decreased approximately 88% during the 1996 fiscal year as compared to the 1995 fiscal year. During the 1996 fiscal year, the Company incurred an expense of $35,000 related to the settlement of litigation.

                         LIQUIDITY AND CAPITAL RESOURCES

        Note payable as of February 29, 1996 represents approximately $126,000 (excluding accrued interest of approximately $28,000) owed to LS Capital Corporation, formerly Lone Star Casino Corporation ("LS Capital"), pursuant to a promissory note executed in May 1993. As provided in a settlement agreement to resolve legal proceedings to enforce such promissory note and counterclaims and third-party claims asserted by the Company, the Company has agreed to pay LS Capital $154,271.62 in twelve (12) equal monthly installments, commencing as of January 15, 1997, subject to acceleration in the event that the Company achieves certain levels of revenue during such period. The Company's capital commitments during its 1997 fiscal year also include lease payments for principal offices in the base amount of $61,000 per annum, and compensation to its executive officer. Additionally, the Company has agreed to pay a financial consulting firm the sum of $3,000 per month for a period of one year commencing April 15, 1997 for financial public relations services.

        In connection with its 1994 expedition to the wreck site of the Titanic, the Company entered into an agreement with IFREMER to charter equipment and crew necessary to conduct research and recovery efforts. Pursuant to the terms of such charter agreement, the Company has paid IFREMER the sum of $300,000 and was obligated to pay an additional $700,000 in two installments of $350,000 each payable on September 30 and December 1, 1994. The installment due to IFREMER on September 30, 1994 was paid during the first quarter of the Company's 1996 fiscal year, payment of the final $350,000 installment was extended to October 1, 1995. During the 1996 fiscal year, the Company paid $70,000 on account of such obligation, with the $280,000 balance thereof having been paid subsequent to February 29, 1996. The source of such $280,000 payment was from an from entity with which the Company entered into an agreement for the marketing of coal and the sale of cabins of cruise ships which accompanied the Company on its 1996 research and recovery expedition, and this payment was made as an advance against the Company's share of profits from Titanic coal sales and sales of such cruise ship cabins. The $280,000 advance was reduced by approximately $94,154 from the sale of coal during the year ended February 28, 1997, resulting in an unpaid balance of $185,846 as of February 28, 1997. There were no profits from sale of cruise ship cabins for the 1996 expedition.

        The Company entered into an agreement with IFREMER to charter equipment and crew necessary to conduct a research and recovery expedition to the wreck site of the Titanic in the Summer, 1996. Pursuant to the terms of such charter agreement, the Company agreed to pay IFREMER 2,000,000 French francs (approximately $400,000 U.S. Dollars) on or before June 20, 1996; 2,100,000 French francs (approximately $420,000 U.S. Dollars) on or before July 15, 1996; and the sum of $980,000, payable as follows: (a) remittance of fifty (50%) of the wholesale price of any products sold by the Company involving the 1996 expedition, up to a maximum of $480,000; and (b) up to a maximum of $500,000 payable from the following sources: (i) $.50 per visitor to any exhibition organized by the Company; (ii) a lump sum of $250,000 for the Memphis exhibition, payable prior to March 1, 1997; and (iii) one-third of the Company's revenues received from any exhibition of artifacts organized by a third party, as described. The agreement further provides that in the event the payments from these sources do not amount to $980,000 within three (3) years after September 1, 1996, any remaining balance shall be paid from the Company's exhibition revenues, as defined above. All objects recovered during the 1996 expedition will be the subject of a lien granted to IFREMER until the Company pays all sums due and owing to IFREMER for the 1996 expedition. In April 1997 the Company paid IFREMER the sum of $125,000 on account of its 1996 expedition charter costs, leaving a balance of $125,000 due from the lump sum of $250,000 from the Memphis exhibition. The Company has not paid IFREMER any portion of the revenues received from the exhibition presented at the National Maritime Center (NAUTICUS) from November 27, 1996 through March 31, 1997. The Company and IFREMER have been pursuing negotiations for the re-structuring of the Company's obligations under the 1996 charter agreement so as to provide for the payment of a percentage of revenues in installments that correspond to the Company's future receipt of revenues from exhibitions, irrespective of whether such exhibitions have been organized by the Company. No assurances can be given that such negotiations will be successfully consummated.

         The Company entered into an agreement for a television production whereby the Company granted certain rights to the production companies for the production and exploitation of audio and visual recordings related to the 1996 expedition. The Company's obligations to make the June and July 1996 payments to IFREMER were paid as part of the television production budget. The Company is obligated to contribute $100,000 to such production, $40,000 of which was satisfied through the grant of certain rights to present information and images concerning the 1996 expedition on the Internet, and the balance of $60,000 of which was due from the Company on April 16, 1997. Such amount remains outstanding as of the date of this report. The Company has retained the rights for commercial exploitation of recordings made at the Titanic wreck site in a print format and certain royalty and other rights with respect to the sale of home videos based upon the 1996 expedition. The Company has also granted to the television production companies a right of first negotiation with respect to the Company's next expedition to the Titanic wreck site.

        The Company's near term operating needs will be financed principally from the advance distribution of revenues to the Company under its agreements for exhibitions in Memphis, Tennessee; Hamburg, Germany; at the Queen Mary in Long Beach, California; and in St. Petersburg, Florida. Under its exhibition agreement with the City of Memphis, the Company is entitled to receive $270,000 on August 1, 1997. By agreement between the City of Memphis, the Company and LP3 Conservation ("LP3"), $100,000 of such $270,000 payment was to be advanced to LP3 for conservation services rendered in connection with the preparation of artifacts for the Memphis exhibition through the payment to LP3 of $0.25 per ticket sold to the Memphis exhibition. As a consequence of such advance of $100,000, the Company is entitled to receive a net amount of the remaining $170,000 from the City of Memphis on August 1, 1997. In order to assist the Company in addressing operating needs between May 1, 1997 and August 1, 1997, LP3 has assigned to the Company its rights to receive payment of $0.25 per ticket in consideration for the Company's agreement to assign $100,000 of the $170,000 payment to be made by the City of Memphis to the Company on August 1, 1997.

Any additional sums to be paid by the City of Memphis to the Company will be dependent upon the revenues derived from the Memphis exhibition exceeding a threshold of $5,000,000, plus the actual out-of-pocket expenses incurred by the City of Memphis in packing, shipping and insuring the transit of the objects from Semur-en-Auxious, France, where the conservation laboratory is located, to Memphis, Tennessee. Additionally, the Company's rights to receive additional revenues from the Hamburg exhibition will depend upon the revenues derived from such exhibition exceeding approximately $2,700,000. The Company is entitled to receive $2.00 per ticket for the first 150,000 tickets sold at the Queen Mary exhibition, and $3.00 per ticket for tickets in excess of 150,000, plus an amount equal to fifty (50%) of net merchandising revenues, as defined. Additionally, the Company is entitled to receive an additional advance of $50,000 from the Florida International Museum on November 15, 1997, and the sum of $250,000 on or before December 31, 1997 in the event that an outstanding option to present an exhibition of the Company's Titanic artifacts in Europe is exercised. In the event that cash flows are not adequate to satisfy the Company's future operating needs, inclusive of payment of outstanding liabilities, additional debt and/or equity financing will be required.

         Except for historical information contained herein, this Annual report on Form 10-K contains forward-looking statements within the meaning of the Private Securities Reform Act of 1995 which involve certain risks and uncertainties including, without limitation, the Company's needs, as discussed above, to obtain additional financing in order to achieve its objectives and plans. The Company's actual results or outcomes may differ materially from those anticipated. Important facts that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements as well as in the risk factors discussed below. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in this Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation of the Company or any other such person that the objectives and plans of the Company will be achieved. In addition to uncertainties of ordinary business operations and the factors discussed else where in this report, the forward-looking statements of the Company contained in this report are also subject to the following risks and uncertainties:

         In order for the Company to design, construct and embark on the planned Waterborne Exhibition, additional debt and/or equity financing will be required. While management believes that such financing will be available, no assurances can be given that the Company will be successful in its efforts to obtain additional financing, or that such financing will be available on a satisfactory timetable. If the Company is unable to arrange income producing exhibitions similar to its land-based exhibitions in Memphis, Hamburg and Long Beach, or funding for the planned worldwide touring exhibition is not obtained, there could be a curtailment of the Company's long-term business activities and material delays in the implementation of its business plans.

         Until such time as the Company, if ever, presents the exhibition of its artifacts on the Waterborne Exhibition, the Company could experience difficulties or delays in making arrangements with third parties for the presentation of exhibitions at land-based venues on terms that are acceptable and satisfactory to the Company. The Company's ability to present such exhibitions in association with third parties will be dependent upon the agreement of such third parties to construct, market and operate the exhibitions, or the Company having adequate financial resources to construct and/or operate the exhibitions. Delays or difficulties in making arrangements for the presentation of exhibitions at land-based venues could have a materially adverse affect upon the Company's operations. Although the Company is seeking arrangements for the presentation of "Titanic: The Exhibition" after its presentation at the Florida International Museum ends on May 15, 1998 and for the presentation of "Titanic: The Expedition" after its presentation ends at the Queen Mary on January 5, 1998, no assurances can be made that the Company will be successful in effectuating such arrangements on terms that are acceptable or satisfactory to the Company.

         The Company could experience difficulties or delays in obtaining financing for the Waterborne Exhibition, and if financing is obtained on terms acceptable to the Company, could also experience difficulties or delays in the construction of the Waterborne Exhibition is subject to all the delays and uncertainties associated with construction projects generally. Additionally, the Company has not made arrangements for the presentation of the Waterborne Exhibition in specific ports and will need to obtain permits and approvals from local governmental authorities. While management of the Company believes that such arrangements will be available on terms and conditions acceptable to the Company, and that the Company will satisfy requirements for such permits and approvals, difficulties and delays could be encountered in securing prospective sites and/or the requisite permits and approvals, which, in turn, could delay or otherwise adversely impact the Company's revenue producing activities.

         The Company has been seeking and intends to continue to seek debt financing to fund as much of the Waterborne Exhibition as may be available on terms satisfactory to the Company. In connection with any such debt financing that may be obtained, no assurances of which can be given, the Company expects, among other things, to be required to pledge its assets to a lender, to be restricted in its ability to incur additional obligations, and/or to abide by certain financial covenants.

         The Company's strategy for presenting exhibitions of Titanic artifacts is dependent upon making acceptable arrangements with third parties or hiring personnel who are experienced and possess expertise in operation and marketing exhibitions. Management of the Company believes that acceptable arrangements with such personnel or third-parties can be made within time frames required to implement the Company's exhibition strategies. However, no assurance can be made that such personnel or third-parties will be available on satisfactory terms or when needed by the Company. Delays or difficulties in engaging personnel or third parties for the operations and marketing of exhibitions, including without limitation the Waterborne Exhibition, could have a materially adverse affect upon the Company's operations.

         The Company's future business and operating results depend in significant part upon the continued contributions of George Tulloch, the Company's President. The Company does not maintain a key person life insurance policy on Mr. Tulloch. The Company's future business and operating results also depends in significant part upon its ability to attract and retain qualified additional management, marketing and support personnel for its operations.

         In order to protect its salvor-in-possession status and to prevent third-parties from salvaging the Titanic wreck and wreck site, or interfering with the Company's rights and ability to salvage the wreck and wreck site, the Company may have to commence judicial proceedings against third-parties. Such proceedings could be expensive and time-consuming. Additionally, the Company, in order to maintain its salvor-in-possession status, needs to, among other things, maintain a reasonable presence at the wreck through periodic expeditions. In addition to the payment of the balance due to IFREMER for the Summer of 1996 Expedition, the Company will be required to incur the costs for future expeditions so as to maintain its salvor-in-possession status. The Company's ability to undertake future expeditions may be dependent upon the availability of financing from the grant of licenses to produce television programming and/or the grant of expedition sponsorship rights. No assurances can be given that such financing will be available on satisfactory terms.

         The amount spent by consumers on discretionary items, such as entertainment activities and the purchase of merchandise, is dependent upon consumers' levels of discretionary income, which may be adversely affected by general or local economic conditions. A decrease in consumer spending on such activities could have a material adverse effect on the Company's revenues from exhibition activities and merchandising efforts.

         To the extent that the Company has transactions outside of the United States, the Company could be affected by nationalizations or unstable governments or legal systems or intergovernmental disputes. These economic and political uncertainties may affect the Company's results of operations, especially to the extent that these matters affect the Company's exhibition plans in Europe.

         In connection with its activities outside of the United States, the Company is exposed to the risk of currency fluctuations between the United States dollar and certain foreign currency. If the value of the United States dollar increases in relation to the foreign currency, the Company's potential revenues from exhibition and merchandising activities outside of the United States will be adversely affected. During the 1997 fiscal year, there were no significant fluctuations in the exchange rates. Although the Company's financial arrangements with IFREMER, the National Maritime Museum of Greenwich, England and other entities have been based in whole or in part upon foreign currencies, the Company has sought and will continue to seek to base its financial commitments and understandings upon the United States dollar in its material business transactions so as to minimize the adverse potential effect of currency fluctuations.

ITEM 8.           FINANCIAL STATEMENTS

                                                                                                 Page
                                                                                                 ----
Independent Auditor's Report                                                                     F-1

Balance Sheet at February 28(29), 1996 and 1997                                                  F-2

Statement of Operations for the years ended
February 28, 1995, February 29, 1996 and February 28, 1997 and for the period from August 5, 1987 (inception)
to February 28, 1997                                                                             F-3

Statement of Owners' Equity for the years ended
February 28, 1995, February 29, 1996 and February 28, 1997, and for the period
from August 5, 1987 (inception) to February 28, 1997                                             F-4

Statement of Cash Flows for the years ended

February 28, 1995, February 29, 1996 and February 28, 1997, and for the
period from August 5, 1987 (inception) to February 28, 1997                                      F-6

Notes to Financial Statements                                                                    F-8

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

                  None.

ITEM 10.          MANAGEMENT

OFFICERS AND DIRECTORS

         The directors, executive officers and significant employees of the Company are:

NAME                                  AGE                        POSITION
----                                  ---                        --------
George H. Tulloch                     52                         President and Director

William S. Gasparrini                 69                         Chairman of the Board
                                                                 of Directors

Nicholas Vitti                        44                         Chief Financial Officer and
                                                                 Director

John G. Duffy                         48                         Director

Robert A. Slavitt                     69                         Director

         Directors hold office until the next annual shareholders' meeting or until their successors have been duly elected and qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors. By written consent of a majority of shareholders dated May 1, 1997, Messrs. Gasparrini, Vitti, Duffy and Slavitt have been removed as directors of the Company. Such removal will become effective twenty (20) days after distribution of an Information Statement in accordance with the provisions of the Securities Act of 1934, as amended.

         George H. Tulloch has been President of the Company since May 1995 and was its Executive Director of Corporate Public Relations and Chairman of the Board of Directors of the Company since May 4, 1993. Mr. Tulloch also served as the Company's Chief Financial Officer in May and June, 1995. After the RMS Titanic's discovery in 1985, he successfully negotiated a recovery contract with the ship's co-discoverer, IFREMER, France's National Oceanographic Institute.
In 1987, he organized Titanic Ventures Limited Partnership, a Connecticut limited partnership, as the financial structure for this effort and is the President of its general partner, Oceanic Research and Exploration Ltd., a Delaware corporation. Mr. Tulloch's background includes having founded Competition & Sports Cars, Ltd. in Greenwich, Connecticut in 1969, building its sales volume into the largest BMW agency in the United States.

         William S. Gasparrini has been a Director of the Company since June 1994, and has served as its Chairman of the Board and a member of the Compensation Committee of the Board of Directors since May 1995. He has been a limited partner of Titanic Ventures Limited Partnership since its inception. From 1966 to the present, Mr. Gasparrini has served as the President of Post Road Iron Works, Inc., a family owned business in Greenwich, Connecticut which was founded in 1927. He has been an executive officer of the National Ornamental & Miscellaneous Metal Association, has been a member of its Board of Directors since 1973 and of its Board of Trustees since 1976, having been elected Trustee Emeritus in 1987. In addition to having served as an officer and director of the Greenwich, Connecticut YMCA and of the Greenwich, Connecticut Chamber of Commerce, Mr. Gasparrini has received, among other honors, a Proclamation Certificate from Westchester County, New York Board of Legislators for "Providing Visionary Leadership" in 1987 and was voted "Volunteer of the Year" by The Historical Society of Greenwich, Connecticut. Mr. Gasparrini is also the owner of substantial real estate investments in Greenwich, Connecticut.

         John G. Duffy has been a Director and has been a member of the Compensation Committee of its Board of Directors since May 1995. Mr. Duffy has been employed by the New York investment banking firm of Keefe, Bruyette & Woods since 1978, and has served as its Director of Corporate Finance and as a member of its Board of Directors since 1990.

         Nicholas Vitti has been a Director of the Company and a member of the Compensation Committee of its Board of Directors since May 1995, and has served as its Chief Financial Officer since June 1995. Since 1986, Mr. Vitti has served as the Chief Financial Officer of D'Addario Industries, Inc., a privately owned company located in Bridgeport, Connecticut principally engaged in real estate development and construction activities. He served as the Chief Financial Officer of Thorn EMI, which owns Capitol Records, from 1981 to 1986, and was employed from 1974 to 1986 in various capacities by Peat Marwick Mitchell & Company, presently known as KMPG Peat Marwick, including as a Senior Manager. Mr. Vitti is a certified public accountant licensed by the State of Connecticut.

         Robert A. Slavitt has been a director of the Company since July 1995, and is a senior partner in the law firm of Slavitt Connery & Vardamis of Norwalk, Connecticut. He is a former President of the Norwalk-Wilton Connecticut Bar Association; a director and former Vice President of the Alumni Association of New York University School of Law; a member of the Dean's Task Force of New York University School of Law; and a member of the Connecticut Bar Association Eminent Domain Law Revision Committee.


ITEM 11.          EXECUTIVE COMPENSATION

         The following table sets forth a summary of compensation paid or accrued to the executive officers of the Company for the fiscal years ended February 28, 1995, February 29, 1996 and February 28, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                        Compensation
                                                                                        ------------
                                                                                        Common
Name                                                                    Other           Shares
and                                 Year                                Annual          Subject to
Principal                           Ended February                      Compen-         Options
Position                            28th(29th)          Salary          sation          Granted
--------                            ----------          ------          ------          -------
George Tulloch(1)
President and Former Chief
Financial Officer; Former
Executive Director of
Corporate Public                    1997                $120,000          -0-              -0-
Relations
                                    1996                $120,000          -0-              -0-

                                    1995                $100,000          -0-              -0-



Arnie Geller(1)                     1997                   -0-            -0-              -0-
Former President
and Former Chief                    1996                $41,667           -0-              -0-
Financial Officer
                                    1995                $250,000          -0-              -0-


Nicholas Vitti(2)                   1997                   -0-            -0-              -0-

                                    1996                   -0-            -0-              -0-

----------

(1) The foregoing compensation accrued for Mr. Tulloch is based upon an annual salary of $120,000. On May 8, 1995, Mr. Tulloch was named President of the Company. Mr. Tulloch's employment agreement, including stock options granted thereunder, was terminated effective January 31, 1995. The foregoing amounts reflected for Mr. Geller are adjusted to give retroactive effect to the termination of his employment agreement, effective January 31, 1995, as a result of which an aggregate of $387,691 of accrued compensation was waived by Mr. Geller for 1995 and 1994 and stock options granted thereunder were cancelled. See Note 7 to the financial statements presented in Item 8 of this Report. The foregoing compensation accrued for Mr. Geller is based upon an annual salary of $250,000 commencing May 4, 1993 and ceasing on April 21, 1995, the date of his resignation as President of the Company, no portion of which has been paid to date. Mr. Geller has agreed that his accrued compensation would be paid at the discretion of the Board of Directors when the Company has sufficient income to pay its creditors.

(2) Mr. Vitti has served as the Company's Chief Financial Officer since June
1995.

STOCK OPTIONS

         No stock options were granted to the executive officers of the Company during the fiscal year ended February 28, 1997.

OPTION EXERCISES AND HOLDINGS

         None of the executive officers of the Company exercised any stock options during the fiscal year ended February 28, 1997. Upon termination of the employment agreements of Messrs. Geller and Tulloch effective January 31, 1995, options that were granted to each of them to purchase 500,000 shares of Common Stock were cancelled. See Note 7 to the financial statements presented in Item 8 of this Report.

COMPENSATION OF DIRECTORS

         The Company does not have any arrangements for compensating directors for services rendered as a director. No compensation has been paid to any individual for services rendered as a director.

ITEM 12.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                  MANAGEMENT

         The following table sets forth certain information at June 1, 1997 with respect to (i) those persons known by the Company to be the owners of more than 5% of the Company's Common Stock, (ii) the ownership of the Company's Common Stock by each director, and (iii) the ownership of the Company's Common Stock by all executive officers and directors of the Company as a Group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the Shares of Common Stock beneficially owned by him:

                                            NATURE OF                  AMOUNT OF
NAME AND ADDRESS                            OWNERSHIP                  BENEFICIAL OWNERSHIP      PERCENTAGE OF CLASS
----------------                            ---------                  --------------------      -------------------
Titanic Ventures Limited Partnership
204 Old Post Road                           Principal
Southport, Connecticut 06490                Shareholder                5,871,667(1)(2)(3)        36.3%

William S. Gasparrini                       Principal
23 Oak Street                               Shareholder,
Greenwich, Connecticut 06830                Chairman of the
                                            Board                      2,044,630(2)(3)(4)         12.6%

Arnie Geller                                Principal
720 Spring Street NW                        Shareholder
Atlanta, GA 30308                                                      1,600,000                  9.9%

George Tulloch                              Principal
c/o RMS Titanic, Inc.                       Shareholder,
17 Battery Place                            Officer,
New York, New York 10004                    Director                   81,309(2)(3)(5)            0.5%

John G. Duffy
415 Crestwood Avenue
Crestwood, New York 10707                   Director                   37,716                     0.2%

Robert A. Slavitt
618 Putnam Avenue
Norwalk, Connecticut 06850                  Director                   20,047(6)                 0.1%

Nicholas Vitti
4 Kristy Drive
Bethel, Connecticut 06831                   Director                   12,500                    0.0%

All Officers and Directors
as a group of five (5)
persons                                                                8,067,869(7)              49.9%

---------------------
         (1) George Tulloch is the President and sole shareholder of Oceanic Research and Exploration Limited, a Delaware corporation which serves as the General Partner of Titanic Ventures Limited Partnership ("TVLP"); William Gasparrini is a limited partner of TVLP. The General Partner of TVLP has the right to vote the shares of the Company without the consent of the Limited Partners of TVLP, and may dispose of the shares of the Company upon the consent of the Limited Partners of TVLP.

         (2) Represents shares over which TVLP and Mr. Tulloch, as President of ORE, exercise voting control. ORE has agreed to deliver 1,289,500 of such shares to certain limited partners of TVLP, representing their respective interest in shares of the Company owned by TVLP (the

"Distribution Shares"), less a total of 87,388 shares which have been retained from their interests for the payment of their pro-rata share of TVLP'S expenses. The Distribution Shares are subject to a written proxy granting Mr. Tulloch the right to vote such shares until June 17, 1999, with such proxies to terminate upon the public market sale of such shares. As adjusted for delivery of the Distribution Shares, TVLP has the power to dispose of 4,582,167 shares of the Company, representing 28.3% of the outstanding Common Stock of the Company. By letter agreement dated June 12, 1996 Mr. Tulloch had previously agreed, subject to the fulfillment of certain conditions, to distribute eighty (80%) percent of each limited partner's interest in the shares of the Company owned by TVLP, subject to the execution of proxies by the limited partners granting to the General Partner voting power over such shares until May 31, 1997, with such proxies to terminate upon the public market sale of such shares. Mr. Tulloch and the General Partner believe that such letter agreement is not enforceable on the basis of a number of grounds, including but not limited to fraudulent inducement, repudiation and the absence of consideration, and accordingly will not distribute shares of the Company owned by TVLP to the limited partners of TVLP in accordance with the terms thereof. Mr. Gasparrini claims that such June 12, 1996 letter agreement is valid and enforceable, and has also claimed that a certain document dated April 21, 1995, pursuant to which Mr, Tulloch allegedly agreed to distribute each limited partner's interest in the shares of tht Company owned by TVLP and immediately granted each limited partner the right to vote the shares of the Company's Common Stock owned by TVLP in proportion to their partnership interests, is enforceable. Mr. Gasparrini has threatened to commence legal proceedings against Mr. Tulloch and ORE in order to enforce his rights under the June 12, 1996 letter agreement and the purported April 21, 1995 agreement. Mr. Tulloch denies that he or ORE entered into any such April 21, 1995 agreement or that such alleged agreement was or is valid, and intends to vigorously defend any actions that may by instituted by Mr. Gasparrini with respect to the June 12, 1996 letter agreement or the purported April 21, 1995 agreement.

         (3) In the event that Mr. Gasparrini successfully enforces the alleged obligation of ORE to distribute the shares pursuant to the June 12, 1996 letter agreement or the purported April 12, 1995 agreement, as referenced in footnote
(2), Mr. Gasparrini will receive distribution of a maximum of 1,912,288 shares of the Company owned by TVLP (as may be decreased for payment of TVLP's liabilities), and Mr. Tulloch, through his ownership of ORE, will receive distribution of a maximum of 511,152 shares of the Company owned by TVLP (as may be decreased for payment of TVLP's liabilities). In the event of the distribution of such TVLP shares, Mr. Gasparrini would have the power to vote and dispose of a maximum of 24.4% of the outstanding Common Stock of the Company, Mr. Tulloch, through his ownership of ORE and exclusive of the Shares he individually owns (see footnote (5) below), would have the right to vote a maximum of 11.1% of the outstanding Common Stock of the Company (including the Distribution Shares), and Mr. Tulloch would have the right to dispose of a maximum of 3.2% of the Company.

         (4) Does not include any shares that may be issued to Mr. Gasparrini upon distribution of the shares of Common Stock registered in the name of TVLP, of which Mr. Gasparrini is a limited partner.

         (5) Does not include any shares that may be issued upon distribution of the shares of

Common Stock registered in the name of TVLP, of which Mr. Tulloch is the President and sole shareholder of the General Partner.

         (6) Does not include approximately 144,000 shares that may be issued upon distribution of the shares of Common Stock registered in the name of TVLP to which Mr. Slavitt claims to have a beneficial interest through a limited partner of TVLP.

         (7) Includes shares beneficially owned by TVLP. See footnote (1) above. In the event that Mr. Gasparrini successfully enforces the alleged obligation of Mr. Tulloch to distribute the shares pursuant to the June 12, 1996 letter agreement or the purported April 12, 1995 agreement, all officers and directors would have the right to dispose of 4,619,642 shares, respresenting 28.5% of the Company's Common Stock, and would have the right to vote 5,909,142 shares, representing 36.5% of the Company's Common Stock. See footnotes (2), (3) and
(6).

         The foregoing table does not include options and warrants granted to entities and individuals who are not executive officers or directors of the Company to purchase 830,000 shares of Common Stock, including 250,000 shares issuable upon the exercise of warrants granted subsequent to February 28, 1997.

ITEM 13.          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During its fiscal year ended February 29, 1996, the Company accepted subscriptions for the purchase of shares of its unregistered Common Stock at a price of $.58 per shares from the following: William S. Gasparrini - 862,069 shares; John G. Duffy - 37,716 shares; Thomas B. Michaud, 25,862 shares; and Thompson Living Trust, which is controlled by Jon K. Thompson - 431,034 shares. Messrs. Gasparrini, Duffy, Michaud and Thompson served as directors of the Company during the year ended February 29, 1996.

         With respect to the fiscal year ended February 28, 1997, to the best of the knowledge of the Company, Messrs. Tulloch and Gasparrini were delinquent in filing a report on Form 4.

ITEM 14.          EXHIBITS, FINANCIAL STATEMENT SCHEDULES & REPORTS ON
                  FORM 8-K

         The following documents are filed as part of this Report on Form 10-K:

         (a) Financial Statements. The following financial statements of the Company are included in this Annual Report:


Independent Auditor's Report                                                            F-1

Balance Sheet at February 28(29), 1996 and 1997                                         F-2

Statement of Operations for the years ended


February 28(29), 1995, 1996 and 1997 and for
the period from August 5, 1987 (inception)
to February 28, 1997                                                                    F-3

Statement of Owners Equity for the years ended
February 28(29), 1995, 1996, and 1997 and for the period
from August 5, 1987 (inception) to February 28, 1997                                    F-4

Statement of Cash Flows for the years ended
February 28(29), 1995, 1996 and 1997, and for the
period from August 5, 1987 (inception) to February 28, 1997                             F-6

Notes to Financial Statements                                                           F-8

         (b)      Financial Statement Schedules.  None.

         (c)      Exhibits.



3.1               Articles of Incorporation, as amended.(1)

4.1               First Amendment to By-Laws of the Registrant.(2)

10.1              Lease Agreement between the Company and 17 Battery Place North
                  Associates.(3)

10.2              Promotion Agreement dated March 8, 1996 between the Company and
                  Guiness Import Company.(4)

10.3              Agreement dated April 15, 1996 between the Company and CRE-CO Finanz
                  GmbH.(4)

10.4              Pledge Agreement dated April 15, 1996 between the Company and CRE-CO Finanz
                  GmbH.(4)

10.5              Bailment Agreement dated April 15, 1996 between the Company and CRE-CO
                  Finanz GmbH.(4)

10.6              1996 Charter Agreement with IFREMER.(5)

10.7              Agreement dated August 8, 1996 between the Company and the City of
                  Memphis.(5)

10.8              Agreement dated July 22, 1996 between Discovery Communications, Inc.,
                  Ellipse Programme and the Company (omitted and filed separately as confidential information).(5)

10.9              Agreement dated October 9, 1996 between the Company and the
                  National Maritime Center Authority.(6)

10.10             Exhibition Loan Agreement dated December 10, 1996 between the Company, the
                  City of Memphis, Tennessee and the Florida International Museum, Inc.

------------------
(1)      Filed as an exhibit to Registrant's Registration Statement on Form 8-A.

(2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995.

(3) Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended February 28, 1994.

(4) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996.

(5) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996.

(6) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       RMS TITANIC, INC.




 __, 1997                              By:
                                          -------------------------------------
                                          George H. Tulloch, President and
                                          Principal Executive Officer



 __, 1997                              By:
                                          -------------------------------------
                                          Nicholas Vitti, Principal Accounting
                                           Officer

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated:




                                                                   __, 1997
----------------------------------
William S. Gasparrini, Director



                                                                   __, 1997
----------------------------------
George H. Tulloch, Director



                                                                   __, 1997
----------------------------------
John G. Duffy, Director



                                                                   __, 1997
----------------------------------
Nicholas Vitti, Director



                                                                   __, 1997
----------------------------------
Robert A. Slavitt, Director

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)


                                                   INDEX TO FINANCIAL STATEMENTS





INDEPENDENT AUDITOR'S REPORT                                                                                 F-1

FINANCIAL STATEMENTS:

   Balance Sheet at February 29, 1996 and February 28, 1997                                                  F-2

   Statement of Operations for the Years Ended February 28(29), 1995, 1996 and
    1997 and for the Period from August 5, 1987 (Inception) to
    February 28, 1997                                                                                        F-3

   Statement of Owners' Equity for the Years Ended February 28(29), 1995, 1996
    and 1997 and for the Period from August 5, 1987 (Inception) to
    February 28, 1997                                                                                     F-4 - F-5

   Statement of Cash Flows for the Years Ended February 28(29), 1995, 1996 and
    1997 and for the Period from August 5, 1987 (Inception) to
    February 28, 1997                                                                                     F-6 - F-7

   Notes to Financial Statements                                                                          F-8 - F-23

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
RMS Titanic, Inc.


We have audited the accompanying balance sheets of RMS Titanic, Inc. (a development stage company) as of February 29, 1996 and February 28, 1997, and the related statements of operations, owners' equity, and cash flows for each of the three years in the period ended February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RMS Titanic, Inc. as of February 29, 1996 and February 28, 1997, and the results of its operations and its cash flows for each of the three years in the period ended February 28, 1997, in conformity with generally accepted accounting principles.




GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York

May 27, 1997, except for Note 3, as to
 which the date is June 12, 1997

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)



                                                                   BALANCE SHEET

                                                                             FEBRUARY 29,      FEBRUARY 28,
                                                                                    1996              1997
-----------------------------------------------------------------------------------------------------------
ASSETS

Current Assets:
  Cash                                                                       $     43,803      $    105,854
  Accounts receivable (Note 10)                                                    19,510            34,715
  Refundable withholding tax (Note 10)                                                 --            87,500
  Other current assets                                                             10,000             4,800
-----------------------------------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                                         73,313           232,869

Artifacts Recovered, at cost (Notes 1, 3, 8 and 10)                             5,922,350         7,714,340

Deferred Income Tax Asset, net of valuation allowance of
 $1,640,000 and $1,910,000, respectively (Notes 1 and 4)                               --                --

Property and Equipment, net of accumulated depreciation
 of $41,333 and $50,036, respectively                                              26,182            19,564

Other                                                                              38,611            38,611
-----------------------------------------------------------------------------------------------------------
      TOTAL ASSETS                                                           $  6,060,456      $  8,005,384
===========================================================================================================

LIABILITIES AND OWNERS' EQUITY

Current Liabilities:
  Note payable (Notes 3 and 6)                                               $    126,050      $    128,530
  Accounts payable and accrued liabilities (Notes 7, 8, 9 and 12)               2,023,574         3,093,448
  Deferred revenue (Note 10)                                                           --           675,000
  Loans payable to partners                                                        45,000            45,000
-----------------------------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                                 2,194,624         3,941,978
-----------------------------------------------------------------------------------------------------------
Commitments and Contingencies (Notes 2, 3, 6 and 7)

Owners' Equity (Notes 2 and 5):
  Common stock - $.0001 par value; authorized 30,000,000 shares,
   issued and outstanding 16,137,128 and 16,177,128 shares, respectively            1,614             1,618
  Additional paid-in capital                                                   13,869,963        13,909,999
  Deficit accumulated during the development stage                            (10,005,745)       (9,848,211)
-----------------------------------------------------------------------------------------------------------
      OWNERS' EQUITY                                                            3,865,832         4,063,406
-----------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES AND OWNERS' EQUITY                                   $  6,060,456      $  8,005,384
===========================================================================================================

                                               See Notes to Financial Statements

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                         STATEMENT OF OPERATIONS

                                                                                                              PERIOD FROM
                                                                                                             AUGUST 5, 1987
                                                                                                             (INCEPTION) TO
                                                                    YEAR ENDED FEBRUARY 28(29),               FEBRUARY 28,
                                                               1995              1996             1997            1997*
--------------------------------------------------------------------------------------------------------------------------
Revenue (Notes 1, 10, 11 and 12):
  Licensing fees                                                   --                --      $   860,000      $  1,435,000
  Exhibitions                                            $    102,578      $    547,493          116,019           981,818
  Sponsorship fees                                                 --                --          150,000           150,000
  Merchandise and other                                       101,788           146,343           26,391           274,522
  Sale of coal                                                     --            30,705           94,154           124,859
--------------------------------------------------------------------------------------------------------------------------
Total revenue                                                 204,366           724,541        1,246,564         2,966,199
--------------------------------------------------------------------------------------------------------------------------
Expenses:
  General and administrative (Notes 1, 7 and 9)             1,610,308           806,324        1,079,470         7,501,595
  Depreciation and amortization                                18,190            12,356            8,703           115,469
  Interest (Note 3)                                            53,571            13,826              857           916,732
  Financing fees (Note 3)                                      53,333             6,667               --           387,012
  Acquisition of Management Agreement Option
   (Notes 2 and 5)                                                 --                --               --         3,400,000
  Settlement expense (Note 6)                                      --            35,000               --           221,715
  Provision for uncollectible advances to affiliates               --                --               --           271,887
--------------------------------------------------------------------------------------------------------------------------
Total expenses                                              1,735,402           874,173        1,089,030        12,814,410
--------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                        $ (1,531,036)     $   (149,632)     $   157,534      $ (9,848,211)
==========================================================================================================================
Net income (loss) per common share (Note 1)              $       (.11)     $       (.01)     $       .01                --
==========================================================================================================================
Weighted average number of common shares
 outstanding (Note 1)                                      13,620,390        15,834,644       16,141,950                --
==========================================================================================================================

*  Not covered by independent auditor's report

                                               See Notes to Financial Statements

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                     STATEMENT OF OWNERS' EQUITY


PERIOD FROM AUGUST 5, 1987 (INCEPTION) TO FEBRUARY 28, 1997

                                                TITANIC VENTURES                                        DEFICIT
                                                    LIMITED                                           ACCUMULATED
                                                  PARTNERSHIP                           ADDITIONAL    DURING THE
                                                ("TVLP") CAPITAL     COMMON STOCK         PAID-IN     DEVELOPMENT        OWNERS'
                                                 CONTRIBUTIONS      SHARES   AMOUNT       CAPITAL        STAGE           EQUITY
------------------------------------------------------------------------------------------------------------------------------------

For the period from August 5, 1987
 (inception) to February 29, 1988:
  TVLP partners' capital contributions:
    Cash                                          $ 1,725,000            --       --            --              --      $ 1,725,000
    Costs paid by partners of TVLP                    450,000            --       --            --              --          450,000
  Net loss                                                 --            --       --            --     $  (284,732)        (284,732)
------------------------------------------------------------------------------------------------------------------------------------
Balance at February 29, 1988*                       2,175,000            --       --            --        (284,732)       1,890,268
Net loss for the year ended February 28, 1989*             --            --       --            --        (304,903)        (304,903)
Net loss for the year ended February 28, 1990*             --            --       --            --        (673,709)        (673,709)
Net loss for the year ended February 28, 1991*             --            --       --            --        (468,645)        (468,645)
Net loss for the year ended February 29, 1992*             --            --       --            --        (425,607)        (425,607)
Net loss for the year ended February 28, 1993              --            --       --            --        (682,625)        (682,625)
------------------------------------------------------------------------------------------------------------------------------------
Balance at February 28, 1993                        2,175,000            --       --            --      (2,840,221)        (665,221)
Exchange of shares of RMS Titanic, Inc.
 for assets and liabilities of TVLP
 (Notes 1 and 2)                                   (2,175,000)    7,066,667     $707    $2,174,293              --               --
------------------------------------------------------------------------------------------------------------------------------------
Stockholders' deficiency as of
 February 28, 1993 restated giving
 effect to the acquisition (Note 2)                        --     7,066,667      707     2,174,293      (2,840,221)        (665,221)


                                                                     (continued)
* Not covered by independent auditor's report

                                               See Notes to Financial Statements

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                     STATEMENT OF OWNERS' EQUITY


PERIOD FROM AUGUST 5, 1987 (INCEPTION) TO FEBRUARY 28, 1997

                                                                    TITANIC VENTURES
                                                                         LIMITED
                                                                       PARTNERSHIP
                                                                    ("TVLP") CAPITAL               COMMON STOCK
                                                                      CONTRIBUTIONS           SHARES         AMOUNT
---------------------------------------------------------------------------------------------------------------------
Stockholders' equity of RMS Titanic, Inc.
 attributable to former stockholders                                      -                     973,373        $   97
Elimination of RMS Titanic, Inc.
 accumulated deficit at time of acquisition                               -                   -                 -
Issuance of common stock (Note 5):
  Cash - net of issuance costs                                            -                     956,500            96
  Other than cash                                                         -                   3,940,969           395
  Conversion of Class B warrants                                          -                       1,700         -
Net loss for the year ended February 28, 1994                             -                   -                 -
---------------------------------------------------------------------------------------------------------------------
Balance at February 28, 1994                                              -                  12,939,209         1,295
Contributed capital arising from termination
 of employment agreement (Note 7)                                         -                   -                 -
Issuance of common stock (Note 5):
  Cash - net of issuance costs                                            -                     908,500            91
  Other than cash (Note 3)                                                -                      60,000             6
Conversion of Class B warrants                                            -                       1,000         -
Net loss for the year ended February 28, 1995                             -                   -                 -
---------------------------------------------------------------------------------------------------------------------
Balance as of February 28, 1995                                           -                  13,908,709         1,392
Issuance of common stock:
  Cash (Note 5)                                                           -                   1,589,576           159
  Other than cash (Notes 3 and 6)                                         -                     638,343            63
Conversion of Class B warrants                                            -                         500         -
Net loss for the year ended February 29, 1996                             -                   -                 -
---------------------------------------------------------------------------------------------------------------------
Balance as of February 29, 1996                                           -                  16,137,128         1,614
Issuance of common stock:
  Other than cash (Notes 3 and 6)                                                                40,000             4
Net income for the year ended February 28, 1997                           -                   -                 -
---------------------------------------------------------------------------------------------------------------------
Balance as of February 28, 1997                                    $      -                  16,177,128        $1,618
=====================================================================================================================

                                                                                         DEFICIT
                                                                                       ACCUMULATED
                                                                     ADDITIONAL        DURING THE
                                                                       PAID-IN         DEVELOPMENT            OWNERS'
                                                                       CAPITAL            STAGE               EQUITY
--------------------------------------------------------------------------------------------------------------------
Stockholders' equity of RMS Titanic, Inc.
 attributable to former stockholders                                $   410,959     $    (451,165)        $   (40,109)
Elimination of RMS Titanic, Inc.
 accumulated deficit at time of acquisition                            (451,165)          451,165           -
Issuance of common stock (Note 5):
  Cash - net of issuance costs                                        2,757,085         -                   2,757,181
  Other than cash                                                     6,592,328         -                   6,592,723
  Conversion of Class B warrants                                      -                 -                   -
Net loss for the year ended February 28, 1994                         -                (5,484,856)         (5,484,856)
---------------------------------------------------------------------------------------------------------------------
Balance at February 28, 1994                                         11,483,500        (8,325,077)          3,159,718
Contributed capital arising from termination
 of employment agreement (Note 7)                                       387,691         -                     387,691
Issuance of common stock (Note 5):
  Cash - net of issuance costs                                          654,511         -                     654,602
  Other than cash (Note 3)                                               59,994         -                      60,000
Conversion of Class B warrants                                        -                 -                   -
Net loss for the year ended February 28, 1995                         -                (1,531,036)         (1,531,036)
---------------------------------------------------------------------------------------------------------------------
Balance as of February 28, 1995                                      12,585,696        (9,856,113)          2,730,975
Issuance of common stock:
  Cash (Note 5)                                                         921,797         -                     921,956
  Other than cash (Notes 3 and 6)                                       362,470         -                     362,533
Conversion of Class B warrants                                        -                 -                   -
Net loss for the year ended February 29, 1996                         -                  (149,632)           (149,632)
---------------------------------------------------------------------------------------------------------------------
Balance as of February 29, 1996                                      13,869,963       (10,005,745)          3,865,832
Issuance of common stock:
  Other than cash (Notes 3 and 6)                                        40,036         -                      40,040
Net income for the year ended February 28, 1997                       -                   157,534             157,534
---------------------------------------------------------------------------------------------------------------------
Balance as of February 28, 1997                                     $13,909,999     $  (9,848,211)        $ 4,063,406
=====================================================================================================================

                                              See Notes to Financial Statements

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                         STATEMENT OF CASH FLOWS

                                                                                                                  PERIOD FROM
                                                                                                                AUGUST 5, 1987
                                                                                                                (INCEPTION) TO
                                                                          YEAR ENDED FEBRUARY 28(29),             FEBRUARY 28,
                                                                    1995             1996           1997             1997*
------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss)                                              $(1,531,036)     $(149,632)     $ 157,534       $(9,848,211)
----------------------------------------------------------------------------------------------------------------------------
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in)
   operating activities:
    Depreciation and amortization                                     18,190         12,356          8,703           115,469
    Noncash financing costs                                           53,333          6,667             --           387,012
    Acquisition of Management Agreement Option
     for noncash consideration                                            --             --             --         3,400,000
    Write-off of advances to affiliates                                   --             --             --           271,887
    Noncash interest expense                                          66,544          4,500             --           886,202
    Expenses paid by TVLP partners and TVLP affiliate
     on behalf of TVLP                                                    --             --             --           427,564
    Reduction in artifacts recovered                                      --          3,000          8,010            11,010
    Changes in operating assets and liabilities, net of
      effect from acquisition:
      Decrease (increase) in accounts receivable                    (131,412)       111,902        (15,205)          (34,715)
      Increase in refundable withholding tax                              --             --        (87,500)          (87,500)
      Decrease (increase) in other current assets                     (2,402)        13,532          5,200            (4,800)
      Increase in advances to TVLP affiliates                             --             --             --          (271,887)
      Increase in other                                              (27,501)            --             --           (38,611)
      Increase in organization costs (fully amortized)                    --             --             --           (60,483)
      Increase in deferred revenue                                        --             --        675,000           675,000
      (Decrease) increase in note payable, accounts
       payable and accrued liabilities                             1,631,345       (388,844)       158,136         3,520,105
----------------------------------------------------------------------------------------------------------------------------
        TOTAL ADJUSTMENTS                                          1,608,097       (236,887)       752,344         9,196,253
----------------------------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY (USED IN) OPERATING
         ACTIVITIES                                                   77,061       (386,519)       909,878          (651,958)
----------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Artifact recovery costs, including related deposits and
   net of $980,000 in related accounts payable in 1997              (700,000)            --       (820,000)       (4,672,975)
  Purchases of property and equipment                                 (1,101)            --         (2,085)          (74,550)
----------------------------------------------------------------------------------------------------------------------------
        CASH USED IN INVESTING ACTIVITIES                           (701,101)            --       (822,085)       (4,747,525)
----------------------------------------------------------------------------------------------------------------------------


*  Not covered by independent auditor's report

                                                                     (continued)

                                               See Notes to Financial Statements

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                         STATEMENT OF CASH FLOWS

                                                                                                                      PERIOD FROM
                                                                                                                    AUGUST 5, 1987
                                                                                                                    (INCEPTION) TO
                                                                      YEAR ENDED FEBRUARY 28(29),                    FEBRUARY 28,
                                                                  1995               1996            1997               1997*
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Loans from TVLP partners                                        -                 -                  -            $     432,705
  Proceeds from notes payable                                     -                 -                  -                  650,000
  Proceeds from issuance of common stock and capital
   contributions                                                $  720,055         $ 921,956           -                7,209,446
  Stock issuance costs                                             (65,453)         -                  -               (1,150,707)
  Repayment of advances from TVLP partner                         -                 -                  -                 (475,000)
  Repayment of notes payable                                      (150,000)         (492,165)         $ (25,742)       (1,161,107)
----------------------------------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY (USED IN) FINANCING
         ACTIVITIES                                                504,602           429,791            (25,742)        5,505,337
----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                   (119,438)           43,272             62,051           105,854

Cash at beginning of period                                        119,969               531             43,803            - 0 -
----------------------------------------------------------------------------------------------------------------------------------
Cash at end of period                                           $      531         $  43,803          $ 105,854     $     105,854
=================================================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid during the period for interest                      $   24,015         $   9,326          $     857     $      36,698
=================================================================================================================================


See Notes 2, 3, 5, 6 and 7 for information regarding noncash investing and financing activities.


*  Not covered by independent auditor's report

                                               See Notes to Financial Statements

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS







1.  DESCRIPTION OF            RMS Titanic, Inc. initially conducted business as
    BUSINESS AND SUMMARY      Titanic Ventures Limited Partnership ("TVLP"). RMS
    OF SIGNIFICANT            Titanic, Inc. and TVLP are referred to as the
    ACCOUNTING POLICIES:      "Company" as the context dictates.

                              TVLP was formed on August 5, 1987 for the purposes of exploring the wreck and surrounding oceanic area of the vessel the RMS Titanic (the "Titanic"); obtaining oceanic material and scientific data available therefrom in various forms, including still and moving photography and artifacts from the wreck site; and utilizing such data and artifacts in revenue-producing activities such as touring exhibitions, television programs and the sale of still photography. In addition, the Company earns revenue from the sale of coal and Titanic-related products (see Notes 10 and
                              11).

                              The Company commenced operations in August 1987 with an expedition and dive to the wreck of the Titanic from which the Company recovered over 1,800 objects, including coins (the "Coins"), currency and other items. The Company has not commenced its planned principal revenue-producing operation, which is an extensive worldwide touring exhibition of the artifacts. Accordingly, the Company is considered to be in the development stage for financial reporting purposes. The Company completed a second expedition and dive to the Titanic in June 1993, during which approximately 800 artifacts were recovered and videotape of such expedition was produced. In July 1994, a third expedition and dive to the Titanic was completed by the Company, during which over 1,000 artifacts and other items (coal used on the Titanic) were recovered and videotape of such expedition was produced. In July 1996, a fourth expedition and dive to the Titanic was completed by the Company, during which over 70 artifacts were recovered and videotape of such expedition was produced (see Note 8). All the items recovered as described above are collectively referred to as the "Artifacts."

                              Pursuant to a judgment entered in the Federal District Court for the Eastern District of Virginia (the "Court") on June 7, 1994, as amended, the Company was declared salvor-in-possession of the Titanic, the sole and exclusive owner of any items recovered from the Titanic and, so long as the Company is salvor-in-possession, the sole and exclusive owner of items recovered from the Titanic in the future (see Note 6).

                              On May 4, 1993, in a transaction accounted for as a "reverse acquisition," TVLP sold all of its assets, subject to the assumption of all liabilities, to First Response Medical, Inc. ("FRM"), a public company that changed its name to RMS Titanic, Inc. (see Note 2) (the "Acquisition"). The historical financial statements of TVLP prior to May 4, 1993 have been substituted for the historical financial statements of FRM.

                              Artifacts recovered from the Titanic are carried at the lower of cost of recovery or net realizable value ("NRV"). The costs of recovery are the direct costs of chartering of vessels and related crews and equipment required to complete the dive operations. Costs associated with the care, management and preservation of recovered artifacts are expensed as incurred.

                              To ascertain that the aggregate NRV of the Artifacts exceeds the direct costs of recovery of such Artifacts, the Company evaluates various evidential matter.

                                                              RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS


                              Such evidential matter includes documented sales and offerings of Titanic-related memorabilia by auction houses and private dealers, an appraisal of certain artifacts, insurance coverage obtained in connection with the potential theft, damage or destruction of all or part of the Artifacts and other evidential matter regarding the public interest in the Titanic.

                              The artifacts recovered from the first dive were conserved and preserved by Electricite de France ("EDF"), the French government-owned utility, pursuant to a contractual agreement. EDF agreed to perform the conservation and preservation on the first 200 artifacts at no charge for publicity purposes. The Company has not recorded the value of the services provided by EDF in the financial statements since such value cannot be reasonably estimated. Prior to March 1, 1994, the Company was charged approximately $125,000 for conservation and preservation performed on artifacts in excess of the first 200 recovered.

                              Under an agreement with IFREMER, the Institute of France for the Research and Exploration of the Sea, which was the general contractor for the salvage operations, the Company is restricted from selling certain artifacts except to an entity that will make them available for exhibition to the public, as defined.

                              Revenue from the licensing of the production and exploitation of audio and visual recordings, which are performed by third parties, related to the Company's expeditions are recognized at the time that the expedition and dive takes place.

                              Revenue from the licensing of still photographs is recognized at the time the rights were granted to the licensee.

                              Revenue from exhibitions is recorded in the period that the exhibition takes place. The amount recorded represents the Company's share of the net revenue, as defined, from the exhibition.

                              Revenue from the granting of sponsorship rights related to the Company's expeditions and dives is recognized at the completion of the expedition.

                              Revenue from the sale of Titanic-related products is recognized when the item is sold (see Note 10).

                              Coal recovered from the Titanic is being offered for sale by the Company. Revenue from sales of such coal is recognized at the date of shipment to customers. Recovery costs attributable to the coal have been charged to operations as revenue from coal sales have been recognized. Such costs aggregating approximately $3,000 and $8,000 have been included in general and administrative expenses in the accompanying statement of operations for the years ended February 28(29) 1996 and 1997, respectively.

                              The Company provides for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under this statement, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                                                              RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS



                              The Company elected to continue to measure compensation cost using APB Opinion No. 25 as is permitted by SFAS No. 123, Accounting for Stock-Based Compensation, effective for financial statements with fiscal years beginning after December 15, 1995.

                              The Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on March 1, 1996. The adoption of SFAS No. 121 was not significant to the financial statements.

                              TVLP was a partnership and, accordingly, no provision or credit is made in the historical financial statements of TVLP since the partnership was not responsible for payment of income taxes. All items of income and loss retained their characteristics and passed through directly to the individual partners.

                              Earnings per share are based upon the weighted average number of common shares outstanding for the periods presented, after giving retroactive effect to the shares issued in connection with the Acquisition. For the years ended February 28, 1995 and February 29, 1996, options and warrants to purchase common stock have been excluded from the computation of weighted average shares outstanding since their inclusion would have an antidilutive effect. For the year ended February 28, 1997, the dilutive effect of common stock equivalents is not material.

                              The Company intends to adopt SFAS No. 128,
                              Earnings per Share, which is effective for financial statements with fiscal years beginning after December 15, 1997. Management believes the effect of this change on the Company's financial statements will not be material.

                              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements. Actual results could differ from those estimates.

                              The Company, at February 28, 1997, and
                              periodically throughout the year, has maintained balances in its operating account in excess of federally insured limits.


2.  REVERSE                   On May 4, 1993, TVLP sold all rights, title and
    ACQUISITION               interest in its assets to FRM subject to FRM
    AND ACQUISITION           assuming all of its liabilities. TVLP was issued
    OF MANAGEMENT             7,066,667 unregistered shares of common stock of
    AGREEMENT                 FRM as consideration for the sale. FRM also issued
    OPTION:                   400,000 shares of unregistered common stock to
                              unrelated parties as a finders' fee in connection with the transaction. These shares, when added to the shares described below, represented approximately 90% of the total issued and outstanding common shares of FRM after the acquisition. Since TVLP owned a controlling interest in FRM, the transaction was accounted for as a "reverse acquisition" with TVLP deemed to be the acquiring entity. FRM changed its name to RMS
                              Titanic, Inc. and, as stated above, the historical financial statements of TVLP prior to May 4, 1993 have been substituted for the historical financial statements of FRM. There were 973,373 shares of FRM outstanding on the date of the Acquisition.

                              On May 2, 1993, TVLP agreed to enter into a 10-year Management Agreement Option with an individual (the "Manager"), whereby the Manager would provide

                                                             RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS



                              business and artistic guidance to TVLP in order to further develop TVLP as a profit-making entity. The Manager would be entitled to receive 20% of the gross earnings, as defined, of TVLP. The Management Agreement Option would become effective at the option of the Manager.

                              Upon the sale of TVLP's assets subject to the assumption of all liabilities discussed above, the Manager exchanged the Management Agreement Option for 2,266,666 shares of FRM unregistered common stock. For financial reporting purposes, a fair value of approximately $1.50 per share was assigned to these shares (see Note 5). Accordingly, $3,400,000 was charged to operations in the first quarter of the year ended February 28, 1994.

                              The Manager was formerly an officer and director of the Company.

                              The ownership of the general partner of TVLP was challenged in an action which commenced on March 27, 1996. Such action was resolved with no significant impact to the Company (see note 6).

                              The shareholder of the general partner of TVLP has voting control over the shares of common stock of RMS Titanic, Inc. held by TVLP. The control of such shares may be challenged in a legal action the results of which may require the distribution of certain shares to certain partners of TVLP. A change in control of RMS Titanic, Inc. may occur in such instance.


   3.  NOTE PAYABLE:          Note payable consists of the following:

                                                                                     February 29,          February 28,
                                                                                            1996                  1997
                              ----------------------------------------------------------------------------------------
                              Note payable - LS Capital Corporation                      $126,050             $128,530
                              ========================================================================================



                             On May 4, 1993 and May 12, 1993, the Company received $500,000 and $150,000, respectively, from LS Capital Corporation (formerly Lone Star Casino Corporation) ("LS Capital"), as evidenced by promissory notes (the "Notes") bearing interest at the rate of 1% per month and payable on August 4, 1993 and August 12, 1993, respectively, subject to the Company's option to extend the due dates of the Notes to November 4, 1993 and November 12, 1993, respectively. At the option of the holder of the Notes, the principal amounts outstanding could be converted into 200,000 and 60,000 shares of the Company's common stock, respectively. As additional consideration for such loans, the Company issued 150,000 shares of its common stock to LS Capital and agreed to issue up to an additional 130,000 shares of its common stock in the event that the Company exercised its option to extend the due dates of the Notes. The Company exercised its option to extend payment of the then outstanding balance due on the $500,000 note to November 4, 1993. An aggregate of 218,008 shares of common stock (150,000 shares on May 4, 1993 and 68,008 shares on August 4, 1993) was issued as additional consideration for the Notes and related extensions and were assigned an aggregate value of $327,012 or $1.50 per share. Such amount has been charged to operations as financing fees during the year ended February 28, 1994. The Company granted a first lien on the Coins with respect to the obligations under the Notes. An individual who, until the closing of the Acquisition, was the President, a director and a principal stockholder of FRM, and another individual who served as a director of FRM until the Acquisition are affiliated with LS Capital. The $150,000 note was repaid in full and the Company paid $243,200 on account of the $500,000 note, and an additional $130,750 was converted into 52,300 shares of unregistered common stock of the

                                                             RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                   NOTES TO FINANCIAL STATEMENTS

                                Company, resulting in an outstanding unpaid
                              principal balance of $126,050, payment of which was overdue but with respect to which the Company attempted to repay without success as the repayment had been refused. The note was the subject of litigation (see Note 6). Pursuant to the terms of a settlement agreement entered into effective January 15, 1997 by and between the Company, LS Capital and affiliates of LS Capital, the Company will pay LS Capital $154,272, representing the outstanding principal balance of $126,050 and accrued interest of $28,222, in 12 equal installments commencing on January 15, 1997. Additionally, pursuant to the terms of the settlement agreement, the first lien on the Coins has been released. As of February 28, 1997, the Company made two installment payments aggregating $25,742, resulting in an outstanding balance of $128,530. Subsequent to February 28, 1997, the Company did not make certain required payments. On June 12, 1997, the Company remitted all amounts in arrears to LS Capital and cured its failure to make payments timely. The fair value of the note approximates its carrying value at February 28, 1997.

                              On July 6, 1994, the Company received $300,000 from a director of the Company, as evidenced by a promissory note bearing interest at the rate of 10% per annum and payable on April 6, 1995. An aggregate of 60,000 shares of common stock was issued as additional consideration for the note and was assigned an aggregate value of $60,000 or $1.00 per share. At the option of the holder of the promissory note, the principal amount outstanding plus accrued interest (aggregating approximately $328,500) was converted into 604,310 shares of the Company's common stock on April 21, 1995. During the years ended February 28(29), 1995 and 1996, $53,333 and $6,667, respectively, were charged to operations as financing fees (see Note
                              5).


   4.  INCOME TAXES:          The deferred income tax asset consists of the
                              following:

                                                                                  February 29,             February 28,
                                                                                         1996                     1997
                              ----------------------------------------------------------------------------------------
                              Loss carryforwards                                    $1,140,000              $1,270,000
                              Expenses not currently deductible                        500,000                 640,000
                              ----------------------------------------------------------------------------------------
                              Gross deferred tax asset                               1,640,000               1,910,000
                              Valuation allowance                                    1,640,000               1,910,000
                              ----------------------------------------------------------------------------------------
                                    NET DEFERRED TAX ASSET                          $    - 0 -              $    - 0 -
                              ========================================================================================

                              At February 28, 1997, the Company has net operating loss carryforwards for financial reporting and income tax purposes of approximately $4,775,000 and $3,175,000, respectively, expiring through 2010. A valuation allowance of 100% of the deferred income tax asset has been provided due to uncertainty of future realization of this tax benefit.

                              The Company's February 28, 1994 federal income tax return is the subject of an examination by the Internal Revenue Service.

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS


        5.  OWNERS'           Prior to the Acquisition, FRM initiated an
            EQUITY:           exchange agreement with the holders of certain
                              Class B warrants in which the holders would receive shares of common stock of FRM in exchange for certain Class B warrants. As of February 28, 1997, the Company had received
                              20,700 Class B warrants to be exchanged for 20,700 shares of common stock of the Company, of which 17,500 shares still remain to be issued. There are 5,566 warrants outstanding as of February 28, 1997.


                              The following unregistered shares of common stock were issued for cash consideration:

                                                                     Additional                     Price
      Year Ended                                  Common Stock        Paid-in                         per
   February 28, 1994                Date       Shares      Amount     Capital            Total*      Share
-----------------------------------------------------------------------------------------------------------------
Private placements
 pursuant to Regulation
 S of the Securities Act
 of 1933                           6/15/93    589,490     $   59     $1,700,134        $1,700,193     $  2.88
Private placements
 pursuant to Regulation
 S of the Securities Act
 of 1933                           7/15/93    225,000         23        756,965           756,988     $  3.36
Private placements
 pursuant to Regulation
 S of the Securities Act
 of 1933                          12/25/93     71,005          7        149,993           150,000     $  2.11
Director of the
 Company                          12/25/93     71,005          7        149,993           150,000     $  2.11
-----------------------------------------------------------------------------------------------------------------
                                              956,500     $   96     $2,757,085        $2,757,181
=================================================================================================================

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS

                                                       Additional                   Price
      Year Ended                       Common Stock      Paid-in                     per
 February 28, 1995          Date      Shares  Amount     Capital        Total*      Share
-----------------------------------------------------------------------------------------------
 Private placements
  pursuant to Regulation
  S of the Securities Act
  of 1933                   3/01/94   270,000    $27   $   206,523  $   206,550  $  .7650
 Private placements
  pursuant to Regulation
  S of the Securities Act
  of 1933                   3/15/94    10,000      1         7,649        7,650  $  .7650
 Private placements
  pursuant to Regulation
  S of the Securities Act
  of 1933                   5/31/94   112,500     11       113,895      113,906  $ 1.0125
 Private placements
  pursuant to Regulation
  S of the Securities Act
  of 1933                   6/08/94   116,000     12       117,429      117,441  $ 1.0125
 Private placements
  pursuant to Regulation
  S of the Securities Act
  of 1933                   8/15/94   200,000     20        96,535       96,555  $  .4828
 Private placements
  pursuant to Regulation
  S of the Securities Act
  of 1933                   9/01/94   200,000     20       112,480      112,500  $  .5625
-----------------------------------------------------------------------------------------------
                                      908,500    $91   $   654,511  $   654,602
===============================================================================================


* The total column represents amounts the Company realized after deducting commissions on private placements pursuant to Regulation S of the Securities Act of 1933 aggregating $1,085,254 and $65,453 for the years ended February 28, 1994 and 1995, respectively.

                                                        Additional                  Price
      Year Ended                       Common Stock       Paid-in                    per
 February 29, 1996          Date      Shares  Amount      Capital       Total       Share
----------------------------------------------------------------------------------------------
 Private placements        3/23/95    296,473  $  30      $171,926     $171,956     $0.58

 Private placements        4/21/95  1,293,103    129       749,871      750,000     $0.58
----------------------------------------------------------------------------------------------
                                    1,589,576  $ 159      $921,797     $921,956
==============================================================================================

The table for the year ended February 29, 1996 includes 1,356,681 shares of the Company's common stock issued to certain individuals who served on the board of directors during the year ended February 29, 1996.

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS

In addition to the common shares issued as part of the Acquisition, the following unregistered shares of common stock were issued for consideration other than cash:


                                                        Additional                Price
       Year Ended                       Common Stock      Paid-in                  per
  February 28, 1994          Date     Shares   Amount     Capital       Total     Share
--------------------------------------------------------------------------------------------
  Acquisition of
   Management Agree-
   ment Option (a)         3/01/93   2,266,666   $227    $3,399,773   $3,400,000  $ 1.50
  Finders' fees in
   connection with
   the Acquisition (b)     5/04/93     400,000     40           (40)        --    $  .0001
  Financing fees (c)       5/04/93     150,000     15       224,985      225,000  $ 1.50
  Commission on sale
   of common stock (d)     7/15/93      45,000      5            (5)        --    $  .0001
  Exchange of notes
   payable to TVLP
   partners (e)            7/31/93     349,024     35     1,005,145    1,005,180  $ 2.88
  Exchange of notes
   payable to TVLP
   partners (e)            7/31/93      75,000      8       149,992      150,000  $ 2.00
  Exchange of notes
   payable to TVLP
   partners (e)            7/31/93     122,465     12       612,313      612,325  $ 5.00
  Financing fees (f)       8/04/93      68,008      7       102,005      102,012  $ 1.50
  Partial settlements
   of certain accounts
   payable (g)             8/09/93       6,344      1        13,765       13,766  $ 2.17
  Partial settlements
   of certain accounts
   payable (g)             8/09/93      11,642      1        33,528       33,529  $ 2.88
  Partial conversion of
   a note payable (h)      8/23/93      52,300      5       130,745      130,750  $ 2.50
  Exchange of notes
   payable to a TVLP
   partner (i)             8/31/93     195,604     19       252,310      252,329  $ 1.29
  Partial settlement of
   a note payable (j)     12/24/93     150,000     15       569,985      570,000  $ 3.80
  Partial settlements of
   certain accounts
   payable (k)             2/02/94      48,916      5        97,827       97,832  $ 2.00
--------------------------------------------------------------------------------------------
                                     3,940,969   $395    $6,592,328   $6,592,723
============================================================================================

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS


                                                       Additional                   Price
    Year Ended                         Common Stock      Paid-in                     per
 February 28, 1995          Date     Shares   Amount     Capital        Total       Share
----------------------------------------------------------------------------------------------
 Financing fees (1)       9/26/94      60,000  $   6      $ 59,994     $ 60,000   $1.00
==============================================================================================

                                                       Additional                   Price
    Year Ended                         Common Stock      Paid-in                     per
 February 29, 1996          Date     Shares   Amount     Capital        Total       Share
----------------------------------------------------------------------------------------------
 Conversion of note
  payable - Director of
  the Company (m)         4/21/95     604,310    $60      $328,440     $328,500   $0.5436

 Settlement of
  lawsuit (n)             6/23/95      34,033      3        34,030       34,033   $1.0000
----------------------------------------------------------------------------------------------
                                      638,343    $63      $362,470     $362,533
==============================================================================================

                                                       Additional                   Price
    Year Ended                         Common Stock      Paid-in                     per
 February 28, 1997          Date     Shares   Amount     Capital        Total       Share
----------------------------------------------------------------------------------------------
 Settlement of
  lawsuit (o)             1/15/97      40,000   $  4     $  40,036     $ 40,040   $1.0010
==============================================================================================


(a) These shares were issued in exchange for the Management Agreement Option (see Note 2) and have been valued at $1.50 per share, which represents approximately 50% of the price the Company sold shares of common stock in connection with private placements pursuant to Regulation S of the Securities Act of 1933 ($2.88) since such shares would be restricted securities within the meaning of Rule 144 for at least two years.

(b)      These shares were issued in connection with the Acquisition (see Note
         2) and have been recorded at par value with a corresponding reduction in additional paid-in capital. The value of the shares was determined by reference to the net tangible assets of FRM acquired in the Acquisition (a deficiency of $40,109).

(c) These shares were issued in connection with the Notes and related extensions (see Note 3) and were valued on a basis consistent with the Management Agreement Option discussed above.

(d) These shares were issued as a commission on the sale of common stock and were recorded at par value, with a corresponding reduction in additional paid-in capital.

(e) Certain partners of TVLP (including stockholders of TVLP's corporate general partner) have, from time to time, loaned funds to TVLP or satisfied obligations with creditors on behalf of TVLP. During the years ended February 28(29), 1988, 1989 and 1990, artifact recovery costs of $1,772,375 were paid by TVLP partners,

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS

         of which $1,322,375 was recorded as loans payable to TVLP partners and $450,000 as capital contributions.

         During the year ended February 28, 1994, these individuals converted notes payable and accrued interest owed to them into shares of common stock.

         The valuation of the shares issued in connection with these transactions was based upon the $2.88 per share realized by the Company in connection with the Regulation S sales of common stock noted above.

(f) These shares were issued in connection with the Notes and related extensions (see Note 3) and were valued on a basis consistent with the Management Agreement Option discussed above.

(g) These shares were issued upon the partial settlements of accounts payable and were valued based upon negotiated settlements with unrelated third parties.

(h) These shares were issued upon the partial conversion of a note payable to LS Capital and were valued based upon negotiations with LS Capital (see Note 3).

(i) These shares were issued in connection with the conversion of certain notes payable and accrued interest owed to a partner of TVLP (a director of the Company at the time of the transaction) and were valued based upon a negotiated settlement. The value of the shares was less than the market value of the Company's publicly traded shares on the date of the transaction since such shares are restricted securities for at least two years.

(j) These shares were issued upon the partial settlement of a note payable and were valued based upon a negotiated settlement with a law firm.

(k) These shares were issued upon the partial settlements of accounts payable and were valued based upon negotiated settlements with unrelated third parties.

(l) During the year ended February 28, 1995, the Company issued 60,000 shares of unregistered common stock to a director of the Company as additional consideration for a convertible subordinated note (see Note
         3). These shares were valued based upon the market value of the Company's publicly traded shares on the date of the transaction.

(m) These shares were issued to a director of the Company in connection with the conversion of a note payable plus accrued interest and related fees (see Note 3). These shares were valued at less than the market value of the Company's publicly traded shares on the date of conversion since such shares are restricted securities for at least two years.

(n) These shares were issued to the Financial Group of Kuwait, K.S.C.C. ("FGK") (see Note 6) and were valued based upon a negotiated settlement of certain litigation.

(o) These shares were issued to LS Capital to satisfy certain obligations and were valued based upon a negotiated settlement of certain litigation (see Note 6).

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS

         Transactions relating to stock options are as follows:

                                                                                  Weighted-
                                                                                   Average
                                                                Exercise          Exercise
                                             Number               Price             Price
                                            of Shares           per Share         per Share
-----------------------------------------------------------------------------------------------
  Balance at February 28, 1994               1,000,000     $        1.25           $1.25

  Granted                                      580,000     $1.25 - $2.88           $1.47

  Canceled (see Note 7)                     (1,000,000)    $        1.25           $1.25
-----------------------------------------------------------------------------------------------
        BALANCE AT FEBRUARY 28(29),
         1995, 1996 AND 1997                   580,000     $1.25 - $2.88           $1.47
===============================================================================================

         During the years ended February 29, 1996 and February 28, 1997, there were no options granted, exercised, canceled or expired.

         The following table summarizes the information about stock options outstanding at February 28, 1997:

                                             Options Outstanding and Exercisable
                                       ------------------------------------------------------
                                                              Weighted-
                                           Number              Average           Weighted-
                                         Outstanding          Remaining           Average
      Range of                         at February 28,       Contractual         Exercise
  Exercise Price                            1997             Life (Years)           Price
---------------------------------------------------------------------------------------------
  $1.25                                    500,000                2.1                $1.25
  $2.88                                     80,000                2.2                $2.88
---------------------------------------------------------------------------------------------
  $1.25 - $2.88                            580,000                2.1                $1.47
=============================================================================================


   6. LITIGATION: During the year ended February 29, 1996, a lawsuit in which the Company was a named defendant that was commenced in the United States District Court for the Southern District of New York on or about August 5, 1994 (Financial Group of Kuwait, K.S.C.C. v. RMS Titanic, Inc. et al., 94 Civ. 5719) was settled. Pursuant to the terms of the settlement, the Company agreed to issue to FGK 34,033 shares of its common stock, other defendants agreed to transfer to FGK an aggregate of 87,774 shares of the Company's common stock, and the Company agreed to remove stop transfer instructions on 52,300 shares of its common stock registered in the name of FGK. Pursuant to an agreement among the settling defendants, the Company agreed to bear the responsibility for payment of up to $.25 per share with respect to 64,427 shares. The parties to such lawsuit reciprocally released each other from all claims relating to such lawsuit. The Company recorded a charge to operations of $35,000 during the year ended February 29, 1996 which represents the fair value of the shares issued to FGK.

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS

                  The Company was a named defendant in a lawsuit entitled LS Capital et al. v. Financial Group of Kuwait, et al. (including certain officers of the Company), Docket No. 94-046398 pending in the District Court of Harris County in and for the 151st Judicial District of the State of Texas. During the year ended February 28, 1997, this action was voluntarily withdrawn without payment of consideration by the Company.


                  During the year ended February 28, 1997, a lawsuit in which the Company was a named defendant that commenced in the Supreme Court of the State of New York, County of New York, on or about September 22, 1994 (Glenville Properties Incorporated ("Glenville") v. RMS Titanic, Inc. et al., 94/127087) was settled. Pursuant to the terms of a settlement agreement, the Company will pay LS Capital, an affiliate of Glenville, $154,272, representing the outstanding note payable principal balance of $126,050 and accrued interest of $28,222, in 12 equal installments commencing on January 15, 1997, subject to acceleration if the Company achieves certain revenue levels ("Threshold Amounts"), during such 12-month period, as defined. The Company has also agreed to place 15,000 shares of its common stock in escrow, with such shares to be either issued in 5,000 share increments to LS Capital in the event such Threshold Amounts are not achieved at the end of the Company's quarterly periods, or to be canceled in the event such Threshold Amounts are achieved. Additionally, affiliates of LS Capital have agreed to release the Company from liabilities aggregating approximately $40,000 and the Company has agreed to issue 40,000 unregistered shares of its common stock to LS Capital.

                  On February 20, 1996, a third party filed a motion pursuant to Rule 60(b) of the Federal Rules of Civil Procedure requesting the Court to rescind its June 7, 1994 judgment that named the Company the salvor-in-possession of the Titanic (the "Motion"). On May 10, 1996, the Court denied the Motion and amended its June 7, 1994 order so as to require the Company to make more frequent periodic reports to the Court as to the status of its activities. On August 13, 1996, the Court amended the May 10, 1996 order so as to include the award to the Company of the exclusive rights to photograph the Titanic within the award of salvor-in-possession status. The third party filed a notice of appeal on such May 10, 1996 and August 13, 1996 orders, and the Company filed a cross-appeal with respect to the Court having granted standing to such third party. Pursuant to a stipulated judgment dated December 10, 1996 which consolidated the action challenging the ownership of the general partner of TVLP described in Note 2, among other matters, all claims against the Company have been dismissed.


7. COMMITMENTS    The Company and its former president entered into an
   AND            employment agreement, dated as of May 4, 1993, which provided
   CONTINGENCIES: for, among other things, an annual salary of $360,000, subject to annual salary increases. The agreement also provided for the payment of additional compensation for any personal tax liability that may be incurred as a result of the Company's acquisition of the Management Agreement Option (see Note 2) and granted the former president the right to secure such obligation with a lien on the Company's assets. The Company, based

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS

                  on an opinion from tax counsel, believes that this transaction is not a taxable event. Additionally, the agreement, as amended, granted options to purchase 500,000 shares of the Company's common stock at an exercise price of $1.25 per share, subject to adjustment to prevent dilution. The options were exercisable through May 4, 1998. No portion of the former president's salary was paid.

                  On May 8, 1995, the Company accepted the resignation of its former president and accepted his agreement to terminate his employment agreement, as amended effective January 31, 1995. Pursuant to such termination agreement, such officer waived his rights to all compensation, including stock options, except for a salary of $250,000 per annum retroactive to May 4, 1993, all of which has been accrued at February 28(29), 1996 and 1997. At February 28, 1995, the Company recorded a contribution to capital and a reduction in accounts payable and accrued expenses of $387,691 to reflect the retroactive adjustment of the former president's compensation. It was further agreed that such officer's compensation will be paid at the discretion of the board of directors of the Company when the Company has sufficient funds to pay its creditors. Included in accounts payable and accrued liabilities at February 28(29), 1996 and 1997 are amounts payable to the former president in the aggregate amount of $500,000.

                  The Company and the Executive Director of Corporate Public Relations (the "Executive") entered into an employment agreement, dated as of May 4, 1993, which provided for, among other things, an annual salary of $120,000. Additionally, the agreement, as amended, granted the Executive options to purchase 500,000 shares of the Company's common stock at an exercise price of $1.25 per share, subject to adjustment to prevent dilution. The options were exercisable through May 4, 1998. No portion of the Executive's salary was paid.

                  On May 8, 1995, the Company accepted the resignation of the Executive and accepted his agreement to terminate his employment agreement, as amended effective January 31, 1995. Pursuant to such termination agreement, the Executive waived his right to the stock options issued under his employment agreement. Additionally, on May 8, 1995, the Executive was elected president of the Company and will serve at a salary to be determined by the compensation committee of the board of directors. Included in accounts payable and accrued liabilities at February 28(29), 1996 and 1997 are amounts payable to the Executive in the aggregate amount of $479,583 and $599,583, respectively.

                  Compensation amounting to approximately $581,000, $162,000 and $120,000 was charged to operations during the years ended February 28(29), 1995, 1996 and 1997, respectively, under these agreements.

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS


                  The Company has entered into a noncancelable operating lease for its office expiring in September 1998. The lease is subject to escalation for (i) the Company's pro rata share of increases in real estate taxes and (ii) increases in a certain index. The approximate future minimum rental commitments over the remaining term of the lease are as follows:

                  Year ending February 28,
                              1998                         $  61,000
                              1999                            39,000
                  ----------------------------------------------------
                                                            $100,000
                  ====================================================

                  Rent expense charged to operations amounted to approximately $57,000, $64,000 and $70,000 for the years ended February 28(29), 1995, 1996 and 1997, respectively, and $238,000 from
                  August 5, 1987 (inception) to February 28, 1997.

8.  ACCOUNTS      Accounts payable and accrued liabilities consist of the
    PAYABLE AND   following:
    ACCRUED                                                                   February 29,     February 28,
    LIABILITIES:                                                                     1996             1997
                  ------------------------------------------------------------------------------------------

                  Accrued compensation (see Note 7)                            $  979,583       $1,099,583
                  Amounts payable for professional fees and consulting            339,206          553,155
                  Amounts payable to foreign vendors                              519,330        1,062,830
                  Accrued interest                                                 25,335              -
                  Other miscellaneous liabilities                                 160,120          377,880
                  ------------------------------------------------------------------------------------------
                                                                               $2,023,574       $3,093,448
                  ==========================================================================================

                  In July 1994, the Company entered into an agreement with IFREMER for the charter of equipment to conduct the Company's third expedition to the Titanic wreck site and was charged $1,000,000. Pursuant to the agreement, as amended, the Company paid IFREMER the sum of $300,000 (proceeds from a convertible subordinated debt, see Note 3) and was obligated to pay an additional $700,000 in two installments of $350,000 each, payable September 30, 1994 and October 1, 1995. During the year ended February 29, 1996, the $350,000 installment due on September 30, 1994 was paid and $70,000 was paid on account of the $350,000 installment due on October 1, 1995. The remaining balance of $280,000 was paid subsequent to February 29, 1996. At February 29, 1996, the unpaid balance of $280,000 has been included in amounts payable to foreign vendors. During the year ended February 28, 1997, the remaining $280,000 balance was paid in full, the source of the funding of such payment was a $280,000 payment received from an unrelated third party which is expected to be repaid from the Company's share of net profits from the sale of coal recovered from the Titanic (see
                  Note 11). During the year ended February 28, 1997, $94,154, representing the Company's share of net profits from the sale of coal, has been applied against the advance. At February 28, 1997, the remaining balance of $185,846 has been included above in other miscellaneous liabilities.

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS

                  The Company entered into an agreement with IFREMER for the charter of equipment to conduct the Company's fourth expedition to the Titanic wreck site in August 1996 ("Summer of 1996 Expedition"). Pursuant to the agreement, the Company paid IFREMER the sum of $820,000 (proceeds from the granting of licensing rights to a third party, see Note 12) and is obligated to pay an additional $980,000 to IFREMER, as defined, due no later than September 1, 2000. The artifacts recovered during the Summer of 1996 Expedition will serve as collateral for this obligation. At February 28, 1997, the unpaid balance of $980,000 has been included in amounts payable to foreign vendors. Additionally, at February 28, 1997, the Company did not make certain payments required pursuant to the charter agreement. The charter agreement is the subject of a renegotiation.


9. OTHER RELATED  A limited partner of TVLP, Taurus International ("Taurus"),
   PARTY          has provided services to TVLP as an agent of TVLP in France.
   TRANSACTIONS:  These services have included securing legal representation, insurance coverage, storage facilities and other relationships required to maintain the Artifacts while preservation work has been performed in France by EDF. TVLP was charged fees for providing these services amounting to approximately $127,000 from inception to February 28, 1997. Accounts payable to Taurus amounted to $47,600 as of February 28(29), 1996 and 1997.

                  During the year ended February 28, 1995, the Company recognized approximately $30,000 of expenses incurred by the Executive on behalf of the Company. Such amount is included in accounts payable and accrued liabilities at February 28(29), 1996 and 1997.


10. EXHIBITIONS:  In October 1996, the Company entered into an agreement with the National Maritime Center ("Nauticus"), a political subdivision of the City of Norfolk, Virginia, for an exhibition of Titanic artifacts at Nauticus from November 27, 1996 through March 31, 1997. Pursuant to the agreement, the Company will receive one-third of revenue, as defined, from the sale of 150,000 tickets and 50% of revenue, as defined, from the sale of more than 150,000 tickets. In addition, the Company will receive 50% of net profits, as defined, from the sale of merchandise at the exhibition, and 50% of sponsorship revenue, net of the difference, if any, between the $500,000 expended by Nauticus for the design, construction and marketing of the exhibition and Nauticus' share of ticket revenue and net profits, as defined, from the sale of merchandise at the exhibition. At February 28, 1997, amounts due to the Company from the exhibition and merchandising activities at Nauticus aggregated $30,798.

                  In August 1996, the Company entered into an agreement with the City of Memphis, Tennessee, for an exhibition of Titanic artifacts in Memphis, Tennessee, from April 3, 1997 to September 30, 1997. Pursuant to the agreement, the Company will receive exhibition revenue of $720,000 in installments between September 1996 and August 1, 1997, and will receive 65% of the net profits, as defined, derived from ticket, merchandise and sponsorship revenue in excess of $5,000,000. During the year ended February 28, 1997, the Company received $225,000 pursuant to the agreement. At February 28, 1997, such amount has been included in deferred revenue in the accompanying balance sheet.

                                                               RMS TITANIC, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                  NOTES TO FINANCIAL STATEMENTS

                  In April 1996, the Company entered into an agreement with CRE-CO Finanz GmbH, a German company, for an exhibition of Titanic artifacts in Europe commencing in May 1997. Pursuant to the agreement, the Company will receive two-thirds of the net profits, after recoupment of certain project expenses aggregating approximately $2,700,000, as defined. Additionally, the Company received a $350,000 advance against the Company's share of net profits, as defined, less $87,500 which represents a 25% refundable foreign withholding tax. At February 28, 1997, such advance has been included in deferred revenue in the accompanying balance sheet. The advance is secured by a lien on the currency recovered from the Titanic until the artifacts are delivered.

                  In December 1996, the Company entered into an agreement with Florida International Museum, Inc. for an exhibition of Titanic artifacts in St. Petersburg, Florida, from November 15, 1997 to May 15, 1998. Pursuant to the agreement, the Company will receive exhibition revenue from attendance fees ranging from $0.34 to $3.10 per attendee, based upon the total number of attendees during the exhibition term ("Attendance Fee"). In addition, the Company will receive 10% of gross revenue, as defined, from the sale of merchandise at the exhibition ("Gift Shop Fee"). The minimum combined Attendance Fee and Gift Shop Fee payable to the Company under the terms of the agreement is $300,000. At February 28, 1997, $100,000 of such minimum payment has been received by the Company and has been included in deferred revenue in the accompanying balance sheet.


11. MARKETING     The Company entered into an agreement in May 1995 with an
    AGREEMENT:    unrelated third party to market and distribute Titanic-related merchandise, including the coal recovered from the Titanic.
                  The agreement provides for the Company to receive 50% of the net profits, as defined. During the year ended February 28, 1997, the Company recognized $94,154 in merchandising revenue in connection with this agreement.


12. LICENSING
    FEES: The Company and two unrelated television production companies entered into an agreement whereby the Company granted certain rights to the production companies for the production and exploitation of audio and visual recordings with respect to the Summer of 1996 Expedition (the "Productions"). Pursuant to the terms of the agreement, the Company's obligations to pay IFREMER approximately $820,000 prior to the commencement of the Summer of 1996 Expedition were satisfied as a result of entering into this arrangement. The Company agreed to contribute $100,000 to the Productions, $40,000 of which was satisfied through the grant to one of such unrelated third parties certain rights to present information and images concerning the Summer of 1996 Expedition on the Internet. The remaining balance of $60,000 has been included in accounts payable and accrued liabilities at February 28, 1997. The Company has retained the rights for commercial exploitation of recordings made at the Titanic wreck site in a print format and certain royalty and other rights with respect to the marketing and sale of home videos based upon the Summer of 1996 Expedition.

                  In connection with the Summer of 1996 Expedition, the Company has entered into a sponsorship agreement with Guinness Import Company ("GIC") in March 1996, whereby GIC was designated an official sponsor of the Summer of 1996 Expedition. Pursuant to the agreement, the Company received a sponsorship fee of $150,000.

                                    EXHIBITS


                                RMS TITANIC, INC.

                                    FORM 10-K

                   FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1997

                                  EXHIBIT INDEX

ITEM NO.

3.1               Articles of Incorporation, as amended.(1)

4.1               First Amendment to By-Laws of the Registrant.(2)

10.1              Lease Agreement between the Company and 17 Battery Place North
                  Associates.(3)

10.2              Promotion Agreement dated March 8, 1996 between the Company and
                  Guiness Import Company.(4)

10.3              Agreement dated April 15, 1996 between the Company and CRE-CO Finanz
                  GmbH.(4)

10.4              Pledge Agreement dated April 15, 1996 between the Company and CRE-CO Finanz
                  GmbH.(4)

10.5              Bailment Agreement dated April 15, 1996 between the Company and CRE-CO
                  Finanz GmbH.(4)

10.6              1996 Charter Agreement with IFREMER.(5)

10.7              Agreement dated August 8, 1996 between the Company and the City of
                  Memphis.(5)

10.8              Agreement dated July 22, 1996 between Discovery Communications, Inc.,
                  Ellipse Programme and the Company (omitted and filed separately as confidential information).(5)

10.9              Agreement dated October 9, 1996 between the Company and the
                  National Maritime Center Authority.(6)

10.10             Exhibition Loan Agreement dated December 10, 1996 between the Company, the
                  City of Memphis, Tennessee and the Florida International Museum, Inc.

--------------------
(1)      Filed as an exhibit to Registrant's Registration Statement on Form 8-A.

(2) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995.

(3) Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended February

         28, 1994.

(4) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996.

(5) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996.

(6) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996.

                                                                  EXHIBIT 10.10



                           EXHIBITION LOAN AGREEMENT


        THIS EXHIBITION LOAN AGREEMENT (herein the "Agreement") entered into by and between RMS TITANIC, INC., a for-profit Florida corporation, whose mailing address for notice purposes is 17 Battery Place, Suite 203, New York, New York 10004 (herein "RMS"); CITY OF MEMPHIS, TENNESSEE, a municipal corporation, whose mailing address for notice purposes is One Convention Plaza, Memphis, Tennessee 38103 (herein "Memphis"); and FLORIDA INTERNATIONAL MUSEUM, INC., a Florida not-for-profit corporation, whose mailing address for notice purposes is 100 2nd Street North, St. Petersburg, Florida 33701 (herein "FIM").

                                    RECITALS

        A. RMS is the salvor-in possession of the RMS Titanic, a vessel which sank in the North Atlantic Ocean on April 14/15, 1912 (herein the "Titanic"), and as such is the owner of over 4,000 artifacts recovered from the Titanic (herein the "Titanic Artifacts").

        B. Memphis, through its "Wonders" series, has presented six major exhibitions and is presently completing plans and galleries for an exhibition featuring the story of the Titanic (herein the "Memphis Titanic Exhibition") to be held in Memphis, Tennessee, from April 3, 1997 through September 30, 1997 (herein the "Memphis Exhibition Period"). Pursuant to an Exhibition Agreement entered into between Memphis and RMS on August 8, 1996 (herein the "RMS/Memphis Contract") RMS has agreed to lend to Memphis approximately 300 objects to be selected by Memphis from the Titanic Artifacts (herein the "Main Artifacts") for display at the Memphis Titanic Exhibition. A list of the proposed Main Artifacts is attached as Schedule "B" hereto, but the actual Main Artifacts may differ from the proposed list.

        C. In addition to the Main Artifacts, Memphis is in the process of assembling, from various sources, approximately thirty (30) supplemental artifacts relating to the Titanic and the era in which it sailed (herein the "Supplemental Artifacts"). A list of the proposed Supplement Artifacts is attached as Schedule "C" hereto, but the actual Supplemental Artifacts may differ from the proposed list.

        D. Certain items have been or will be produced, manufactured and developed in order to create and present the Memphis Titanic Exhibition. The foregoing described items include the "Presentation Items" described on Schedule "D-1" hereto and the "Associated Items" described on Schedules "D-2" and "D-3" hereto.

        E. The purpose of this Agreement is to provide FIM with such items, among which are the Main Artifacts, Supplemental Artifacts, Presentation Items and Associated Items, as are necessary or beneficial to enable FIM to host an exhibition on the Titanic (herein the "FIM Titanic Exhibition") at its museum in St. Petersburg, Florida in substantially the same manner and quality as the Memphis Titanic Exhibition which will be presented by Memphis at its facility in Memphis, Tennessee.

        NOW, THEREFORE, in consideration of the Recitals described above, the mutual obligations of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to by the parties, RMS, Memphis and FIM agree as follows:

                            PARAGRAPH 1: EXHIBITION


        101. Exhibition. RMS, Memphis and FIM agree that FIM will host the FIM Titanic Exhibition, featuring the Main Artifacts and Supplemental Artifacts, using the Presentation Items and Associated Items, during the period November 15, 1997 through May 15, 1998 (herein the "FIM Exhibition Period") at FIM's museum in St. Petersburg, Florida (herein the "FIM Museum").

        1.02    Loan of Main Artifacts.

                (a) RMS hereby agrees to loan to FIM the Main Artifacts for use at the FIM Titanic Exhibition, pursuant to the terms hereof. RMS hereby authorizes Memphis, as exhibition management consultant to FIM, at the end of the Memphis Exhibition Period, to arrange for the packing of the Main Artifacts and shipment of same to the FIM Museum.

                (b) Memphis hereby agrees, as exhibition management consultant to FIM, to arrange for the packing of the Main Artifacts (in existing crates), shipment of same to the FIM Museum for arrival in sufficient advance time of the FIM Titanic Exhibition opening date to allow for the installation of same (but in no event later than October 15, 1997) and installation of same at the FIM Museum.

                (c) At the close of the FIM Titanic Exhibition, FIM, through Memphis as exhibition management consultant to FIM, shall arrange for the deinstallation and packing and of the Main Artifacts, which shall be completed no later than thirty (30) days after the close of the FIM Exhibition Period. RMS agrees to take possession of the Main Artifacts at the FIM Museum, and remove the Main Artifacts from the FIM Museum, no later than thirty (30) days after receipt of notice from FIM that the Main Artifacts are ready for shipment.

                (d) Memphis hereby agrees, as management consultant to FIM, to arrange for insurance covering damage, theft or destruction of the Main Artifacts during the "FIM Responsibility Period" (defined below) in the values identified in Schedule "B" hereto, but not to exceed Ten Million Dollars ($10,000,000.00) in insured value.

                (e) RMS hereby warrants, and Memphis agrees to certify prior to shipment to FIM, that the Main Artifacts loaned to FIM for display at the FIM Titanic Exhibition shall be identical in number and identify to those loaned by RMS to Memphis for display at the Memphis Titanic Exhibition.

        1.03    Loan of Supplemental Artifacts.

                (a) Memphis hereby agrees, as exhibition management consultant to FIM, to use its best efforts to obtain and provide to FIM the right to use all Supplemental Artifacts used by Memphis at the Memphis Titanic Exhibition, at costs (including loan fee, packing, insurance, transportation (to and from the FIM Museum) and any other charges) not in excess of one-half of those collectively charged to Memphis and FIM for the use of same at the Memphis Titanic Exhibition and FIM Titanic Exhibition.

                (b) Before obligating FIM to pay for the Supplemental Artifacts, Memphis will notify FIM as to the proposed cost of same (including any costs relating to packing, transportation and insurance) and provide FIM with the option of refusing to take same as part of the FIM Titanic Exhibition.

                (c) Should Memphis be unable to obtain for FIM the use of any Supplemental Artifacts used at the Memphis Titanic Exhibition, or should FIM decline any Supplemental Artifacts pursuant to the terms of subparagraph 1.03(b) above, then Memphis will use its best efforts to assist FIM in making such adjustments as will enable FIM to produce the FIM Titanic Exhibition as a superior exhibition of an overall quality comparable to the Memphis Titanic Exhibition.

        1.04    Loan of Presentation Items.

                (a) The parties hereby acknowledge that Memphis is the owner of the Presentation Items on the date hereof. Memphis hereby agrees to loan to RMS the Presentation Items, for ultimate use by FIM at the FIM Titanic Exhibition, in exchange for a loan fee of $150,000 (herein the "RMS Loan Fee") payable $25,000 per month for six months beginning on the date of delivery of the Presentation Items and continuing on the same day of the following five months. The payments of RMS Loan Fee shall be paid by FIM to Memphis on behalf of RMS.

        (b) RMS hereby agrees to loan to FIM the Presentation Items for use at the FIM Titanic Exhibition, pursuant to the terms described herein. FIM shall pay a loan fee (herein the "FIM Loan Fee") for the Presentation Items in the manner described in subparagraph 1.04(a) above. It is the intention of the parties that the payment made by FIM to Memphis under subparagraph 1.04(a) above to be deemed a payment by FIM of the FIM Loan Fee to RMS and a simultaneous payment of the RMS Loan Fee to Memphis.

        (c) Memphis, as exhibition management consultant for FIM, shall arrange for the construction of crates necessary to ship the Presentation Items to the FIM Museum (herein the "Presentation Items Crates").

        (d) Memphis hereby agrees, as exhibition management consultant to FIM, to arrange for the packing of the Presentation Items, shipment of same to the FIM Museum for arrival in sufficient advance time of the FIM Titanic Exhibition opening date to allow for the installation of same (but in no event later than October 15, 1997) and installation of same at the FIM Museum.

        (e) Memphis hereby agrees, as exhibition management consultant to FIM, to arrange for insurance covering damage, theft or destruction of the Presentation Items during the "FIM Responsibility Period" (defined below) in values not to exceed Eight Hundred Eighty Thousand Dollars ($880,000) in insured value.

        (f) Under subparagraph 3.15 of the RMS/Titanic Contract, Memphis has granted to RMS the right to purchase (herein the "Purchase Right") certain of the presentation Items for the prices (herein the "Purchase Right Price") and pursuant to the terms described therein. With respect to such Purchase Right, the parties hereby agree as follows:

                (1) RMS must exercise its right to purchase the display cases which are part of the Presentation Items (herein the "Display Cases") on or before the end of the Memphis Exhibition Period; provided that: (i) the purchase of the Display Cases by RMS hereunder shall not affect FIM's right to use them as part of the Presentation Items under subparagraph 1.04(b) above;
(ii) RMS shall be obligated to pay for the Display Cases on or before the end of the FIM Exhibition Period; (iii) with respect to the Presentation Items other than the Display Cases, RMS' right to exercise its Purchase Right is hereby extended to end on May 15, 1998; and (iv) except as described in this subparagraph 1.04(f), the provisions within the RMS/Titanic Contract relating to the Purchase Right remain in full force and effect.

                (2) RMS shall receive a credit against the Purchase Price for the Acquired Presentation Items equal to 100% of the RMS Loan Fee paid to Memphis under subparagraph 1.04(a) above.

                (3) Should RMS exercise its Purchase Right with respect to some or all of the Presentation Items for which it has such right (herein the "Acquired Presentation Items") then:

                        (i) RMS will be obligated to pay for the packing of the Acquired Presentation Items and shipment of same from the FIM Museum to the location chosen by RMS; provided that RMS shall pay Memphis for the Acquired Presentation Items, and remove the Acquired Presentation Items from the FIM Museum, no later than thirty (30) days after the close of the FIM Titanic Exhibition;

                        (ii) RMS shall purchase from FIM, and FIM shall sell to RMS, the crates in which the Acquired Presentation Items were previously packed (to extent same are in usable condition) at a cost equal to FIM's cost therefor; provided that RMS shall take same in "AS IS" condition; further provided that RMS shall pay FIM for same prior to taking possession of the Acquired Presentation Items and crates associated therewith.

                (4) To the extent that RMS does not acquire any of the Presentation Items (herein the "Non-Acquired Presentation Items") then FIM shall be obligated to ship same back to Memphis; provided that Memphis, as exhibition management consultant for FIM, shall arrange for the shipment of same; further provided that Memphis shall not obligate FIM for any costs relating to same until FIM agrees to such costs.

                (g) Should, prior to FIM returning the Presentation Items to Memphis, Memphis and RMS agree that an additional venue shall host the exhibition of the Main Artifacts and some or all of the Presentation Items after FIM (herein the "New Venue"), then the New Venue shall take possession of the Presentation Items (to the extent that they have agreed to take same) at the FIM Museum at the close of the FIM Titanic Exhibition and Memphis shall purchase the crates associated with the Presentation Items (which the New Venue is taking) at a cost equal to FIM's cost therefor.

        1.05 Loan of Associated Items.

                (a) Memphis hereby grants to FIM the right to use all of the Associated Items described on Schedule D-2 (the "Memphis Associated Items") in preparation of the FIM Titanic Exhibition, with such use beginning on the "Initial Payment Date" described in subparagraph 2.03(c) below, and continuing during the term of the FIM Exhibition Period.

                (b) RMS hereby grants to FIM the right to use all of the Associated Items described on Schedule D-3 (the "RMS Associated Items") in preparation of the FIM Titanic Exhibition, with such use beginning on the "Initial Payment Date" described in subparagraph 2.03(c) below, and continuing during the term of the FIM Exhibition Period.

                (c) To the extent that either Memphis or RMS have possession of any of the Associated Items, they will deliver same, or usable copies of same, to FIM within fifteen (15) days after receipt of request from FIM as to any particular item; provided that no such items shall be requested prior to the Initial Payment Date.

        1.06 FIM Responsibility. The "FIM Responsibility Period" shall be that period when FIM is responsible for insuring, and responsible for securing and protecting from harm, the Main Artifacts, Supplemental Artifacts and Presentation Items as the case may be. The FIM Responsibility Period:

                (a) With respect to the Main Artifacts, shall begin at the time and date when the Main Artifacts are delivered to the common carrier for shipment to the FIM Museum and will continue until such time when RMS assumes possession of the Main Artifacts at the FIM Museum, after the Main Artifacts have been packed, at the close of the FIM Titanic Exhibition.

                (b) As to the Supplemental Artifacts, shall be that period of time which is agreed to in writing by FIM at such time as the Supplemental Artifacts are confirmed.

                (c) As to the Presentation Items, shall begin at the time and date when the Presentation Items are delivered to the common carrier for shipment to the FIM Museum. With respect to the Acquired Presentation Items, the FIM Responsibility Period shall end at such time as RMS assumes possession of the Acquired Presentation Items at the FIM Museum at the close of the FIM Titanic Exhibition. With respect to the Non-Acquired Presentation Items, the FIM Responsibility Period shall end upon delivery of same to Memphis, or upon taking possession of same by the New Venue at the FIM Museum at the close of the FIM Titanic Exhibition, as applicable.

        1.07 Grant of Other Rights.

                (a) Memphis hereby grants to FIM such rights associated with the Presentation Items and Memphis Associated Items, as may be necessary to produce and present the FIM Titanic Exhibition in a manner substantially the same as the Memphis Titanic Exhibition.

                (b) RMS hereby grants to FIM such rights, associated with the Main Artifacts and RMS Associated Items, subject to limitations contained herein, as may be necessary to produce and present the FIM Titanic Exhibition in a manner substantially the same as the Memphis Titanic Exhibition.

        1.08    Indemnification.

                (a) RMS hereby represents and warrants that, pursuant to a judgment entered into in the Federal District Court for the Eastern District of Virginia on June 7, 1994, which is final and non-appealable, it has sole and exclusive authority to, and ownership of, the Titanic Artifacts, including the Main Artifacts, and all other artifacts which may be salvaged from the Titanic, that it has the right and authority to loan the Main Artifacts to FIM pursuant to the terms herein, and that it has not delegated, abandoned or assigned all or any part of such rights, and has not granted a security interest in the Main Artifacts. RMS hereby unconditionally agrees to indemnify, protect, defend, and hold harmless, FIM, its officers, directors, agents, representatives, employees and their successors and assigns, from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any expenses, attorney fees or charges of any character or nature, which FIM may incur or of which FIM may be threatened directly or indirectly, arising out of, resulting from or related to (1) allegations by any party of copyright infringement, trademark infringement, infringement or violation of other intellectual property rights, or other unauthorized use by FIM of the Main Artifacts; or (2) any breach by RMS of any warranty or any other of its obligations hereunder.

                (b) Memphis, to the extent that the City of Memphis is, permitted under applicable state law, hereby unconditionally agrees to indemnify, protect, defend, and hold harmless, FIM, its officers, directors, agents, representatives, employees, and their successors and assigns, from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any expenses, attorney fees or charges of any character or nature, which FIM may incur or of which FIM may be threatened directly or indirectly, arising out of, resulting from or related to: (1) FIM's use of the Supplemental Artifacts, Presentation Items or Associated Items, including, without limitation, allegations by any party of copyright infringement, trademark infringement, infringement or violation of other intellectual property rights, or unauthorized use of the Presentation Items, Supplemental Artifacts or Associated Items; or (2) any breach by Memphis of its obligations hereunder.

                (c) FIM hereby unconditionally agrees to indemnify, protect, defend and hold harmless, RMS and Memphis, their respective officers, directors, agents, representatives, employees, and their successors and assigns, from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any expenses, attorney fees or charges of any character of nature, which such parties may incur or of which such parties may be threatened directly or indirectly arising out of, resulting from or related to any breach by FIM of its obligations hereunder.

        1.09    Exclusivity.

                (a) RMS agrees that, other than the FIM Titanic Exhibition, there will be no other displays or exhibitions of the Titanic Artifacts: (1) anywhere in North America during the period beginning on the date hereof and ending on May 15, 1998 except as provided in subparagraph 1.09(b) below; or (2) anywhere in the States of Florida, Georgia, South Carolina, North Carolina or Alabama from the date hereof through May 15, 1999.

                (b)  Subparagraph 1.09(a)(1) shall not prohibit:

                     (1)  the Memphis Titanic Exhibition; or

                     (2) the continued presentation of the existing expedition exhibition (herein the "Hull Dive Expedition") of no more than ten (10) restored Titanic Artifacts presently being displayed in Norfolk, Virginia, and no more than twenty-five (25) unrestored Titanic Artifacts presently displayed in connection therewith (provided that if RMS obtains Titanic Artifacts from a 1997 Titanic dive then the number of artifacts may be increased to fifteen (15) restored Titanic Artifacts and thirty-five (35) unrestored Titanic Artifacts (which unrestored items are from the 1996 and 1997 expeditions)) so long as:

                                (i)     there is no more than one Hull Dive
Exhibition under presentation at any time;

                                (ii)    all advertising for the Hull Dive
Exhibition clearly identifies it as "Titanic -- the Expedition"; and

                                (iii)   the Hull Dive Exhibition is not
exhibited in the States of Florida, Georgia, South Carolina, North Carolina or Alabama.

        1.10    Scope, Quality of FIM Titanic Exhibition.

                (a) Memphis agrees that the Supplemental Artifacts (subject to the limits under subparagraph 1.03 above), Memphis Associated Items (described in Schedule D-2) and Presentation Items provided to FIM hereunder will be substantially the same as the Supplemental Artifacts, Associated Items and Presentation Items used in presenting the Memphis Titanic Exhibition in Memphis, Tennessee.

                (b) RMS agrees that the Main Artifacts and RMS Associated Items (described in Schedule D-3) provided to FIM hereunder will be substantially the same as the Titanic Artifacts and Associated Items provided to Memphis for use in presenting the Memphis Titanic Exhibition.

                (c) FIM shall be responsible for making all arrangements relating to the presentation of the FIM Titanic Exhibition, subject to the obligations of the other parties hereto, and will (1) complete preparations in sufficient advance of the opening so as to permit the Exhibition to commence on November 15, 1997, as scheduled; (2) commission, provide and supervise all design and construction work relating to the FIM Titanic Exhibition; (3) develop and implement a comprehensive marketing, advertising, promotion and public relations plan for the FIM Titanic Exhibition; (4) develop and implement a comprehensive admissions and sale program; (5) be responsible for the care and storage of the Main Artifacts; (6) provide insurance for the Main Artifacts in the manner described otherwise herein; (7) be responsible for the installation and deinstallation of the Main Artifacts; (8) be responsible for staffing of FIM; and (9) design, construct, market and operate the FIM Titanic Exhibition in a high quality manner consistent with previous exhibitions developed by FIM.

                           PARAGRAPH 2: FIM PAYMENTS

        2.01 No Other Payments. Other than as provided in this Paragraph 2, or in that certain Exhibition Management, Gift Shop and First Refusal Agreement entered into by Memphis and FIM of even date (herein the "Memphis/FIM Management Agreement"), FIM shall not be required to pay any fees or amounts to Memphis, RMS or any other party relating to the loan of the Main Artifacts, Supplemental Artifacts, Presentation Items or Associated Items, or provide reimbursement or payment for any costs spent by Memphis or RMS in fulfilling their obligations hereunder.

        2.02    Direct Payments for Expenses.

                (a) FIM will be responsible for paying, or reimbursing Memphis for payment of, the following expenses:

                        (1) Insurance for the Main Artifacts, in the manner described in subparagraph 1.02 above; provided that Memphis has estimated that such insurance shall not exceed Thirty Thousand Dollars ($30,000.00).

                        (2) Transportation for the Main Artifacts from Memphis to the FIM Museum, in the manner described in subparagraph 1.02 above; provided that Memphis has estimated that such transportation shall not exceed Fifteen Thousand Dollars ($15,000.00) (two climate controlled vans at $7,500.00 each).

                        (3)     The cost of borrowing, insuring and
transporting the Supplemental Artifacts, in the manner described in subparagraph 1.03 above; provided that Memphis has estimated that such costs shall not exceed One Hundred Thousand Dollars ($100,000.00).

                        (4) Insurance for the Presentation Items, in the manner described in subparagraph 1.04 above; provided that Memphis has estimated that such insurance costs shall not exceed Ten Thousand Dollars ($10,000.00).

                        (5) Transportation for the Presentation Items from Memphis to the FIM Museum in the manner contemplated under subparagraph 1.04 above; provided that Memphis has estimated that such transportation costs shall not exceed Twenty Thousand Dollars ($20,000.00) (four large vans at $5,000.00 each).

                        (6) Subject to the potential for repayment under subparagraph 1.04 above, the costs of transportation of the Presentation Items from the FIM Museum to Memphis in the manner contemplated under subparagraph
1.04 above; provided that Memphis has estimated that such transportation costs will not exceed Twenty Thousand Dollars ($20,000.00) (four large vans at $5,000.00 each).

                        (7) Subject to the potential for repayment under subparagraph 1.04 above, the costs of constructing crates for the Presentation Items in the manner contemplated under subparagraph 1.04 above; provided that Memphis has estimated that such costs shall not exceed Twenty Thousand Dollars ($20,000.00).

                        (8) The cost of providing a security escort for transportation of the Main Artifacts and Presentation Items from Memphis to the FIM Museum; provided that Memphis has estimated such costs will not exceed Three Thousand Dollars ($3,000.00).

                        (9) The cost of Main Artifacts, Supplemental Artifacts and display case handling, including unpacking, installation, deinstallation and packing at the FIM Museum in the manner contemplated under subparagraphs 1.02 and 1.04 above; provided that Memphis has estimated that such costs shall not exceed Forty Thousand Dollars ($40,000.00) ($20,000.00 for unpacking and installation and $20,000.00 for deinstallation and packing).

                (b) Before incurring any costs on behalf of FIM, Memphis agrees to provide FIM with a firm price regarding same. FIM shall have the option of either independently obtaining such services or obtaining the services at the costs confirmed by Memphis.

                (c) Memphis will provide FIM with copies of receipts and invoices sufficient to evidence the expenses to be paid or reimbursed by FIM.

        2.03    Fees to RMS.

                (a) Attendance Fee. FIM will pay the following to RMS as a fee (herein the "RMS Attendance Fee") in exchange for all agreements provided by RMS hereunder:

                        (1) For every paying attendee from whom FIM receives $6.00 or less to attend the FIM Titanic Exhibition, FIM will pay to RMS $1.00;

                        (2) For paying attendees from whom FIM receives more than $6.00 to attend the FIM Titanic Exhibition (herein the "Over $6 Attendee"), FIM will pay to RMS:

                                (i)     Thirty-four cents ($.34) per attendee
for the first 250,000 Over $6 Attendees;

                (ii) Two dollars and eighty cents ($2.80) per attendee for 250,001 through 350,000 Over $6 Attendees;

               (iii) Three dollars and ten cents ($3.10) per attendee for $350,001 through 450,000 Over $6 Attendees; and

                (iv) Two dollars and ninety-five cents ($2.95) per attendee for each Over $6 Attendee in excess of $450,000.

        (3) For every attendee receiving free admission to the FIM Titanic Exhibition, FIM will pay to RMS $1.00; provided that FIM shall not be required to pay any such fee with respect to free attendees until the total free attendees exceed 2% of total attendees at the FIM Titanic Exhibition and then only for those free attendees in excess of such 2% total attendees; further provided that no media free attendees will be counted in the foregoing 2% free attendee computation and FIM will not be required to pay any fee amount with respect to free media attendees.

   (b) Gift Shop Fee. FIM will pay to RMS a payment (herein the "RMS Gift Shop Fee") equal to ten percent (10%) of the "Gross Titanic Merchandise Receipts" at the FIM Gift Shop. For purposes of this subparagraph 2.03(b), the "Gross Titanic Merchandise Receipts" shall equal all cash receipts received by FIM for sales of "Titanic Merchandise" less sales and use taxes, credit card charges, check verification charges and refunds given for returns. As used in the preceding sentence, the term "Titanic Merchandise" shall mean such merchandise as is offered for sale at FIM's Gift Shop related to the FIM Titanic Exhibition.

   (c)  Reports; Payments.

        (1) Within thirty (30) days after each calendar month during the FIM Exhibition Period, beginning December 30, 1997, FIM shall provide to RMS:

                (i) a report of attendees, along with payment of such RMS Attendance Fee payment amounts as may be due to RMS during the prior calendar month; and

               (ii) a report of the Gross Titanic Merchandise Receipts, along with payment of such RMS Gift Shop Fee payments as may be due to RMS during the prior calendar month.

        (2) The reports submitted by FIM in accordance with subparagraph 2.03(c)(1) above shall include such information as may be necessary to make the calculations described in subparagraph 2.03(a) and (b) above. RMS, during reasonable times and after delivery of at least forty-eight (48) hour prior notice to FIM, shall have the right to inspect the attendance records, and FIM Gift Shop sales records of FIM in order to verify the accuracy of the reports submitted by FIM.

        (3) FIM shall pay $100,000 toward the combined RMS Gift Shop Fee and RMS Attendance Fee on such date as FIM notifies RMS that it has received the board of director approval required under subparagraph 5.08 below (herein the "Initial Payment Date"). FIM shall pay an additional $50,000 toward the combined RMS Gift Shop Fee and RMS Attendance Fee on November 15, 1997. The payments made under this subparagraph 2.03(c)(4) shall be credited against the earliest RMS Gift Shop Fee and RMS Attendance Fee payments otherwise due under subparagraphs 2.03(c)(1) and (2) above.

   (c) Minimum Combined Fees. The minimum combined RMS Attendance Fee and RMS Gift Shop Fee payable hereunder shall be $300,000 (herein the "Minimum RMS Fee"). If, at the end of the FIM Titanic Exhibition, the sum of the actual RMS Attendance Fee and RMS Gift Shop Fee accrued under subparagraphs 2.03(a) and
(b) is less than the Minimum RMS Fee then, within thirty (30) days after the last day of the FIM Titanic Exhibition, FIM will pay the difference to RMS.

        2.04 Fees to Memphis. All fees payable to Memphis for its services and rights provided to FIM hereunder, along with fees payable to Memphis under the Memphis/FIM Management Agreement, shall be identified and paid under the terms described in the Memphis/FIM Management Agreement.

                          PARAGRAPH 3: RELATED MATTERS

        3.01  Marketing; Advertising; Publicity.

              (a) RMS shall be fully consulted about and shall participate, as requested by FIM, in publicity activities relating to the FIM Titanic Exhibition. FIM will not conduct any marketing or publicity efforts which treat the memory of the Titanic with a lack of dignity and respect. FIM will discontinue any marketing or publicity efforts objected to by RMS; provided that RMS will not object to same unless such efforts (the following are collectively referred to as the "Authorized Objection Reasons"): (1) reflect a treatment of the memory of the Titanic with a lack of dignity and respect; or
(2) reflect negatively on the image of RMS.

              (b) FIM shall make available to RMS any advertising copy (including television, print, radio and billboard) in advance of the utilization thereof by FIM for the marketing of the FIM Titanic Exhibition. No such advertising copy may be used by FIM without RMS' prior consent, which consent shall be presumed unless RMS objects to same in writing within twenty-four (24) hours after receipt of facsimile transmission thereof. RMS shall not object to any advertising materials except for Authorized Objection Reasons. Any advertising material approved by RMS for use in conjunction with the Memphis Titanic Exhibition shall be presumed to be approved for use by FIM in conjunction with the FIM Titanic Exhibition.

              (c) FIM agrees to spend at least $700,000 for marketing, advertising, public relations and related efforts (excluding FIM staff salaries) during the course of preparing for and presenting the FIM Titanic Exhibition.

        3.02  Merchandising.

              (a) The parties agree that FIM shall have the sole and exclusive right to sell merchandise at the FIM Titanic Exhibition. FIM agrees to arrange for adequate space within the FIM Titanic Exhibition for a gift shop (herein the "FIM Gift Shop"). The items of Merchandise to be sold at the FIM Gift Shop relating to or depicting the Titanic shall be subject to RMS' consent which consent shall not be withheld unless RMS reasonably believes that the sale of particular items of Merchandise reflect a failure to treat the memory of the Titanic with dignity and respect; provided that any merchandise approved by RMS for sale at the Memphis Titanic Exhibition shall be presumed to have been approved by RMS for sale at the FIM Titanic Exhibition.

             (b) To the extent that FIM obtains the names and/or addresses of the purchasers of Merchandise and tickets at the FIM Titanic Exhibition, a list of such names and/or addresses will be furnished to RMS at the close of the FIM Titanic Exhibition. Both parties shall have the right to use the list of such purchasers as they may respectfully determine thereafter, independent of, and without claims or rights, of the other party hereto; provided that neither party shall use such names in such a manner as would detract from the dignity and prestige of the FIM Museum or the dignity and respect of the memory of the Titanic.

             (c) No merchandise derived with proprietary property rights of RMS shall be offered for sale or sold by FIM through any outlet other than the FIM Gift Shop or at satellite merchandise sites in the metropolitan area of St. Petersburg/Tampa, Florida, including, but not limited to, direct marketing programs conducted by mail, telemarketing, any public or proprietary computerized interactive information retrieval network or system (the "Internet"), or otherwise without the express written consent of RMS.


             (d) Nothing in this Agreement shall be construed as prohibiting or limiting the rights of RMS to market merchandise relating to the Titanic through non-retail means throughout the world and through retail means outside of the State of Florida; provided that RMS shall not operate, directly or indirectly, a competing retail outlet selling such merchandise in the greater St. Petersburg or west coast of Florida.

                (e) FIM, and Memphis on behalf of FIM, shall have the right to produce merchandise based on images or recreations of the Titanic underwater photography (to the limited extent that RMS has the right to provide same) and Titanic Artifacts and photography for sale in the FIM Gift Shop; provided, however, such items of merchandise shall be subject to RMS' written consent as to the quality, style, appearance and retail price (except that RMS has no right to approve catalog prices) of each set of products, which consent shall not be unreasonably refused.

        3.03    Audio Visual Rights.

                (a) Except for the sole purpose of the exhibition orientation introductory film and video wall film approved for use by Memphis described in Schedule D-2 hereof, and except for the sole purpose of promoting the FIM Titanic Exhibition (in which case the following are permitted), no television, video, film, music, photography or other audio visual rights including, but not limited to, telecommunication mediums such as the Internet are granted by RMS to FIM; provided that for purposes of promoting the FIM Titanic Exhibition, FIM shall be free to use television (including infomercial), video, film, music, photography or other audio visual means (including the Internet) (herein the "Produced Promotion Materials"). The parties agree that the subject of the Produced Promotional Materials shall be limited to the FIM Titanic Exhibition, and that subject to RMS' prior written consent, a reasonable portion of RMS' "Supporting Material" (which shall mean material relating specifically to the recovery of the Titanic Artifacts and other objects recovered by RMS from the wreck site of the Titanic including, but not limited to, photographs and video footage, which shall be supplied by
RMS) shall be made available for utilization in the Produced Promotional Materials at no additional cost to FIM (except that FIM shall pay reasonable photographic duplication costs and costs of shipping same); provided, however, that all "Supporting Material" shall be jointly selected and approved by RMS and FIM, with RMS reserving the right to approve, in its reasonable business judgment, the type and amount of Supporting Material to be included in the Produced Promotional Materials; provided that RMS shall not refuse to approve same unless the use of same by FIM will have a material adverse impact on the commercial value of the Supporting Material to RMS. All rights and title to photographs of the Titanic Artifacts and RMS' Supporting Material shall be owned exclusively by RMS, and no rights or interest therein are hereby conferred upon FIM except as expressly set forth in this Agreement. RMS shall have the right to approve the content and form of the Produced Promotional Materials prior to the release thereof to the public, which consent shall not be withheld except for Authorized Objection Reasons. Any Produced Promotion Materials approved by RMS for use at the Memphis Titanic Exhibition shall be presumed to be approved for use at the FIM Titanic Exhibition.

                (b) Any Internet site used by FIM to promote or advertise the FIM Titanic Exhibition shall include a reference, on a initial screen thereof, that the FIM Titanic Exhibition is presented in association with RMS, and shall contain a hypertext link to RMS' Internet site at the first reference to RMS. Any Internet site used by RMS shall include a reference, on the initial screen thereof, that the FIM Titanic Exhibition is being presented at the FIM Museum in St. Petersburg, Florida, and shall contain a hypertext link to the Internet site used by FIM to promote or advertise the FIM Titanic Exhibition.

                (c) Except for media, which the parties hereby acknowledge are allowed entry under the terms of subparagraph 3.03(a) above, FIM will refuse admission to the FIM Titanic Exhibition to anyone carrying or who has within their control sight or sound devices which enable them to film or record the FIM Titanic Exhibition, and will eject any person who refuses to relinquish such sight and sound equipment prior to entering the FIM Titanic Exhibition.
RMS will identify to FIM which Main Artifacts may be photographed with flash photography and which may not.

        3.04 Trademark Rights. Neither party, by virtue of this Agreement, shall obtain or claim any right, title or interest in or to the other parties name, trademark or logo, except the right to use as specified herein and all parties hereby acknowledge and agree that all such use shall inure to the benefit of the respective owner.

                               PARAGRAPH 4: TERM

        4.01 Term. This Agreement shall commence on the date of execution hereof and shall terminate on the earlier of that date described in subparagraph 5.08 below, or that date ninety (90) days after the end of the FIM Exhibition Period.

        4.02    Obligations Upon Termination.

                (a) Within thirty (30) days after the end of the FIM Exhibition Period, RMS, at the request of FIM, shall forthwith return to FIM or otherwise dispose of as FIM may direct all pamphlets, literature, photographs, catalogs, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to FIM and sent to RMS relating to the FIM Titanic Exhibition (other than correspondence between FIM and RMS) which RMS may have in its possession or under its control, except that RMS shall have the right to retain one copy of the foregoing for archival purposes.

                (b) Within thirty (30) days after the end of the FIM Exhibition Period, FIM, at the request of RMS, shall forthwith return to RMS or otherwise dispose of as RMS may direct all pamphlets, literature, photographs, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to RMS and sent to FIM relating to the FIM Titanic Exhibition (other than correspondence between FIM and RMS) which FIM may have in its possession or under its control, except that: (1) FIM shall have the right to retain one copy of the foregoing for archival purposes; and (2) FIM may retain and continue to sell at its gift shop, Titanic related merchandise until same is sold out.

                        PARAGRAPH 5: GENERAL PROVISIONS

        5.01 Time of Essence. The parties agree that as to time periods contained herein, time is of the essence.

        5.02 Entire Agreement. This writing contains the entire agreement of the parties with regard to the matters herein described, and no representations or agreements, oral or otherwise, between the parties prior or subsequent to the signing of this Agreement not embodied herein shall be of any force and effect.

        5.03 Construction and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any action, by any party, to enforce or interpret any terms of this Agreement, or any dispute arising out of or related to this Agreement, shall be exclusively commenced, brought before, and decided by the applicable federal and state courts in the City of New York, New York. The parties hereby consent and agree to the above-described venue and jurisdiction of such courts and actions.

        5.04 Modifications; Notices. This Agreement may be modified or amended only by the written consent of the parties hereto. Any notice or other communication to any party shall be sent by certified or registered mail or via receipted express mail, to such party's respective address set forth in the first paragraph of this Agreement, or to such other address as such party may designate from time to time by written notice to the other.

        5.05 No Waiver; Counterparts. The failure of any party at any time to require performance by another party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter; nor shall the waiver by any party of a breach of any provision hereof be taken or held to be a waiver of the provision itself. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.06 Costs and Attorneys' Fees. In connection with any litigation, including appellate proceedings arising out of this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees. Costs and attorneys' fees shall include any and all attorneys' fees incurred in preparation for trial, at trial, on appeal or in bankruptcy proceedings and shall also include paralegal expenses and all reasonable travel, copying and transmission costs of the attorneys, expert witness fees, the costs of investigation and proof of facts, and the costs of any sales, services, value added or similar tax imposed upon amounts relating to any services or costs described in this sentence.

        5.07 Independent Contractors. The relationship of the parties hereto shall be that of independent contractors and not of partners, joint ventures, employee/employer or other relationship.

        5.08    Authority; Approval of FIM Board.

                (a) The undersigned representatives of Memphis hereby acknowledge and agree that they have the authority to bind their organization, and by execution of this Agreement their organization is bound to the terms hereof; provided that this Agreement is not binding upon Memphis until signed by the Mayor.

                (b) The undersigned representatives of RMS hereby acknowledge and agree that they have the authority to bind their respective organizations, and that by execution of this Agreement their respective organizations are bound to the terms hereof; provided that the obligations of RMS under this Agreement are contingent upon receiving the approval of the board of directors (or an authorized committee thereof) of RMS; provided that RMS agrees to submit this Agreement for approval within seven (7) days after execution hereof and will provide written verification of approval by facsimile within one (1) day thereafter.

                (c) The obligations of FIM under this Agreement are contingent upon FIM receiving approval of its Board of Directors; provided that if FIM does not receive such approval and deliver notice of same to RMS and Memphis on or before January 31, 1997, then this Agreement shall terminate and have no force or effect. FIM agrees to call a board meeting on or before January 31, 1997, and present this Agreement for approval.

        5.09 Budgets Not Binding. FIM has provided Memphis and RMS with various proposed budgets and charts of account related to the FIM Titanic Exhibition (herein collectively the "Proposed Budgets"). Memphis and RMS hereby acknowledge and agree that the items described in the Proposed Budgets may and shall differ materially from those described in the Proposed Budgets and that the only budget items to which FIM is bound are those contained herein.

        NOW, THEREFORE, the parties have executed this Agreement this 10th day of December, 1996.

RMS TITANIC, INC., a New York for-profit        CITY OF MEMPHIS, a municipal corporation
corporation

By: /s/ George Tulloch                          By: /s/ Dr. W. W. Herenton
   -------------------------------------        ----------------------------------------
    George Tulloch, as its President              Dr. W. W. Herenton, Mayor

                                                Attest:  /s/ Illegible
                                                       ---------------------------------
                                                        Deputy Controller

                                                By: /s/ Glen Campbell
                                                    ------------------------------------
                                                     Glen Campbell, Manager
                                                     Finance and Logistics
(Corporate Seal)

                                                Approval as to Form: /s/ Illegible
"RMS"                                                               --------------------
                                                                       City Attorney

                                                      (Corporate Seal)

                                                          "MEMPHIS"

FLORIDA INTERNATIONAL MUSEUM, INC.,
a Florida not-for-profit corporation

By: /s/ Joseph Cremin
   ---------------------------------
     Joseph Cremin, as its President

          (Corporate Seal)

          "FIM"

Schedules:      B:    Proposed Main Artifacts
                C:    Proposed Supplemental Artifacts
                D-1:  Presentation Items
                D-2:  Memphis Associated Items
                D-3:  RMS Associated Items

                                  SCHEDULE "B"

  Atelier LP3 CONSERVATION  8 rue des Tanneries  21140 SEMUR EN AUXOIS  FRANCE

                        Exhibition MEMPHIS (318 numbers)

----------------------------------------------------------------------------
A1:  Objects deliver in Semur to the City before the end of September 96
A2:  Objects deliver in Semur to the City before the end of December 96
B:   Objects deliver to Semur to the City before March 1st
CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
[X]: Objects which cannot be change by mutual agreement.
----------------------------------------------------------------------------

        No. Inv.                                Object                                                                 Value $
------------------------------------------------------------------------------------------------------------------------------
[ ]     87/0001                 Brown faience teapot                            [ ] A 1  [X] A 2  [ ] B  [ ] CV         20 000
[X]     87/0002                 Solid silver chocolate pot                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         50 000
[X]     87/0003.A.BJ-20/        Chased silver box containing cuff links         [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[ ]     87/0004                 Back of Brush "Royal Ivoire France"             [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000
[X]     87/0005                 Mirror holder                                   [X] A 1  [ ] A 2  [ ] B  [ ] CV         40 000
[X]     87/0006.3/3             Shallow dish w/White Star Line logo             [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0008.1/3             Cup w/White Star Line logo                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0009.1-3/94          Egg plates                                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[X]     87/0009.4-6/94          Egg plates                                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         60 000
[ ]     87/0010                 Faucets, "Hot" and "Cold"                       [ ] A 1  [ ] A 2  [ ] B  [X] CV         20 000
[X]     87/0011.1/3             Cut crystal carale w/White Star Line flag       [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0012                 Jam pot of cut crystal, w/White Star Line flag  [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0013                 Decorative porcelain sprinkler                  [X] A 1  [ ] A 2  [ ] B  [ ] CV         15 000
[X]     87/0015                 Bottle of benedictine                           [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[ ]     87/0017.1-3.5,6,8       Silver plated forks                             [ ] A 1  [ ] A 2  [X] B  [ ] CV         15 000
[X]     87/0017.11/12           Silver plated fork                              [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0017.12/12           Silver plated fork                              [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0017.7/12            Silver plated fork                              [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0019.A1.2/2:B1.2/6   Gillette razor blade boxes w/blades & wrappers  [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[ ]     87/                     Gillette razor blades & wrappers                [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000
[ ]     87/0023                 Hairpin for chignon, decorated w/Chinese        [ ] A 1  [ ] A 2  [ ] B  [X] CV         30 000
[ ]     87/0024                 Glass jar containing powder                     [ ] A 1  [X] A 2  [ ] B  [ ] CV         40 000
[ ]     87/0025                 Gold knife chain and case                       [ ] A 1  [ ] A 2  [ ] B  [X] CV         30 000
[X]     87/0028                 Comb                                            [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0030                 Pipe containing tobacco remains                 [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[ ]     87/0031                 Pipe with sculpted bowl                         [ ] A 1  [X] A 2  [ ] B  [ ] CV         20 000
[X]     87/0032.2-4/4           Uniform buttons, stamped w/White Star Line      [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0033                 Fountain pen "patented self filing pen"
                                  14 carat                                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0034                 Painted wood shaving brush                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0035                 Black silk bow tie                              [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[X]     87/0037.A.B             Eyeglasses w/leather case                       [X] A 1  [ ] A 2  [ ] B  [ ] CV         25 000
[X]     87/0038                 Titanic restaurant check                        [X] A 1  [ ] A 2  [ ] B  [ ] CV         50 000
[X]     87/0040                 Gold pocket watch "J & K Longines"              [X] A 1  [ ] A 2  [ ] B  [ ] CV         50 000

                                                                                        Total value                 10.000.000$


Initials:
           --------------     --------------     --------------
                RMS                FIM              Memphis

Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS   FRANCE

                        Exhibition MEMPHIS (318 numbers)

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[ ]   87/0096                   Silver mesh bag                                     [ ] A1   [ ] A2   [ ] B   [X] CV       60 000

[X]   87/0097.A3.6/745          4 Bank notes                                        [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[ ]   87/0097.B.D               Customs coupon; Oriental Hotel letter; envelope     [ ] A1   [ ] A2   [ ] B   [X] CV       20 000

[ ]   87/0099                   Chain with charms                                   [ ] A1   [ ] A2   [ ] B   [X] CV       30 000

[X]   87/0100                   Megaphone                                           [X] A1   [ ] A2   [ ] B   [ ] CV      120 000

[ ]   87/0102                   Letters                                             [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[X]   87/0103                   Leather travel bag                                  [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0104                   Shaving brush                                       [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[ ]   87/0106                   Top to a jar of powder                              [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[X]   87/0107                   Silvered metal razor                                [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[ ]   87/0110                   Copper soap box                                     [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0111                   Shaving soap stick in a metal "William Shaving      [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[ ]   87/0112.B                 Spectacles                                          [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[X]   87/0114                   Broken bottle of "PETROLE HAHN Pour ies             [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0119                   Sharpened plumes held by a string                   [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[ ]   87/0121                   Leather case containing two instruments             [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[ ]   87/0126                   Leather knife case and horn knife                   [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[X]   87/0130                   Hair brush                                          [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0134.B1-4/6            Business cards                                      [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[ ]   87/0134.B5/6              Business card                                       [ ] A1   [ ] A2   [ ] B   [X] CV       20 000

[ ]   87/0134.B6/6              Business card                                       [ ] A1   [ ] A2   [ ] B   [X] CV       20 000

[ ]   87/0134.D                 Commercial Travellers' ticket                       [ ] A1   [ ] A2   [ ] B   [X] CV       10 000

[X]   87/0139                   Gold wrist watch                                    [X] A1   [ ] A2   [ ] B   [ ] CV       35 000

[X]   87/0140                   Case for travel flask                               [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0141.A.B1 5/5          Leather case w/cigarettes                           [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0143                   Glass bottle from "C.DAMSCHINSKY LIQUID             [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0145.1/3               Shoe brush                                          [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0145.2/3               Shoe brush                                          [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0145.3/3               Shoe brush                                          [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0146.1.2/2             Cardboard box fragments                             [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0147.A.B               Elements of a wooden box                            [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[ ]   87/0150                   Deck bench armrest                                  [ ] A1   [X] A2   [ ] B   [ ] CV       60 000

[X]   87/0151                   Chandelier gilded by ???????????????????            [X] A1   [ ] A2   [ ] B   [ ] CV       40 000

                                                                                                       Total value     10.000.000$

  Atelier LP3 CONSERVATION  8 rue des Tanneries  21140 SEMUR EN AUXOIS  FRANCE

                        Exhibition MEMPHIS (318 numbers)

----------------------------------------------------------------------------
A1:  Objects deliver in Semur to the City before the end of September 96
A2:  Objects deliver in Semur to the City before the end of December 96
B:   Objects deliver to Semur to the City before March 1st
CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
[X]: Objects which cannot be change by mutual agreement.
----------------------------------------------------------------------------

        No. Inv.                                Object                                                                 Value $
------------------------------------------------------------------------------------------------------------------------------

[X]     87/0042                Leather wallet                                   [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[ ]     87/0045                Brooch mounted with gems and pearls              [ ] A 1  [ ] A 2  [ ] B  [X] CV         30 000
[ ]     87/0046                Pendant and chain of chased silver with gems     [ ] A 1  [ ] A 2  [ ] B  [X] CV         30 000
[ ]     87/0047                Gold and silver wrist chain, "Amy" in gems       [ ] A 1  [ ] A 2  [ ] B  [X] CV         60 000
[ ]     87/0049.1-50/50        50 Bank notes                                    [ ] A 1  [X] A 2  [ ] B  [ ] CV         25 000
[ ]     87/0050.A              Jewelry case                                     [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000
[ ]     87/0050.B              Materials from interior of jewelry case          [ ] A 1  [X] A 2  [ ] B  [ ] CV         20 000
[ ]     87/0051                Silver plated pocket watch, with guilloche cover [ ] A 1  [ ] A 2  [ ] B  [X] CV         40 000
[X]     87/0052                Tie pin with scarab                              [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[ ]     87/0053                Tie pin decorated with gems                      [ ] A 1  [ ] A 2  [ ] B  [X] CV         25 000
[X]     87/0054                Gold tie pin decorated with five gems            [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[ ]     87/0055                One collar button "18CT"                         [ ] A 1  [X] A 2  [ ] B  [ ] CV         10 000
[ ]     87/0056                Gold earring                                     [ ] A 1  [ ] A 2  [ ] B  [X] CV         25 000
[X]     87/0058                Gold mechanical pencil                           [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[ ]     87/0059                Heart shaped gold pendant "10CT 4543"            [ ] A 1  [ ] A 2  [ ] B  [X] CV         50 000
[ ]     87/0063                Brooch                                           [ ] A 1  [X] A 2  [ ] B  [ ] CV         40 000
[ ]     87/0064                Gold ring with gems                              [ ] A 1  [ ] A 2  [ ] B  [X] CV         50 000
[X]     87/0065                Ring with sapphires and gems                     [X] A 1  [ ] A 2  [ ] B  [ ] CV         60 000
[X]     87/0069                Twisted 9 carat gold chain w/ pendant            [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[ ]     87/0071                Knot shaped brooch, "14K" pendant, with two      [ ] A 1  [ ] A 2  [ ] B  [X] CV         50 000
[ ]     87/0072.1-7/7          7 Coins                                          [ ] A 1  [X] A 2  [ ] B  [ ] CV         35 000
[ ]     87/0074                Necklace of gold nuggets                         [ ] A 1  [ ] A 2  [ ] B  [X] CV         40 000
[ ]     87/0075                Gold ring with gems                              [ ] A 1  [ ] A 2  [ ] B  [X] CV         40 000
[ ]     87/0076                Silver ring with three gems (diamonds?)          [ ] A 1  [ ] A 2  [ ] B  [X] CV         50 000
[X]     87/0077                Leather pouch                                    [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[ ]     87/0079                Silk neckband with gems                          [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000
[X]     87/0081                Heart shaped pendant with gems on chain          [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[ ]     87/0082                Heart shaped pendant with clasp, on gold chain   [ ] A 1  [ ] A 2  [ ] B  [X] CV         40 000
[ ]     87/0083                Box of Gillette razor blades                     [ ] A 1  [ ] A 2  [ ] B  [X] CV         10 000
[ ]     87/0085                Pendant box on gold chain                        [ ] A 1  [ ] A 2  [ ] B  [X] CV         40 000
[ ]     87/0086                Pearl necklace                                   [ ] A 1  [X] A 2  [ ] B  [ ] CV         40 000
[ ]     87/0088                Set of two gold tie pins (cuff links?) with      [ ] A 1  [ ] A 2  [ ] B  [X] CV         30 000
[ ]     87/0094                Silver jewelry box                               [ ] A 1  [ ] A 2  [ ] B  [X] CV         50 000

                                                                                         Total value                10.000.000$

Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS   FRANCE

                        Exhibition MEMPHIS (318 numbers)

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------

         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[X]   87/0153                   Pedestal for ship's wheel (helm)                    [X] A1   [ ] A2   [ ] B   [ ] CV       80 000

[X]   87/0154                   Deck bell                                           [X] A1   [ ] A2   [ ] B   [ ] CV      150 000

[X]   87/0156                   Forward navigational beacon                         [X] A1   [ ] A2   [ ] B   [ ] CV       60 000

[X]   87/0158                   Porthole                                            [X] A1   [ ] A2   [ ] B   [ ] CV       80 000

[X]   87/0159                   "DOULTON & Co." sink w/faucets                      [X] A1   [ ] A2   [ ] B   [ ] CV       70 000

[ ]   87/0160                   Nickel kettle                                       [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[X]   87/0163                   Nickel kettle                                       [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0164.1/4               Faience sink                                        [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[ ]   87/0164.2/4               Faience sink                                        [ ] A1   [ ] A2   [ ] B   [X] CV       50 000

[X]   87/0165                   Navigational compass "Lord Kelvin": along           [ ] A1   [X] A2   [ ] B   [ ] CV      130 000

[X]   87/0169.A                 Storage water heater                                [X] A1   [ ] A2   [ ] B   [ ] CV       60 000

[ ]   87/0171                   Faucet w/fragment of marble                         [ ] A1   [ ] A2   [ ] B   [X] CV       10 000

[X]   87/0172                   Small porthole                                      [X] A1   [ ] A2   [ ] B   [ ] CV       90 000

[X]   87/0173                   Leather suitcase                                    [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0175.A                 Corroded top of telegraph w/interior mechanism      [X] A1   [ ] A2   [ ] B   [ ] CV       70 000

[X]   87/0176.A B               Telegraph (top section w/mechanism and gear)        [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0177                   Base of telegraph                                   [X] A1   [ ] A2   [ ] B   [ ] CV       70 000

[X]   87/0179.A B               Deck bench armrests                                 [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   87/0181.A                 Passageway lamp                                     [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0184.A-C H             Body, covers and plaque to furnace inspection       [X] A1   [ ] A2   [ ] B   [ ] CV       40 000

[ ]   87/0184.D-G,I-O           Misc. parts to furnace inspection hole              [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[X]   87/0185                   Electrical fuse plate                               [X] A1   [ ] A2   [ ] B   [ ] CV       25 000

[X]   87/0186                   Wall telephone                                      [X] A1   [ ] A2   [ ] B   [ ] CV       60 000

[X]   87/0189                   Decorative tile                                     [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0192.A                 Cream jar                                           [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   87/0197                   Gilded lead grille                                  [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0198                   Silverware plate stamped w/White Star Line          [X] A1   [ ] A2   [ ] B   [ ] CV       40 000

[X]   87/0199                   Silverware plate                                    [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[ ]   87/0201.1/2               One glass bottle neck from a set of two             [ ] A1   [ ] A2   [ ] B   [X] CV        5 000

[X]   87/0202                   Windsor and Newton paint brush                      [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[ ]   87/0203                   Cigarette holder                                    [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[ ]   87/0204                   Shoe brush                                          [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0206                   Handle of a razor                                   [ ] A1   [ ] A2   [ ] B   [X] CV        5 000

                                                                                        Total value                    10.000.000$

 Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS  FRANCE

                        Exhibition MEMPHIS (318 numbers)

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[X]   87/0216                   Instruction manual of a fountain pen                [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0219.A-C               Fragments of cardboard boxes                        [X] A1   [ ] A2   [ ] B   [ ] CV        5 000

[X]   87/0221                   Pencil with eraser                                  [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0223.A1-3/3.B          Glass bottles and a glass stopper                   [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[ ]   87/0224                   Natural toiletry sponge                             [ ] A1   [ ] A2   [ ] B   [X] CV        5 000

[ ]   87/0225                   Wood and horn handle                                [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0233                   Silverware dish                                     [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[X]   87/0240                   Silver and vermeil sauce boat                       [X] A1   [ ] A2   [ ] B   [ ] CV       45 000

[X]   87/0242                   Silverware dish by same maker                       [X] A1   [ ] A2   [ ] B   [ ] CV       40 000

[X]   87/0243                   Silver plated pendulum lamp                         [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   87/0244.1/2               Silverware dish                                     [X] A1   [ ] A2   [ ] B   [ ] CV       45 000

[X]   87/0244.2/2               Silverware dish                                     [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[ ]   87/0245.A.B               Vaporizer                                           [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[X]   87/0248                   Brush back of synthetic ivory                       [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[ ]   87/0253                   Element of pendulum clock                           [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[X]   87/0257                   Silver plated ladle                                 [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[ ]   87/0258                   Clothes hook with three hooks                       [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[X]   87/0263                   Clock case                                          [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0268                   Soda bottle                                         [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0269.21/37             One page letter from typewritten and                [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0269.26/37             One page letter from typewritten and                [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0269.29(a-c)/3         Three page letter from typewritten and              [X] A1   [ ] A2   [ ] B   [ ] CV       15 000

[X]   87/0269.8/37              Five pound Bank of England note                     [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[ ]   87/0272                   Shoe brush                                          [ ] A1   [ ] A2   [ ] B   [X] CV       20 000

[X]   87/0273.A                 Wooden razor handle                                 [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0274                   Wooden disk "Matterson Bornemouth Chemist"          [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[ ]   87/0275.A-C               Penholder, wooden pencil, paint brush               [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[X]   87/0277                   Faience cup with floral decoration                  [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0281                   Faience chamber pot                                 [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0282                   Glass bottle stopper                                [X] A1   [ ] A2   [ ] B   [ ] CV        5 000

[X]   87/0284                   Bottle "Registered Contrell & Cochrane"             [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[ ]   87/0285                   Wine bottle                                         [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[X]   87/0286                   Bronze cherub                                       [X] A1   [ ] A2   [ ] B   [ ] CV      200 000

                                                                                                   Total Value         10.000.000$

  Atelier LP3 CONSERVATION  8 rue des Tanneries  21140 SEMUR EN AUXOIS  FRANCE

                        EXHIBITION MEMPHIS (318 NUMBERS)

----------------------------------------------------------------------------
A1:  Objects deliver in Semur to the City before the end of September 96
A2:  Objects deliver in Semur to the City before the end of December 96
B:   Objects deliver to Semur to the City before March 1st
CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
[X]: Objects which cannot be change by mutual agreement.
----------------------------------------------------------------------------

        NO. INV.                                OBJECT                                                                 VALUE $
------------------------------------------------------------------------------------------------------------------------------
[X]     87/0291.1-5/5           5 Ceramic tiles. "Villeroy et Bosh"             [X] A1  [ ] A2  [ ] B  [ ] CV         20 000
[x]     87/0292                 Terracotta tile. "J.C. Edwards"                 [X] A1  [ ] A2  [ ] B  [ ] CV         20 000
[X]     87/0293.1.2             3 Ceramic tiles. "Villeroy et Bosh"             [X] A1  [ ] A2  [ ] B  [ ] CV         10 000
[X]     87/0294                 Terracotta tile. "J.C. Edwards"                 [X] A1  [ ] A2  [ ] B  [ ] CV         20 000
[ ]     87/0298.A2/4            Faience jar without hix hd 87/0298.B2/4         [ ] A1  [ ] A2  [ ] B  [X] CV         10 000
[X]     87/0298.A4.4.B4/        Faience jar w/lid                               [X] A1  [ ] A2  [ ] B  [ ] CV         10 000
[X]     87/0299.1/3             Faience bowl                                    [X] A1  [ ] A2  [ ] B  [ ] CV         20 000
[X]     87/0299.2/3             Faience bowl                                    [X] A1  [ ] A2  [ ] B  [ ] CV         10 000
[X]     87/0299.3/3             Faience bowl                                    [X] A1  [ ] A2  [ ] B  [ ] CV         10 000
[X]     87/0300                 White faience wall mount                        [X] A1  [ ] A2  [ ] B  [ ] CV         10 000
[ ]     87/0302                 Fine faience saucer with gilded edge            [ ] A1  [X] A2  [ ] B  [ ] CV         40 000
[X]     87/0304                 Fine faience dish, company dishware             [X] A1  [ ] A2  [ ] B  [ ] CV         30 000
[X]     87/0305                 Blue porcelain saucer w/gilded decoration.      [X] A1  [ ] A2  [ ] B  [ ] CV         40 000
[X]     87/0306.B1              Larger saucer w/applique decoration             [X] A1  [ ] A2  [ ] B  [ ] CV         20 000
[X]     87/0308.1-3/11          3 Titanic purser tags                           [X] A1  [ ] A2  [ ] B  [ ] CV         90 000
[ ]     87/0308.4/11            1 Titanic purser tags                           [ ] A1  [ ] A2  [ ] B  [X] CV         30 000
[ ]     87/0308.5/11            1 Titanic purser tags                           [ ] A1  [ ] A2  [ ] B  [X] CV         30 000
[X]     87/0311                 Newspaper: "Southampton Daily"                  [X] A1  [ ] A2  [ ] B  [ ] CV        100 000
[X]     87/0312.1/7             1 Envelope for banknotes                        [X] A1  [ ] A2  [ ] B  [ ] CV         20 000
[X]     87/0313                 Cut crystal vase                                [X] A1  [ ] A2  [ ] B  [ ] CV         20 000
[X]     87/0314                 Cut crystal carafe w/White Stag Line flag       [X] A1  [ ] A2  [ ] B  [ ] CV         30 000
[ ]     87/0316                 Cut crystal hors d'oeurve dish with company     [ ] A1  [ ] A2  [ ] B  [X] CV         40 000
[ ]     87/0317.1.2/2           Two flat white faience plates, company          [ ] A1  [X] A2  [ ] B  [ ] CV         30 000
[X]     87/0318                 Blue porcelain plate w/gilded decoration/White  [X] A1  [ ] A2  [ ] B  [ ] CV         40 000
[X]     87/0319.A.B             Blue porcelain cup and fragment of saucer w/    [X] A1  [ ] A2  [ ] B  [ ] CV         30 000
[X]     87/0320                 Cotton steward's shirt, with the name "Broome"  [X] A1  [ ] A2  [ ] B  [ ] CV        100 000
[ ]     87/0322                 Leather satchel                                 [ ] A1  [X] A2  [ ] B  [ ] CV         20 000
[ ]     87/0330                 White faience pot with floral decoration marked [ ] A1  [ ] A2  [ ] B  [X] CV         30 000
[X]     87/0331.1.2/12          Flat plate and shallow soup plate               [X] A1  [ ] A2  [ ] B  [ ] CV         20 000
[X]     87/0332.A               Door of "Fire Resisting Safe. Thomas Perry &    [X] A1  [ ] A2  [ ] B  [ ] CV         50 000
[ ]     87/0333                 Stained glass window                            [ ] A1  [ ] A2  [X] B  [ ] CV         80 000
[ ]     87/0336                 Stained glass window                            [ ] A1  [ ] A2  [X] B  [ ] CV         80 000
[X]     93/0002                 Bottle                                          [X] A1  [ ] A2  [ ] B  [ ] CV         20 000

                                                                                         TOTAL VALUE                 10.000.000$

  Atelier LP3 CONSERVATION  8 rue des Tanneries  21140 SEMUR EN AUXOIS  FRANCE

                        Exhibition MEMPHIS (318 numbers)

----------------------------------------------------------------------------
A1:  Objects deliver in Semur to the City before the end of September 96
A2:  Objects deliver in Semur to the City before the end of December 96
B:   Objects deliver to Semur to the City before March 1st
CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
[X]: Objects which cannot be change by mutual agreement.
----------------------------------------------------------------------------

        No. Inv.                                Object                                                                 Value $
------------------------------------------------------------------------------------------------------------------------------
[ ]     93/0005                 Plate w/blue design                             [ ] A 1  [ ] A 2  [ ] B  [X] CV         20.000
[ ]     93/0008                 Top of a toothpaste jar                         [ ] A 1  [ ] A 2  [ ] B  [X] CV         25.000
[X]     93/0011                 Silver plated dish                              [ ] A 1  [ ] A 2  [X] B  [ ] CV         20.000
[X]     93/0016                 Glass candy dish                                [ ] A 1  [ ] A 2  [ ] B  [X] CV         10.000
[X]     93/0017                 Demi tasse (small cup)                          [X] A 1  [ ] A 2  [ ] B  [ ] CV         10.000
[ ]     93/0021                 Soup piule                                      [ ] A 1  [X] A 2  [ ] B  [ ] CV         20.000
[ ]     93/0022                 Coat hooks                                      [ ] A 1  [ ] A 2  [X] B  [ ] CV         30.000
[ ]     93/0025                 Fragment of ceramic floor tile                  [ ] A 1  [X] A 2  [ ] B  [ ] CV         20.000
[X]     93/0030                 Wrench                                          [X] A 1  [ ] A 2  [ ] B  [ ] CV         40.000
[ ]     93/0031                 Anxielle en porcelaine (porcelain plate)        [ ] A 1  [ ] A 2  [ ] B  [X] CV         20.000
[X]     93/0032                 Spittoon                                        [X] A 1  [ ] A 2  [ ] B  [ ] CV         50.000
[ ]     93/0033                 Spittoon                                        [ ] A 1  [ ] A 2  [ ] B  [X] CV         30.000
[X]     93/0035                 Cooking pot                                     [ ] A 1  [ ] A 2  [X] B  [ ] CV         30.000
[X]     93/0040                 Small soupiere (tureen)                         [X] A 1  [ ] A 2  [ ] B  [ ] CV         30.000
[X]     93/0041                 Big oval platter                                [X] A 1  [ ] A 2  [ ] B  [ ] CV         20.000
[X]     93/0042                 Small oval platter                              [ ] A 1  [X] A 2  [ ] B  [ ] CV         30.000
[X]     93/0045                 Champagne bottle                                [X] A 1  [ ] A 2  [ ] B  [ ] CV         20.000
[X]     93/0047                 Pair of rubber shoes                            [ ] A 1  [X] A 2  [ ] B  [ ] CV         40.000
[ ]     93/0052.A-D             Ashtray with match box holder                   [ ] A 1  [ ] A 2  [X] B  [ ] CV         30.000
[X]     93/0054.1.2/2           One marble and hull of a marble                 [X] A 1  [ ] A 2  [ ] B  [ ] CV         30.000
[X]     93/0056.1.2/2           Two identical synthetic brushes                 [ ] A 1  [ ] A 2  [X] B  [ ] CV         20.000
[X]     93/0057.A               Partition holder for flute                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         10.000
[X]     93/0059.1A.B:2          Musical instruments (clarinets)                 [ ] A 1  [ ] A 2  [X] B  [ ] CV         80.000
[X]     93/0061.1-3/3           Three animal pelts                              [ ] A 1  [ ] A 2  [X] B  [ ] CV         20.000
[ ]     93/0062                 Leather case                                    [ ] A 1  [ ] A 2  [X] B  [ ] CV         20.000
[X]     93/0065                 Textile bag                                     [ ] A 1  [ ] A 2  [X] B  [ ] CV         10.000
[X]     93/0082                 Champagne bottle                                [X] A 1  [ ] A 2  [ ] B  [ ] CV         20.000
[ ]     93/0089                 Crystal decanter                                [ ] A 1  [ ] A 2  [ ] B  [X] CV         20.000
[X]     93/0096                 Chamber pot                                     [X] A 1  [ ] A 2  [ ] B  [ ] CV         10.000
[X]     93/0102                 Mum whistle                                     [ ] A 1  [X] A 2  [ ] B  [ ] CV         50.000
[X]     93/0103                 Small whistle                                   [ ] A 1  [X] A 2  [ ] B  [ ] CV         50.000
[X]     93/0104                 Coffee cup                                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         20.000
[X]     93/0112                 Big whistle                                     [ ] A 1  [X] A 2  [ ] B  [ ] CV         50.000

                                                                                        Total value                 10.000.000$

  Atelier LP3 CONSERVATION  8 rue des Tanneries  21140 SEMUR EN AUXOIS  FRANCE

                        Exhibition MEMPHIS (318 numbers)

----------------------------------------------------------------------------
A1:  Objects deliver in Semur to the City before the end of September 96
A2:  Objects deliver in Semur to the City before the end of December 96
B:   Objects deliver to Semur to the City before March 1st
CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
[X]: Objects which cannot be change by mutual agreement.
----------------------------------------------------------------------------

        No. Inv.                                Object                                                                 Value $
------------------------------------------------------------------------------------------------------------------------------
[ ]     93/0113                 Cut crystal carafe w/White Star Line flag       [ ] A1  [ ] A2  [ ] B  [X] CV           20 000
[X]     93/0129.A-D             Manifold for whistles                           [ ] A1  [X] A2  [ ] B  [ ] CV           30 000
[X]     93/0130                 Small whistle                                   [X] A1  [ ] A2  [ ] B  [ ] CV           50 000
[X]     93/0131                 Window frame                                    [ ] A1  [X] A2  [ ] B  [ ] CV           50 000
[X]     93/0132                 Connecting rod                                  [ ] A1  [ ] A2  [X] B  [ ] CV          140 000
[X]     93/0147.A.B             Pack of playing cards (A) in a cardboard box(B) [ ] A1  [X] A2  [ ] B  [ ] CV           60 000
[ ]     93/0155.A.B             Tool handle w/leather sheath                    [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0156                 Tool handle                                     [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0158.A.B             Stamp                                           [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0160.A.B             Medal with leather strap                        [ ] A1  [ ] A2  [X] B  [ ] CV           20 000
[ ]     93/0161                 Four pieces of quartz                           [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0162                 Animal remains                                  [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0163                 Snake skin (?) wrapped in paper                 [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0164                 Crumbled paper w/fragment of shell & animal     [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[X]     93/0195.1/2             1 Man's silk necktie                            [X] A1  [ ] A2  [ ] B  [ ] CV           20 000
[ ]     93/0224                 Textile tool kit                                [ ] A1  [ ] A2  [ ] B  [X] CV           20 000
[X]     93/0226                 Leather case containing a spirit level          [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[X]     93/0227                 Leather pouch containing tools                  [ ] A1  [ ] A2  [X] B  [ ] CV           30 000
[ ]     93/0235.1.2/2           Two wooden objects                              [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0238                 Rubber band                                     [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0240                 Tool handle                                     [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0244                 Tool handle                                     [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0245                 Tool (knife ?) handle                           [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0248                 Wooden stick                                    [ ] A1  [ ] A2  [X] B  [ ] CV           20 000
[ ]     93/0249                 Tool handle                                     [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0250                 Tool handle                                     [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0251                 Tool handle                                     [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0252.1.2/2           Two tool handles                                [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[ ]     93/0255.1.2/2           Two belt buckles                                [ ] A1  [ ] A2  [X] B  [ ] CV           25 000
[X]     93/0273                 Alligator wallet                                [ ] A1  [ ] A2  [X] B  [ ] CV           20 000
[X]     93/0274                 Alligator handbag                               [ ] A1  [ ] A2  [X] B  [ ] CV           20 000
[X]     93/0278                 Two postage stamps                              [ ] A1  [ ] A2  [X] B  [ ] CV           10 000
[X]     93/0279  1-15/15        Howard A. Irwin's calling cards                 [ ] A1  [ ] A2  [X] B  [ ] CV           40 000
                                                                                        Total value                 10.000.000$

Atelier LP3 CONSERVATION    8 rue des Tanneries  21140 SEMUR EN AUXOIS    FRANCE

                        Exhibition MEMPHIS (318 numbers)

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[X]   93/0280                   Calling card of Miss Florence Hawthorn              [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   93/0281                   Calling card of Samuel L. Kistler, M.D.             [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   93/0282.1.2/2             Calling cards of MISS STELA COBO                    [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   93/0288                   Gold pen                                            [ ] A1   [ ] A2   [X] B   [ ] CV       40 000

[X]   93.0291.A2.6/31           2 Postcards                                         [X] A1   [ ] A2   [ ] B   [ ] CV        5 000

[X]   93/0300                   Rolled ribbon of paper                              [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   93/0301                   "Webster" dictionary                                [ ] A1   [ ] A2   [X] B   [ ] CV       60 000

[X]   93/0302.1-16/16           Stack of paper tied w/string (racetrack booklet     [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[X]   93/0303                   Stack of postcards tied w/string                    [ ] A1   [ ] A2   [X] B   [ ] CV       60 000

[X]   93/0304                   "The New South Wales Coachmakers Journal"           [ ] A1   [ ] A2   [X] B   [ ] CV       70 000

[X]   93/0305                   Twenty-three envelopes, one containing a            [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[X]   93/0306.A.B1-3/3          Booklet (A) and three cards slipped inside (B)      [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[X]   93/0307.A.B1-4/4          Paper folded around small, unidentified object      [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[X]   93/0308.1-4/4             Four rolls of paper                                 [ ] A1   [ ] A2   [X] B   [ ] CV       40 000

[X]   93/0309                   Folded piece of Sydney newspaper                    [ ] A1   [ ] A2   [X] B   [ ] CV       40 000

[X]   93/0310                   Booklet titled "ROOKS"                              [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[X]   93/0312.A.B               Date book                                           [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[X]   93/0313.1-16/16           "Kodaks" envelope (1) with 15 envelopes inside      [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[X]   93/0314                   Glass plate                                         [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[X]   93/0315.1.2/2             Flyers                                              [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[X]   93/0316.1-3/3             Envelope with two papers inside                     [ ] A1   [X] A2   [ ] B   [ ] CV       10 000

[X]   93/0317.A.B               (A) Address book (?); (B) cover; (C) newspaper      [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[X]   93/0318                   Booklet                                             [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[X]   93/0319.1-8/8             Envelope w/papers                                   [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[X]   93/0321.1-5.7-22/         Sheet music                                         [ ] A1   [ ] A2   [X] B   [ ] CV       60 000

[X]   93/0321.6/22              Sheet music "PUT YOUR ARMS AROUND ME                [X] A1   [ ] A2   [ ] B   [ ] CV       80 000

[X]   93/0322.1-2/2 ??          Miscellaneous papers                                [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[X]   93/0323.1-14/14           Coins                                               [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[X]   93/0327.A.B1-3/3          Glass hair loss bottle and 3 labels                 [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   94/0007                   Stained glass window                                [ ] A1   [ ] A2   [X] B   [ ] CV       80 000

[X]   94/0010                   Ornamental window frame                             [ ] A1   [ ] A2   [X] B   [ ] CV       60 000

[X]   94/0027                   Green glass bottle sealed w/cork                    [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[X]   94/0036.75/170            Coal                                                [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

                                                                                                       Total value     10.000.000$

Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS   FRANCE

                        Exhibition MEMPHIS (318 numbers)

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[X]   94/0105                   Olive jar                                           [ ] A1   [ ] A2   [X] B   [ ] CV       40 000

[X]   94/0132                   Figurine of Dutch boy w/wooden shoe                 [ ] A1   [ ] A2   [X] B   [ ] CV       40 000

[X]   94/0166                   Binoculars                                          [ ] A1   [ ] A2   [X] B   [ ] CV       50 000

[ ]   94/0227                   Drinking glass                                      [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[X]   94/0240                   Bollards                                            [ ] A1   [ ] A2   [X] B   [ ] CV      250 000

[X]   94/0243.1.2/2             Two mugs w/gold trim                                [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[X]   94/0244                   Logometer                                           [ ] A1   [ ] A2   [X] B   [ ] CV       40 000

[ ]   94/0247                   Ceramic jar                                         [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[ ]   94/0248.1-3/3             Three mugs w/White Star Line logo                   [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[X]   94/0250                   Cut crystal decanter                                [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[ ]   94/0251                   Decorative tiles                                    [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[ ]   94/0266                   Green glass bottle                                  [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[X]   94/0268                   Sink                                                [ ] A1   [ ] A2   [X] B   [ ] CV       50 000

[ ]   94/0275                   Ceramic insulator                                   [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[ ]   94/0284                   Section of concrete                                 [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   94/0285                   "ELCAYA" beauty cream jar                           [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   94/0288                   Tobacco pouch                                       [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   94/0293                   Sections of Veranda Cafe window                     [ ] A1   [ ] A2   [X] B   [ ] CV       70 000

[X]   94/0308                   Small crystal decanter w/WSL logo                   [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[X]   94/0317                   Large iron wrench                                   [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   94/0421                   Arch to Veranda Cafe window                         [ ] A1   [ ] A2   [X] B   [ ] CV       70 000



                                                                                                       Total value     10.000.000$

Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS    FRANCE

                               Exhibition MEMPHIS
                             Liste A1 (139 numbers)                  SCHEDULE A1

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of september 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[X]   87/0002                   Solid silver chocolate pot                          [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   87/0005                   Mirror holder                                       [X] A1   [ ] A2   [ ] B   [ ] CV       40 000

[X]   87/0006.3/3               Shallow dish w/White Star Line logo                 [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0008.1/3               Cup w/White Star Line logo                          [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0009.4-6/94            Egg plates                                          [X] A1   [ ] A2   [ ] B   [ ] CV       60 000

[X]   87/0011.1/3               Cut crystal carafe w/White Star Line flag           [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0012                   Jam pot of cut crystal, w/White Star Line flag      [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0013                   Decorative porcelain sprinkler                      [X] A1   [ ] A2   [ ] B   [ ] CV       15 000

[X]   87/0015                   Bottle of benedictine                               [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0017.7/12              Silver plated fork                                  [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0028                   Comb                                                [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0030                   Pipe containing tobacco remains                     [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0032.2-4/4             Uniform buttons, stamped w/White Star Line          [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0033                   Fountain pen "patented self filing pen" 14 carat    [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0034                   Painted wood shaving brush                          [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0035                   Black silk bow tie                                  [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0037.A.B.              Eyeglasses w/leather case                           [X] A1   [ ] A2   [ ] B   [ ] CV       25 000

[X]   87/0038                   Titanic restaurant check                            [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   87/0040                   Gold pocket watch "18 K Longines"                   [X] A1   [ ] A2   [ ] B   [ ] CV       40 000

[X]   87/0042                   Leather wallet                                      [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0052                   Tie pin with scarab                                 [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0054                   Gold tie pin decorated with five gems               [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0058                   Gold mechanical pencil                              [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0065                   Ring with sapphires and gems                        [X] A1   [ ] A2   [ ] B   [ ] CV       60 000

[X]   87/0069                   Twisted 9 carat gold chain w/pendant                [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0077                   Leather pouch                                       [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0081                   Heart shaped pendant with gems on chain             [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0097.A3-6/745          4 Bank notes                                        [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0103                   Leather travel bag                                  [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0104                   Shaving brush                                       [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0107                   Silvered metal razor                                [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0114                   Broken bottle of "PETROLE HAHN Pour les"            [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0119                   Sharpened plumes held by a string                   [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

                                                                                                       Total Value      4.340.000$

                                  SCHEDULE "B"

  Atelier LP3 CONSERVATION  8 rue des Tanneries  21140 SEMUR EN AUXOIS  FRANCE

                               Exhibition MEMPHIS
                             Liste A1 (139 numbers)

----------------------------------------------------------------------------
A1:  Objects deliver in Semur to the City before the end of September 96
A2:  Objects deliver in Semur to the City before the end of December 96
B:   Objects deliver to Semur to the City before March 1st
CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
[X]: Objects which cannot be change by mutual agreement.
----------------------------------------------------------------------------

        No. Inv.                                Object                                                                 Value $
------------------------------------------------------------------------------------------------------------------------------
[X]     87/0130                 Hair brush                                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0134.B1-4/6          Business cards                                  [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0139                 Gold wrist watch                                [X] A 1  [ ] A 2  [ ] B  [ ] CV         35 000
[X]     87/0140                 Case for travel flask                           [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0141.A.B1-5/5        Leather case w/cigarettes                       [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0143                 Glass bottle from "C. DAMSCHINSKY LIQUID"       [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0145.1/3             Shoe brush                                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0145.2/3             Shoe brush                                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0145.3/3             Shoe brush                                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0146.1.2/2           Cardboard box fragments                         [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0147.A.B             Elements of a wooden box                        [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0151                 Chandelier gilded by electrolysis               [X] A 1  [ ] A 2  [ ] B  [ ] CV         40 000
[X]     87/0153                 Pedestal for ship's wheel                       [X] A 1  [ ] A 2  [ ] B  [ ] CV         40 000
[X]     87/0154                 Deck bell                                       [X] A 1  [ ] A 2  [ ] B  [ ] CV        150 000
[X]     87/0156                 Forward navigational beacon                     [X] A 1  [ ] A 2  [ ] B  [ ] CV         60 000
[X]     87/0158                 Porthole                                        [X] A 1  [ ] A 2  [ ] B  [ ] CV         80 000
[X]     87/0159                 "DOULTON & Co." sink w/faucets                  [X] A 1  [ ] A 2  [ ] B  [ ] CV         70 000
[X]     87/0163                 Nickel kettle                                   [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[X]     87/0164.1/4             Patence sink                                    [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[X]     87/0169.A               Storage water heater                            [X] A 1  [ ] A 2  [ ] B  [ ] CV         60 000
[X]     87/0172                 Small porthole                                  [X] A 1  [ ] A 2  [ ] B  [ ] CV         90 000
[X]     87/0173                 Leather suitcase                                [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[X]     87/0175.A               Corroded top of telegraph w/interior mechanism  [X] A 1  [ ] A 2  [ ] B  [ ] CV         70 000
[X]     87/0176.A.B             Telegraph (top section w/mechanism and gear     [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0177                 Base of telegraph                               [X] A 1  [ ] A 2  [ ] B  [ ] CV         70 000
[X]     87/0179.A.B             Deck bench armrests                             [X] A 1  [ ] A 2  [ ] B  [ ] CV         50 000
[X]     87/0181.A               Passageway lamp                                 [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[X]     87/0184.A-C.H           Body, covers, and plaque to furnace inspection  [X] A 1  [ ] A 2  [ ] B  [ ] CV         40 000
[X]     87/0185                 Electrical fuse plate                           [X] A 1  [ ] A 2  [ ] B  [ ] CV         25 000
[X]     87/0186                 Wall telephone                                  [X] A 1  [ ] A 2  [ ] B  [ ] CV         60 000
[X]     87/0189                 Decorative tile                                 [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/0197                 Gilded lead grille                              [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0198                 Silverware plate stamped w/White Star Line      [X] A 1  [ ] A 2  [ ] B  [ ] CV         40 000

                                                                                         Total value                 4.340.000$

 Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS   FRANCE

                               Exhibition MEMPHIS
                             Liste A1 (139 numbers)

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[X]   87/0199                   Silverware plate                                    [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0202                   Windsor and Newton paint brush                      [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0216                   Instruction manual of a fountain pen                [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0219.A-C               Fragments of cardboard boxes                        [X] A1   [ ] A2   [ ] B   [ ] CV        5 000

[X]   87/0221                   Pencil with eraser                                  [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0223.A1-3/3.B          Glass bottles and a glass stopper                   [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0240                   Silver and vermeil sauce boat                       [X] A1   [ ] A2   [ ] B   [ ] CV       45 000

[X]   87/0242                   Silverware dish by same maker                       [X] A1   [ ] A2   [ ] B   [ ] CV       40 000

[X]   87/0243                   Silver plated pendulum lamp                         [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   87/0244.1/2               Silverware dish                                     [X] A1   [ ] A2   [ ] B   [ ] CV       45 000

[X]   87/0244.2/2               Silverware dish                                     [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0248                   Brush back of synthetic ivory                       [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0257                   Silver plated ladle                                 [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0263                   Clock case                                          [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0268                   Soda bottle                                         [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0269.21/37             One page letter from typewritten and                [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0269.26/37             One page letter from typewritten and                [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0269.29(A-C)/3         Three page letter from typewritten and              [X] A1   [ ] A2   [ ] B   [ ] CV       15 000

[X]   87/0269.8/37              Five pound Bank of England note                     [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0273.A                 Wooden razor handle                                 [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0274                   Wooden disk "Matterson Bornemouth Chemist"          [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0277                   Faience cup with floral decoration                  [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0281                   Faience chamber pot                                 [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0282                   Glass bottle stopper                                [X] A1   [ ] A2   [ ] B   [ ] CV        5 000

[X]   87/0284                   Bottle "Registered Contrell & Cochrans              [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0286                   Bronze cherub                                       [X] A1   [ ] A2   [ ] B   [ ] CV      200 000

[X]   87/0298.A4/4.B4/          Faience jar w/lid                                   [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0299.1/3               Faience bowl                                        [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0299.2/3               Faience bowl                                        [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0299.3/3               Faience bowl                                        [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0300                   White faience wall mount                            [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0304                   Fine faience dish, company dishware                 [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0305                   Blue porcelain saucer w/gilded decoration           [X] A1   [ ] A2   [ ] B   [ ] CV       40 000

                                                                                                   Total value          4.340.000$

 Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS   FRANCE

                               Exhibition MEMPHIS
                             Liste A1 (139 numbers)

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[X]   87/0311                   Newspaper: "Southampton Daily"                      [X] A1   [ ] A2   [ ] B   [X] CV      100 000

[X]   87/0313                   Cut crystal vase                                    [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0314                   Cut crystal carafe w/White Star Line flag           [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0318                   Blue porcelain plate w/gilded decoration/White      [X] A1   [ ] A2   [ ] B   [ ] CV       40 000

[X]   87/0319.A.B               Blue porcelain cup and fragment of saucer w/        [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   87/0320                   Cotton steward's shirt with the name "Broome"       [X] A1   [ ] A2   [ ] B   [ ] CV      100 000

[X]   87/0332.A                 Door of "Fire Resisting Safe, Thomas Perry &        [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   93/0002                   Bottle                                              [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   93/0017                   Demi tasse (small cup)                              [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   93/0030                   Wrench                                              [X] A1   [ ] A2   [ ] B   [ ] CV       40 000

[X]   93/0032                   Spittoon                                            [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   93/0040                   Small soupiere (tureen)                             [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   93/0041                   Big oval platter                                    [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   93/0045                   Champagne bottle                                    [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   93/0054.1.2/2             One marble and half of a marble                     [X] A1   [ ] A2   [ ] B   [ ] CV       30 000

[X]   93/0057.A                 Partition holder for flute                          [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   93/0082                   Champagne bottle                                    [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   93/0096                   Chamber pot                                         [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   93/0104                   Coffee cup                                          [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   93/0130                   Small whistle                                       [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   93/321.6/22               Sheet music "PUT YOUR ARMS AROUND ME                [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   93/0327.A.B1-3/3          Glass hair tonic bottle and 3 labels                [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/00192.A                Cream jar                                           [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   87/0017.11/12             Silver plated fork                                  [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0017.12/12             Silver plated fork                                  [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0100                   Megaphone                                           [X] A1   [ ] A2   [ ] B   [ ] CV      120 000

[X]   87/0292                   Terracotta tile, "J.C. Edwards"                     [X] A1   [ ] A2   [ ] B   [X] CV       20 000

[X]   87/0293.1.2               2 Ceramic tiles, "Villeroy et Bosh"                 [X] A1   [ ] A2   [ ] B   [ ] CV       10 000

[X]   87/0291.1-5/5             5 Ceramic tiles, "Villeroy et Bosh"                 [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0294                   Terracotta tile, "J.C. Edwards"                     [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   87/0312.1/7               1 Envelope for banknotes                            [X] A1   [ ] A2   [ ] B   [ ] CV       20 000

[X]   94/0036.75/170            Coal                                                [X] A1   [ ] A2   [ ] B   [ ] CV       50 000

[X]   87/0308.1-3/11            3 Titanic purser tags                                [X] A1   [ ] A2   [ ] B   [ ] CV       90 000



                                                                                                   Total Value          4.340.000$

  Atelier LP3 CONSERVATION  8 rue des Tanneries  21140 SEMUR EN AUXOIS  FRANCE

                               Exhibition MEMPHIS
                             Liste A1 (139 numbers)

----------------------------------------------------------------------------
A1:  Objects deliver in Semur to the City before the end of September 96
A2:  Objects deliver in Semur to the City before the end of December 96
B:   Objects deliver to Semur to the City before March 1st
CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
[X]: Objects which cannot be change by mutual agreement.
----------------------------------------------------------------------------

        No. Inv.                                Object                                                                 Value $
------------------------------------------------------------------------------------------------------------------------------
[X]     93/0195.1/2             1 Man's silk necktie                            [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     93/0291.A2.6/31         2 Postcards                                     [X] A 1  [ ] A 2  [ ] B  [ ] CV          5 000
[X]     87/0009.1-3/94          Egg plates                                      [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000
[X]     87/0019.A1.2/2.B1.2/6   Gillette razor blade boxes w/blades & wrappers  [X] A 1  [ ] A 2  [ ] B  [ ] CV         10 000
[X]     87/03.31.1.2/12         Flat plate and shallow soup plate               [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0306.B1              Larger saucer w/applique decoration             [X] A 1  [ ] A 2  [ ] B  [ ] CV         20 000
[X]     87/0003.A.B1-20/        Chased silver box containing cuff links         [X] A 1  [ ] A 2  [ ] B  [ ] CV         30 000


                                                                                         Total value                 4.340.000$

 Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS   FRANCE

                              Exhibition MEMPHIS
                             Liste A2 (52 numbers)                  SCHEDULE A2

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[ ]   87/0001                   Brown faience teapot                                [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[ ]   87/0004                   Back of Brush "Royal Ivoire France"                 [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0019.B3.66.C3.5/       Gillette razor blades & wrappers                    [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0024                   Glass jar containing powder                         [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[ ]   87/0031                   Pipe with sculpted bowl                             [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[ ]   87/0049.1.50/50           50 Bank notes                                       [ ] A1   [X] A2   [ ] B   [ ] CV       25 000

[ ]   87/0050.A                 Jewelry case                                        [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0050.B                 Materials from interior of jewelry case             [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[ ]   87/0055                   One collar button "18CT"                            [ ] A1   [X] A2   [ ] B   [ ] CV       10 000

[ ]   87/0063                   Brooch                                              [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[ ]   87/0072.1-7/7             7 Coins                                             [ ] A1   [X] A2   [ ] B   [ ] CV       35 000

[ ]   87/0079                   Silk neckband with gems                             [ ] A1   [S] A2   [ ] B   [ ] CV       30 000

[ ]   87/0086                   Pearl necklace                                      [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[ ]   87/0102                   Letters                                             [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[ ]   87/0106                   Top to a jar of powder                              [ ] A1   [X] A2   [X] B   [ ] CV       20 000

[ ]   87/0110                   Copper soap box                                     [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0112.B                 Spectacles                                          [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[ ]   87/0121                   Leather case containing two instruments             [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[ ]   87/0126                   Leather knife case and horn knife                   [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0150                   Deck bench armrest                                  [ ] A1   [X] A2   [ ] B   [ ] CV       60 000

[ ]   87/0160                   Nickel kettle                                       [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[X]   87/0165                   Navigational compass "Lord Kelvin"; along           [ ] A1   [X] A2   [ ] B   [ ] CV      130 000

[ ]   87/0184.D-G.1-0           Misc. parts to furnace inspection hole              [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[ ]   87/0203                   Cigarette holder                                    [ ] A1   [X] A2   [ ] B   [ ] CV       20 000

[ ]   87/0204                   Shoe brush                                          [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0225                   Wood and horn handle                                [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0233                   Silverware dish                                     [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[ ]   87/0245.A.B               Vaporizer                                           [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0258                   Clothes hook with three hooks                       [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0275.A-C               Penholder, wooden pencil, paint brush               [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0285                   Wine bottle                                         [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

[ ]   87/0302                   Fine faience saucer with gilded edge                [ ] A1   [X] A2   [ ] B   [ ] CV       40 000

[ ]   87/0317.1.2/2             Two flat white faience plates, company              [ ] A1   [X] A2   [ ] B   [ ] CV       30 000

                                                                                                   Total Value          1.720.000$

  Atelier LP3 CONSERVATION  8 rue des Tanneries  21140 SEMUR EN AUXOIS  FRANCE

                               Exhibition MEMPHIS
                             Liste A2 (51 numbers)

----------------------------------------------------------------------------
A1:  Objects deliver in Semur to the City before the end of September 96
A2:  Objects deliver in Semur to the City before the end of December 96
B:   Objects deliver to Semur to the City before March 1st
CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
[X]: Objects which cannot be change by mutual agreement.
----------------------------------------------------------------------------

        No. Inv.                                Object                                                                 Value $
------------------------------------------------------------------------------------------------------------------------------
[ ]     87/0322               Leather satchel                                   [ ] A 1  [X] A 2  [ ] B  [ ] CV         20 000
[ ]     93/0021               Soup plate                                        [ ] A 1  [X] A 2  [ ] B  [ ] CV         20 000
[ ]     93/0025               Fragment of ceramic floor tile                    [ ] A 1  [X] A 2  [ ] B  [ ] CV         20 000
[X]     93/0042               Small oval platter                                [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000
[X]     93/0047               Pair of rubber shoes                              [ ] A 1  [X] A 2  [ ] B  [ ] CV         40 000
[X]     93/0102               Main whistle                                      [ ] A 1  [X] A 2  [ ] B  [ ] CV         50 000
[X]     93/0103               Small whistle                                     [ ] A 1  [X] A 2  [ ] B  [ ] CV         50 000
[X]     93/0112               Big whistle                                       [ ] A 1  [X] A 2  [ ] B  [ ] CV         50 000
[X]     93/0129.A-D           Manifold for whistles                             [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000
[X]     93/0131               Window frame                                      [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000
[X]     93/0147-A.B           Pack of playing cards (A) in a cardboard box (B)  [ ] A 1  [X] A 2  [ ] B  [ ] CV         60 000
[X]     93/0305               Twenty-three envelopes, one containing a          [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000
[X]     93/0306.A.B1-3/3      Booklet (A) and three cards slipped inside(B)     [ ] A 1  [X] A 2  [ ] B  [ ] CV         40 000
[X]     93/0312.A.B           Date book                                         [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000
[X]     93/0314               Glass plate                                       [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000
[X]     93/0315.1.2/2         Flyers                                            [ ] A 1  [X] A 2  [ ] B  [ ] CV         20 000
[X]     93/0316.1-3/3         Envelope with two papers inside                   [ ] A 1  [X] A 2  [ ] B  [ ] CV         10 000
[X]     94/0027               Green glass bottle sealed w/cork                  [ ] A 1  [X] A 2  [ ] B  [ ] CV         30 000

                                                                                         Total value                  1.720.000$

  Atelier LP3 CONSERVATION  8 rue des Tanneries  21140 SEMUR EN AUXOIS  FRANCE

                               Exhibition MEMPHIS
                              Liste B (83 numbers)
                                  SCHEDULE "B"
----------------------------------------------------------------------------
A1:  Objects deliver in Semur to the City before the end of September 96
A2:  Objects deliver in Semur to the City before the end of December 96
B:   Objects deliver to Semur to the City before March 1st
CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
[X]: Objects which cannot be change by mutual agreement.
----------------------------------------------------------------------------

        No. Inv.                                Object                                                                 Value $
------------------------------------------------------------------------------------------------------------------------------
[ ]     87/0017.1-35.6.8        Silver plated forks                             [ ] A 1  [ ] A 2  [X] B  [ ] CV         15 000
[ ]     87/0111                 Shaving soap stick in a metal
                                  "William Shaving                              [ ] A 1  [ ] A 2  [X] B  [ ] CV         30 000
[ ]     87/0253                 Element of pendulum clock                       [ ] A 1  [ ] A 2  [X] B  [ ] CV         30 000
[ ]     87/0333                 Stained glass window                            [ ] A 1  [ ] A 2  [X] B  [ ] CV         80 000
[ ]     87/0336                 Stained glass window                            [ ] A 1  [ ] A 2  [X] B  [ ] CV         80 000
[X]     93/0011                 Silver plated dish                              [ ] A 1  [ ] A 2  [X] B  [ ] CV         20 000
[ ]     93/0022                 Coat hooks                                      [ ] A 1  [ ] A 2  [X] B  [ ] CV         30 000
[X]     93/0035                 Cooking pot                                     [ ] A 1  [ ] A 2  [X] B  [ ] CV         30 000
[ ]     93/0052.A-D             Ashtray with match box holder                   [ ] A 1  [ ] A 2  [X] B  [ ] CV         30 000
[X]     93/0056.1.2/2           Two identical synthetic brushes                 [ ] A 1  [ ] A 2  [X] B  [ ] CV         20 000
[X]     93/0059.1A.B:2          Musical instruments (clarinets)                 [ ] A 1  [ ] A 2  [X] B  [ ] CV         80 000
[X]     93/0061.1-3/3           Three animal pelts                              [ ] A 1  [ ] A 2  [X] B  [ ] CV         20 000
[ ]     93/0062                 Leather case                                    [ ] A 1  [ ] A 2  [X] B  [ ] CV         20 000
[X]     93/0065                 Textile bag                                     [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[X]     93/0132                 Connecting rod                                  [ ] A 1  [ ] A 2  [X] B  [ ] CV        140 000
[ ]     93/0155.A.B             Tool handle w/leather sheath                    [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0156                 Tool handle                                     [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0158.A.B             Stamp                                           [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0160.A.B.            Medal with leather strap                        [ ] A 1  [ ] A 2  [X] B  [ ] CV         20 000
[ ]     93/0161                 Four pieces of quartz                           [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0162                 Animal remains                                  [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0163                 Snake skin (?) wrapped in paper                 [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0164                 Crumbled paper w/fragment of shell & animal     [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[X]     93/0226                 Leather case containing a spirit level          [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[X]     93/0227                 Leather pouch containing tools                  [ ] A 1  [ ] A 2  [X] B  [ ] CV         20 000
[ ]     93/0235.1.2/2           Two wooden objects                              [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0238                 Rubber band                                     [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0240                 Tool handle                                     [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0244                 Tool handle                                     [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0245                 Tool (knife ?) handle                           [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0248                 Wooden stick                                    [ ] A 1  [ ] A 2  [X] B  [ ] CV         20 000
[ ]     93/0249                 Tool handle                                     [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000
[ ]     93/0250                 Tool handle                                     [ ] A 1  [ ] A 2  [X] B  [ ] CV         10 000

                                                                                         Total value                  2.630.000$

  Atelier LP3 CONSERVATION  8 rue des Tanneries  21140 SEMUR EN AUXOIS  FRANCE

                               Exhibition MEMPHIS
                              Liste B (83 numbers)

----------------------------------------------------------------------------
A1:  Objects deliver in Semur to the City before the end of September 96
A2:  Objects deliver in Semur to the City before the end of December 96
B:   Objects deliver to Semur to the City before March 1st
CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
[X]: Objects which cannot be change by mutual agreement.
----------------------------------------------------------------------------

        No. Inv.                                Object                                                                 Value $
------------------------------------------------------------------------------------------------------------------------------
[ ]     93/0251                 Tool handle                                     [ ] A1  [ ] A2  [X] B  [ ] CV         10 000
[ ]     93/0252.1.2/2           Two tool handles                                [ ] A1  [ ] A2  [X] B  [ ] CV         10 000
[ ]     93/0255.1.2/2           Two belt buckles                                [ ] A1  [ ] A2  [X] B  [ ] CV         25 000
[X]     93/0273                 Alligator skin wallet                           [ ] A1  [ ] A2  [X] B  [ ] CV         20 000
[X]     93/0274                 Alligator skin tag                              [ ] A1  [ ] A2  [X] B  [ ] CV         20 000
[X]     93/0278                 Two postage stamps                              [ ] A1  [ ] A2  [X] B  [ ] CV         10 000
[X]     93/0279.1-15/15         Howard A. Irwin's calling cards                 [ ] A1  [ ] A2  [X] B  [ ] CV         40 000
[X]     93/0280                 Calling card of Miss Florence Hawthorn          [ ] A1  [ ] A2  [X] B  [ ] CV         10 000
[X]     93/0281                 Calling card of Samuel L. Kistler, M.D.         [ ] A1  [ ] A2  [X] B  [ ] CV         10 000
[X]     93/0282.1.2/2           Calling cards of MISS STELA COBO                [ ] A1  [ ] A2  [X] B  [ ] CV         10 000
[X]     93/0288                 Gold pen                                        [ ] A1  [ ] A2  [X] B  [ ] CV         40 000
[X]     93/0300                 Rolled ribbon of paper                          [ ] A1  [ ] A2  [X] B  [ ] CV         10 000
[X]     93/0301                 "Webster" dictionary                            [ ] A1  [ ] A2  [X] B  [ ] CV         60 000
[X]     93/0302.1-16/16         Stack of paper tied w/string (racetrack booklet [ ] A1  [ ] A2  [X] B  [ ] CV         30 000
[X]     93/0303                 Stack of postcards tied w/string                [ ] A1  [ ] A2  [X] B  [ ] CV         60 000
[X]     93/0304                 "The New South Wales Coachmaker's Journal"      [ ] A1  [ ] A2  [X] B  [ ] CV         70 000
[X]     93/0307.A.B1-4/4        Paper folded around small, unidentified object  [ ] A1  [ ] A2  [X] B  [ ] CV         20 000
[X]     93/0308.1-4/4           Four rolls of paper                             [ ] A1  [ ] A2  [X] B  [ ] CV         40 000
[X]     93/0309                 Folded piece of Sydney newspaper                [ ] A1  [ ] A2  [X] B  [ ] CV         40 000
[X]     93/0310                 Booklet titled "BOOKS"                          [ ] A1  [ ] A2  [X] B  [ ] CV         30 000
[X]     93/0313.1-16/16         "Kodaks" envelope (1) with 15 envelopes inside  [ ] A1  [ ] A2  [X] B  [ ] CV         20 000
[X]     93/0317.A.B             (A) Address book (?); (B) cover; (C) newspaper  [ ] A1  [ ] A2  [X] B  [ ] CV         30 000
[X]     93/0318                 Booklet                                         [ ] A1  [ ] A2  [X] B  [ ] CV         30 000
[X]     93/0319.1-8/8           Envelope w/papers                               [ ] A1  [ ] A2  [X] B  [ ] CV         30 000
[X]     93/0321.1-5.7-22/       Sheet music                                     [ ] A1  [ ] A2  [X] B  [ ] CV         60 000
[X]     93/0322.1-2/2 ??        Miscellaneous papers                            [ ] A1  [ ] A2  [X] B  [ ] CV         30 000
[X]     93/0323.1-14/14         Coins                                           [ ] A1  [ ] A2  [X] B  [ ] CV         20 000
[X]     94/0007                 Stained glass window                            [ ] A1  [ ] A2  [X] B  [ ] CV         20 000
[X]     94/0010                 Ornamental window frame                         [ ] A1  [ ] A2  [X] B  [ ] CV         60 000
[X]     94/0105                 Olive jar                                       [ ] A1  [ ] A2  [X] B  [ ] CV         10 000
[X]     94/0132                 Figurine of Dutch boy w/wooden shoe             [ ] A1  [ ] A2  [X] B  [ ] CV         40 000
[X]     94/0166                 Binoculars                                      [ ] A1  [ ] A2  [X] B  [ ] CV         60 000
[ ]     94/0227                 Drinking glass                                  [ ] A1  [ ] A2  [X] B  [ ] CV         20 000

                                                                                         Total value                 2.630.000$

 Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS   FRANCE

                               Exhibition MEMPHIS
                              Liste B (83 numbers)

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[X]   94/0240                   Bollards                                            [ ] A1   [ ] A2   [X] B   [ ] CV      250 000

[X]   94/0243.1.2/2             Two mugs w/gold trim                                [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[X]   94/0244                   Logometer                                           [ ] A1   [ ] A2   [X] B   [ ] CV       40 000

[ ]   94/0247                   Ceramic jar                                         [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[ ]   94/0248.1-3/3             Three mugs w/White Star Line logo                   [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[X]   94/0250                   Cut crystal decanter                                [ ] A1   [ ] A2   [X] B   [ ] CV       30 000

[ ]   94/0251                   Decorative tiles                                    [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[ ]   94/0266                   Green glass bottle                                  [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[X]   94/0268                   Sink                                                [ ] A1   [ ] A2   [X] B   [ ] CV       50 000

[ ]   94/0275                   Ceramic insulator                                   [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[ ]   94/0284                   Section of concrete                                 [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   94/0285                   "ELCAYA" beauty cream jar                           [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   94/0288                   Tobacco pouch                                       [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   94/0293                   Sections of Veranda Cafe window                     [ ] A1   [ ] A2   [X] B   [ ] CV       70 000

[X]   94/0308                   Small crystal decanter w/WSL logo                   [ ] A1   [ ] A2   [X] B   [ ] CV       20 000

[X]   94/0317                   Large iron wrench                                   [ ] A1   [ ] A2   [X] B   [ ] CV       10 000

[X]   94/0421                   Arch to Veranda Cafe window                         [ ] A1   [ ] A2   [X] B   [ ] CV       70 000

                                                                                                   Total Value          2.630.000$

 Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS   FRANCE

                        Exhibition MEMPHIS             SCHEDULE CV
                        Liste CV (45 numbers)
--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
  [X]: Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[ ]   87/0010                   Faucets, "Hot" and "Cold"                           [ ] A1   [ ] A2   [ ] B   [X] CV     20 000

[ ]   87/0023                   Hairpin for chignon, decorated w/Chinese            [ ] A1   [ ] A2   [ ] B   [X] CV     40 000

[ ]   87/0025                   Gold knife chain and case                           [ ] A1   [ ] A2   [ ] B   [X] CV     10 000

[ ]   87/0045                   Brooch mounted with gems and pearls                 [ ] A1   [ ] A2   [ ] B   [X] CV     30 000

[ ]   87/0046                   Pendant and chain of chased silver with gems        [ ] A1   [ ] A2   [ ] B   [X] CV     30 000

[ ]   87/0047                   Gold and silver wrist chain. "Amy" in gems          [ ] A1   [ ] A2   [ ] B   [X] CV     60 000

[ ]   87/0051                   Silver plated pocket watch, with guilloche cover    [ ] A1   [ ] A2   [ ] B   [X] CV     40 000

[ ]   87/0053                   Tie pin decorated with gems                         [ ] A1   [ ] A2   [ ] B   [X] CV     25 000

[ ]   87/0056                   Gold earring                                        [ ] A1   [ ] A2   [ ] B   [X] CV     25 000

[ ]   87/0059                   Heart shaped gold pendant "1OCT 4543"               [ ] A1   [ ] A2   [ ] B   [X] CV     50 000

[ ]   87/0064                   Gold ring with gems                                 [ ] A1   [ ] A2   [ ] B   [X] CV     50 000

[ ]   87/0071                   Knot shaped brooch, "14K" pendant, with two         [ ] A1   [ ] A2   [ ] B   [X] CV     50 000

[ ]   87/0074                   Necklace of gold nuggets                            [ ] A1   [ ] A2   [ ] B   [X] CV     40 000

[ ]   87/0075                   Gold ring with gems                                 [ ] A1   [ ] A2   [ ] B   [X] CV     40 000

[ ]   87/0076                   Silver ring with three gems (diamonds?)             [ ] A1   [ ] A2   [ ] B   [X] CV     50 000

[ ]   87/0082                   Heart shaped pendant with clasp, on gold chain      [ ] A1   [ ] A2   [ ] B   [X] CV     40 000

[ ]   87/0083                   Box of Gillette razor blades                        [ ] A1   [ ] A2   [ ] B   [X] CV     10 000

[ ]   87/0085                   Pendant box on gold chain                           [ ] A1   [ ] A2   [ ] B   [X] CV     40 000

[ ]   87/0088                   Set of two gold tie pins (cuff links?) with         [ ] A1   [ ] A2   [ ] B   [X] CV     30 000

[ ]   87/0094                   Silver jewelry box                                  [ ] A1   [ ] A2   [ ] B   [X] CV     50 000

[ ]   87/0096                   Silver mesh bag                                     [ ] A1   [ ] A2   [ ] B   [X] CV     60 000

[ ]   87/0097.B.D.              Customs coupon: Oriental Hotel letter: envelope     [ ] A1   [ ] A2   [ ] B   [X] CV     20 000

[ ]   87/0099                   Chain with charms                                   [ ] A1   [ ] A2   [ ] B   [X] CV     30 000

[ ]   87/0134.B5/6              Business card                                       [ ] A1   [ ] A2   [ ] B   [X] CV     20 000

[ ]   87/0134.B6/6              Business card                                       [ ] A1   [ ] A2   [ ] B   [X] CV     20 000

[ ]   87/0134.D                 Commercial Travellers ticket                        [ ] A1   [ ] A2   [ ] B   [X] CV     10 000

[ ]   87/0164.2/4               Faience sink                                        [ ] A1   [ ] A2   [ ] B   [X] CV     50 000

[ ]   87/0171                   Faucet w/fragment of marble                         [ ] A1   [ ] A2   [ ] B   [X] CV     20 000

[ ]   87/0201.1/2               One glass bottleneck from a set of two              [ ] A1   [ ] A2   [ ] B   [X] CV     10 000

[ ]   87/0206                   Handle of a razor                                   [ ] A1   [ ] A2   [ ] B   [X] CV      5 000

[ ]   87/0224                   Natural toiletry sponge                             [ ] A1   [ ] A2   [ ] B   [X] CV      5 000

[ ]   87/0272                   Shoe brush                                          [ ] A1   [ ] A2   [ ] B   [X] CV     20 000

[ ]   87/029K.A2/4              Faience jar without his hd 87/029D.82/4             [ ] A1   [ ] A2   [ ] B   [X] CV     10 000

                                                                                                    Total Value       1.310.000$

 Atelier LP3 CONSERVATION   8 rue des Tanneries   21140 SEMUR EN AUXOIS   FRANCE

                               EXHIBITION MEMPHIS
                              LISTE CV (45 NUMBERS)

--------------------------------------------------------------------------------
  A1:  Objects deliver in Semur to the City before the end of September 96
  A2:  Objects deliver in Semur to the City before the end of December 96
  B :  Objects deliver in Semur to the City before March 1st
  CV: Objects in exhibition on the Cruise Vessel, deliver to the City before December 96
 [X]:  Objects which cannot be change by mutual agreement.
--------------------------------------------------------------------------------



         No. Inv.                             Object                                                                      Value $
-----------------------------------------------------------------------------------------------------------------------------------
[ ]   87/0308.4/11              1 Titanic purser tags                               [ ] A1   [ ] A2   [ ] B   [X] CV       30 000

[ ]   87/0308.5/11              1 Titanic purser tags                               [ ] A1   [ ] A2   [ ] B   [X] CV       30 000

[ ]   87/0316                   Cut crystal hors d'oeurve dish with company         [ ] A1   [ ] A2   [ ] B   [X] CV       40 000

[ ]   87/0330                   White frience pot with floral decoration marked     [ ] A1   [ ] A2   [ ] B   [X] CV       30 000

[ ]   93/0005                   Plate w/blue design                                 [ ] A1   [ ] A2   [ ] B   [X] CV       20 000

[ ]   93/0008                   Top of a toothpaste jar                             [ ] A1   [ ] A2   [ ] B   [X] CV       25 000

[X]   93/0016                   Glass candy dish                                    [ ] A1   [ ] A2   [ ] B   [X] CV       10 000

[ ]   93/0031                   Assiette en porcelaine (porcelain plate)            [ ] A1   [ ] A2   [ ] B   [X] CV       20 000

[ ]   93/0033                   Spittoon                                            [ ] A1   [ ] A2   [X] B   [X] CV       50 000

[ ]   93/0089                   Crystal decanter                                    [ ] A1   [ ] A2   [ ] B   [X] CV       20 000

[ ]   93/0113                   Cut crystal carafe w/White Star Line flag           [ ] A1   [ ] A2   [ ] B   [X] CV       20 000

[ ]   93/0224                   Textile tool kit                                    [ ] A1   [ ] A2   [ ] B   [X] CV       20 000


                                                                                                   Total Value          1.310.000$

                                  SCHEDULE "C"

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 1


SECTION                 SECTION TITLE  Lobby

DESCRIPTION  Object  Titanic photo mural        CITATION                PAGE

LOCATION AND CONTACT:
Eaton or Haas for rigging plan. Tom McCluskie at Harland and Wolff if you wish to work from a larger scale plan.

STATUS/SUGGESTION:
We proposed use of our rigging plan to be blown up. We haven't heard anything further on this suggestion. The use of the rigging plan is again offered. If plans now call for a photograph, which one?
--------------------------------------------------------------------------------
SECTION                 SECTION TITLE   Lobby

DESCRIPTION  Photo  White Star Logo             CITATION                PAGE

LOCATION AND CONTACT:
Haas and Eaton can easily provide from WSL stationery or other source.

STATUS/SUGGESTION:
Please advise of your specific need. Can send it to you as scanned into computer -- advise proper Macintosh format (TIFF, EPS, PICT), size, color model (CYMK or RGB), etc.
--------------------------------------------------------------------------------

SECTION   101           SECTION TITLE  Ship's Hull

DESCRIPTION  Photo  Exterior photograph of hull in CITATION  Lynch      PAGE 6-7

LOCATION AND CONTACT:
Haas & Eaton Roll 14, #15 (without anchor) = CD 0015 #084
Haas & Eaton Roll 14, #16 (with anchor) = CD 0141 #007

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION 102             SECTION TITLE   Origins

DESCRIPTION  Photo  J. Bruce Ismay              CITATION Lynch          PAGE 16

LOCATION AND CONTACT:
Eaton & Haas, Roll 46, Exp. 15
Eaton & Haas, CD 0141 #072 or 0905 #040

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  101            SECTION TITLE Ship's Hull

DESCRIPTION  Photo  Propeller Installation     CITATION Eaton & Haas   PAGE 40

LOCATION AND CONTACT:
Haas & Eaton, Roll 24, Exp. 1 = CD 0924 #059

STATUS/SUGGESTION:
It must be made clear in legend that this photo depicts Olympic.
--------------------------------------------------------------------------------

SECTION   101           SECTION TITLE  Ship's Hull

DESCRIPTION   Photo  Shipbuilder's             CITATION Lynch          PAGE 25

LOCATION AND CONTACT:
Haas & Eaton, Roll 14, Exp. 6 = CD 0911 #002

STATUS/SUGGESTION:

--------------------------------------------------------------------------------


Initials: /s/               /s/                /s/
          ------------      -------------      -------------
             RMS                 PIM               Memphis

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 2


SECTION  101            SECTION TITLE  Ship's Hull

DESCRIPTION  Photo  Horses pulling anchor     CITATION Lynch           PAGE 21

LOCATION AND CONTACT:
Eaton & Haas, Roll 23, Exp. 11 = CD 0909 #047

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  102            SECTION TITLE   Origins

DESCRIPTION  Photo  H&W Elevated drawing of ship  CITATION              PAGE

LOCATION AND CONTACT:
Use Haas or Eaton's rigging plan, or cutaway view found in endpapers of Triumph and Tragedy (we have a "flat" copy)

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION   102           SECTION TITLE  Origins

DESCRIPTION  Photo  Morgan                      CITATION  Lynch         PAGE 16

LOCATION AND CONTACT:
Haas & Eaton, Roll 42, Exp. 30 = CD 0905 #049

STATUS/SUGGESTION:
Slightly different from "Lynch" view. Oval frame; will require cropping
--------------------------------------------------------------------------------

SECTION 102             SECTION TITLE   Origins

DESCRIPTION  Object  White Star Line Passenger List  CITATION Lynch      PAGE 16

LOCATION AND CONTACT:
Haas

STATUS/SUGGESTION:
Charlie has one of a similar pattern in his collection. You can borrow actual object, or photograph it as you prefer. (This one is not from Titanic; there is no evidence that pattern in Lynch is from Titanic, either.)
--------------------------------------------------------------------------------

SECTION  102            SECTION TITLE Origins

DESCRIPTION  Photo  Olympic launch brochure         CITATION Lynch      PAGE 22

LOCATION AND CONTACT:
???

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION   102           SECTION TITLE  Origins

DESCRIPTION   Photo  White Star Line postcard  CITATION Eaton and Haas  PAGE 37

LOCATION AND CONTACT:
Eaton and Haas, Roll 27 Exp. 23 and Roll 27 Exp. 24 =
CD

STATUS/SUGGESTION:
Original in Eaton collection
--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 3


SECTION 102             SECTION TITLE Origins

DESCRIPTION Photo   White Star Line sailing schedule  CITATION Eaton and Haas

                                                                        PAGE 37

LOCATION AND CONTACT:
 Eaton and Haas, Roll 27 Exp. 24


STATUS/SUGGESTION:
Original in Haas collection

-------------------------------------------------------------------------------

SECTION 102             SECTION TITLE Origins

DESCRIPTION Photo   Titanic Soap Ad                  CITATION  Eaton and Haas

                                                                        PAGE 38

LOCATION AND CONTACT:
 Eaton and Haas Roll 10 #30 = CD 0917 #088

STATUS/SUGGESTION:
Original print in Eaton collection
-------------------------------------------------------------------------------

SECTION 102             SECTION TITLE Origins

DESCRIPTION Object   White Star posters or other             CITATION    PAGE

LOCATION AND CONTACT:
 Merseyside Maritime Museum (Liverpool) book shop (repros of
 WSL poster) Haas (repro of 3rd class advertisement poster)

STATUS/SUGGESTION:
Richard Faber (212) 226-7353 or Ken Schultz (201) 658-0968
might know whereabouts of originals (both are memorabilia dealers)
-------------------------------------------------------------------------------

SECTION 102             SECTION TITLE Origins

DESCRIPTION  Photo   Newspaper ads                        CITATION      PAGE

LOCATION AND CONTACT:
 Library of Congress, James Madison Building, Washington, DC
 Newspaper Library, Colindale, London, England

STATUS/SUGGESTION:
reproduce WSL ads from U.S. or British papers featuring Titanic's impending departure
-------------------------------------------------------------------------------

SECTION 102             SECTION TITLE Origins

DESCRIPTION  Photo   Ship tins, collectible                  CITATION    PAGE

LOCATION AND CONTACT:
 Robert Forrest collection, 165 E. 35th Street, New York, NY
 10016-4180 Tel. (212) 689-1763

STATUS/SUGGESTION:
Photo of object = Eaton and Haas Roll 48 Exp. 27, 28 = CD 0904
#105 and 0904 #085
-------------------------------------------------------------------------------

SECTION 103             SECTION TITLE Design and Construction

DESCRIPTION  Photo   Harland                  CITATION  Eaton and Haas  PAGE 18

LOCATION AND CONTACT:
 Eaton and Haas Roll 46, Exp. 20 = CD 0904 #031

Status/Suggestion:

-------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 4


SECTION 103             SECTION TITLE Design and Construction

DESCRIPTION Photo  Wolff                       CITATION Eaton and Haas  PAGE 18

LOCATION AND CONTACT:
Eaton and Haas Roll 48, Exp. 19=CD 0904 #030

STATUS/SUGGESTION:



--------------------------------------------------------------------------------
SECTION 103             SECTION TITLE Design and Construction

DESCRIPTION Photo  Carlisle                    CITATION                PAGE

LOCATION AND CONTACT:
Eaton and Haas, Roll 27, Exp. 6=CD 0909 #050

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 103             SECTION TITLE Design and Construction

DESCRIPTION Photo  Roderick Chisholm           CITATION                PAGE

LOCATION AND CONTACT:
Eaton and Haas, Roll 25, Exp. 32=CD 0824 #095

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION 103             SECTION TITLE Design and Construction

DESCRIPTION Photo  Axel Welin                  CITATION                PAGE

LOCATION AND CONTACT:
Eaton and Haas Roll 32, Exp. 14=CD 0908 #095

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 103             SECTION TITLE Design and Construction

DESCRIPTION Photo  Thomas Andrews              CITATION                PAGE

LOCATION AND CONTACT:
Eaton and Haas, Roll 03, Exp. 34=CD 2609 #094

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 103             SECTION TITLE Design and Construction

DESCRIPTION Photo Harland and Wolff            CITATION  Lynch        PAGE 21
                  drafting room

LOCATION AND CONTACT:
Eaton and Haas, Roll 41, Exp. 18=CD 0905 #017

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

                   Memphis supplemental object list -- Page 6

Section 103             Section Title Design and Construction
Description     Photo   Harland and Wolff employees             Citation  Lynch                 Page 21

Location and Contact:
 Eaton and Haas Roll C5, Exp. 30 = CD 0925 #055

Status/Suggestion:

-------------------------------------------------------------------------------------------------------
Section 103             Section Title Design and Construction
Description     Photo   Lifeboats                               Citation  Eaton and Haas        Page 41

Location and Contact:
 Eaton?
 Original source = Belfast Telegraph

Status/Suggestion:

-------------------------------------------------------------------------------------------------------
Section 103             Section Title Design and Construction
Description     Photo   Ship in drydock next to Olympic         Citation  Lynch                 Page 21

Location and Contact:
 Eaton and Haas Roll 01 Exp. 10, Roll 01. Exp. 11 =
 CD 2609 #09 and 2609 #010, respectively

Status/Suggestion:
similar to view in Lynch
--------------------------------------------------------------------------------------------------------
Section 103             Section Title Design and Construction
Description     Photo   Street view of dockyard                 Citation  Lynch                 Page 14-15

Location and Contact:
 Cork Examiner, 95 Patrick Street, Cork, Ireland

Status/Suggestion:
Eaton and Haas Roll 49, Exp. 34 = CD 0902 #003 is similar
but without people.
---------------------------------------------------------------------------------------------------------
Section 103             Section Title Design and Construction
Description     Photo   Hull under construction                 Citation  Lynch                 Page 21

Location and Contact:

Status/Suggestion:
similar view Eaton and Haas Roll 01, Exp. 01 = CD 2609 #001
--------------------------------------------------------------------------------------------------------
Section 103             Section Title Design and Construction
Description     Photo   Titanic in graving dock                 Citation  Lynch                 Page 25

Location and Contact:
 Eaton and Haas Roll 44 Exp. 4 = CD 0905 #089

Status/Suggestion:

--------------------------------------------------------------------------------------------------------

                   MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 6

SECTION 103           SECTION TITLE Design and Construction
DESCRIPTION  Photo  Reciprocating engine      CITATION Eaton and Haas    Page 35
LOCATION AND CONTACT:
  Eaton and Haas Roll 14 Exp. 17 = CD 0141 #008

STATUS / SUGGESTION:

--------------------------------------------------------------------------------

SECTION 103           SECTION TITLE Design and Construction
DESCRIPTION  Photo  Diagram of cross section of ship  CITATION           Page
LOCATION AND CONTACT:
  Eaton and Haas Roll 24, Exp. 36

STATUS / SUGGESTION:
Shoot from "Story of the Titanic as Told by its Survivors", page 47 Not under copyright

-------------------------------------------------------------------------------

SECTION 103           SECTION TITLE Design and Construction
DESCRIPTION  Object  Welin davit ad          CITATION Eaton and Haas    Page 41
LOCATION AND CONTACT:
  Ad in "The Shipbuilder" (Eaton collection)
  Photo = Eaton and Haas Roll 46, Exp. 21 = CD 0904 #032

STATUS / SUGGESTION:

-------------------------------------------------------------------------------

SECTION 103           SECTION TITLE Design and Construction
DESCRIPTION  Object  Lifeboat drawing        CITATION Eaton and Haas    Page 41
LOCATION AND CONTACT:
  National Archives. May be at New York Branch (Varick Street) or at main branch in Washington, DC

STATUS / SUGGESTION:

-------------------------------------------------------------------------------

SECTION 103           SECTION TITLE Design and Construction
DESCRIPTION  Object  Original blueprints     CITATION                   Page
LOCATION AND CONTACT:
  Tom McCluskie, Harland and Wolff Technical Services, Queens Island, Belfast Michael McCaughan, Ulster Folk & Transport Museum, Holywood, N.I.

STATUS / SUGGESTION:
McCluskie approach may require Tulloch assistance to liberate from the "secret closet."

-------------------------------------------------------------------------------

SECTION 103           SECTION TITLE Design and Construction
DESCRIPTION  Object  Period drafting tools, slide rule  CITATION        Page
LOCATION AND CONTACT:
  Tom McCluskie, Harland and Wolff Technical Services, Queens Island, Belfast Michael McCaughan, Ulster Folk & Transport Museum, Holywood, N.I.

STATUS / SUGGESTION:

------------------------------------------------------------------------------

                   MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 7

SECTION 103           SECTION TITLE Design and Construction
DESCRIPTION  Object  Period reference books      CITATION                Page
LOCATION AND CONTACT:
  Tom McCluskie, Harland and Wolff Technical Services, Queens Island, Belfast Michael McCaughan, Ulster Folk & Transport Museum, Holywood, N.Ireland

STATUS / SUGGESTION:
The Ulster Folk & Transport Museum has displays of tools used in N. Ireland at this time. Perhaps they have some not on display that could be lent.
--------------------------------------------------------------------------------

SECTION 103           SECTION TITLE Design and Construction
DESCRIPTION  Object  Period glasses, watch      CITATION                 Page
LOCATION AND CONTACT:
  ???

STATUS / SUGGESTION:

-------------------------------------------------------------------------------

SECTION 104           SECTION TITLE Departure
DESCRIPTION  Photo  Crowd watching launch       CITATION Lynch          Page 23
LOCATION AND CONTACT:
  Eaton & Haas Roll 23, Exp. 01 = CD 0924 #048

STATUS / SUGGESTION:
This photo may still be under copyright especially in Britain. While Eaton and Haas received permission from THS to publish it, it's highly doubtful anyone can obtain address of photo's donor from them for this exhibition. Suggest choosing another view.

-------------------------------------------------------------------------------

SECTION 104           SECTION TITLE Departure
DESCRIPTION  Photo  Crowd next to ship       CITATION Eaton and Haas    Page 27
LOCATION AND CONTACT:
  Eaton & Haas Roll 23, Exp. 04 = CD 0924 #028

STATUS / SUGGESTION:
This photo may still be under copyright especially in Britain. While Eaton and Haas received permission from THS to publish it, it's highly doubtful anyone can obtain address of photo's donor from them for this exhibition. Suggest choosing another view.

-------------------------------------------------------------------------------

SECTION 104           SECTION TITLE Departure
DESCRIPTION  Photo  Launch                      CITATION Lynch          Page 23
LOCATION AND CONTACT:
  Eaton & Haas Roll 23, Exp. 25 = CD 0141 #028

STATUS / SUGGESTION:

-------------------------------------------------------------------------------

SECTION 104           SECTION TITLE Departure
DESCRIPTION  Photo  Titanic under power      CITATION Eaton and Haas    Page 50
LOCATION AND CONTACT:
  Eaton & Haas Roll 01, Exp. 20 = CD 0141 #016

STATUS / SUGGESTION:

------------------------------------------------------------------------------

               MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 8


SECTION  104            SECTION TITLE  Departure

DESCRIPTION Photo Street in Northam, Southampton  CITATION Eaton & Haas  PAGE 53

LOCATION AND CONTACT:
Eaton & Haas may be able to locate print or copy from "T: T&T"

STATUS/SUGGESTION:



--------------------------------------------------------------------------------
SECTION  104            SECTION TITLE  Departure

DESCRIPTION  Photo  Titanic on Good Friday      CITATION  Eaton & Haas  PAGE 59

LOCATION AND CONTACT:
Eaton & Haas Roll 47 Exp.02 = CD 0905 #132

STATUS/SUGGESTION:
Original source was Peter Boyd-Smith at Cobwebs, but likely not under copyright

--------------------------------------------------------------------------------

SECTION  104             SECTION TITLE  Departure

DESCRIPTION  Photo  Captain Smith               CITATION                PAGE

LOCATION AND CONTACT:
Eaton & Haas have about six different photo views-+-a sketch done early in his career.

STATUS/SUGGESTION:
Advise specific needs; find photo in OUR book that you like. The view on p. 105 won't be available (a Father Browne picture). Current owner of photo, Society of Jesuits, refused to assist Norfolk, citing potential controversy. (E&H has neg if perm.
--------------------------------------------------------------------------------

SECTION  104              SECTION TITLE  Departure

DESCRIPTION  Photo   Bride and Phillips         CITATION                PAGE

LOCATION AND CONTACT:
Eaton & Haas have about five different views of Bride and one or two of Phillips.


STATUS/SUGGESTION:
Advise specific needs; find photo in OUR book that you like. The view on p. 63 won't be available (a Father Browne picture) unless permission is obtained. Current owner of photo, Society of Jesuits, refused to assist Norfolk citing potential

--------------------------------------------------------------------------------

SECTION  104            SECTION TITLE  Departure

DESCRIPTION  Photo   Crew Members               CITATION                PAGE

LOCATION AND CONTACT:
Eaton & Haas have several "panels" of postage-stamp-sized pix of crew, from which pages early in our book were done.

STATUS/SUGGESTION:
Advise specific needs; find photos in OUR book that you like.

--------------------------------------------------------------------------------

SECTION  104         SECTION TITLE   Departure

DESCRIPTION  Photo  Titanic special (train)     CITATION  Eaton & Haas  PAGE 83

LOCATION AND CONTACT:
A Father Browne photograph. Current owner of photo, Society of Jesuits, refused to assist Norfolk, citing potential controversy.

STATUS/SUGGESTION:
Doubtful we can obtain an OK to run this pix at exhibition. If you can obtain permission, Eaton and Haas Roll 40, Exp. 05 (CD 0905 #002) has the image. Jack has color postcard of train type

--------------------------------------------------------------------------------

                MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 9


SECTION  104            SECTION TITLE  Departure

DESCRIPTION  Photo  Titanic in Southampton      CITATION  Lynch        PAGE 31

LOCATION AND CONTACT:
A Father Browne photograph. Current owner of photo, Society of Jesuits refused to assist Norfolk, citing potential controversy.

STATUS/SUGGESTION:
Doubtful we can obtain an OK to run this pix at exhibition. If you can obtain permission, Eaton and Haas Roll 40, Exp. 08 (CD 0905 #004) has the image.


--------------------------------------------------------------------------------
SECTION  104            SECTION TITLE  Departure

DESCRIPTION  Photo  Titanic pulled from dock    CITATION  Lynch       PAGE 32

LOCATION AND CONTACT:
Eaton & Haas Roll 47, Exp. 13 = CD 0904 #052

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  104             SECTION TITLE  Departure

DESCRIPTION  Photo White Star Cherbourg station (sic) CITATION  Lynch   PAGE 37

LOCATION AND CONTACT:
If you need views of Cherbourg Eaton/Haas have several nice ones on 1912 postcards. If you want this photo note it shows QUEENSTOWN AFTER the disaster (half-mast flags)!


STATUS/SUGGESTION:
Note this is QUEENSTOWN not Cherbourg. A Father Browne view. If you want this view, doubtful we can obtain an OK to run this pix at exhibition. If you can obtain permission, Eaton and Haas Roll 40, Exp. 30 (CD 0906 #117) has the image.
--------------------------------------------------------------------------------

SECTION  104            SECTION TITLE  Departure

DESCRIPTION  Photo  Tender next to Titanic     CITATION  Lynch        PAGE 38

LOCATION AND CONTACT:
Cork Examiner, 95 Patrick Street, Cork, Rep. of Ireland

STATUS/SUGGESTION:
Eaton & Haas may have print.

--------------------------------------------------------------------------------

SECTION  104            SECTION TITLE  Departure

DESCRIPTION  Photo   Odell story pictures       CITATION  Lynch   PAGE 42-43

LOCATION AND CONTACT:
Current owner Jeremy Nightengale, U.K.

STATUS/SUGGESTION:
Suggest attempting to contact him through Philip Croucher, Lymeswold Cottage, Lymore Lane, Milford-on-Sea. Lymington, Harts SO41 OTX telephone
###-##-#### 644389

--------------------------------------------------------------------------------

SECTION  104            SECTION TITLE  Departure

DESCRIPTION Photo Loading mail on Qtown tender  CITATION Eaton & Haas  PAGE 103

LOCATION AND CONTACT:
Cork Examiner, 95 Patrick Street, Dublin

STATUS/SUGGESTION:
Eaton/Haas may have print.

--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE  10


SECTION   104           SECTION TITLE   Departure

DESCRIPTION   Object  Whistle ad           CITATION  Eaton and Haas   PAGE 35

LOCATION AND CONTACT:
Original in "Shipping World" of 1912. Citation upon request. Original may be in collection of Joseph Colossa in Connecticut.

STATUS/SUGGESTION:
Eaton and Haas have print only of this ad. If you need original we can contact
J. Colossa for you.


--------------------------------------------------------------------------------
SECTION  104              SECTION TITLE  Departure

DESCRIPTION Object  Titanic launch ticket       CITATION  Lynch       PAGE 23

LOCATION AND CONTACT:
Ulster Folk and Transport Museum collection

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 104             SECTION TITLE   Departure

DESCRIPTION  Object  Menu for launch           CITATION                PAGE

LOCATION AND CONTACT:
Eaton and Haas have xerox only of menu. Original owner now deceased, menu whereabouts not known.

STATUS/SUGGESTION:
Copy from "T: T&T".
--------------------------------------------------------------------------------

SECTION  104            SECTION TITLE   Departure

DESCRIPTION  Object  Crew sign-on lists     CITATION Eaton & Haas  PAGE 64-65

LOCATION AND CONTACT:
Public Record Office, Ruskin Avenue, Kew, Richmond, Surrey TW9 4DU England Tel. 011-44-181-876-3444, document #BT 100/259.

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION   104           SECTION TITLE   Departure

DESCRIPTION  Object  Deserted crew list      CITATION  Eaton & Haas   PAGE 85

LOCATION AND CONTACT:
Public Record Office, Ruskin Avenue, Kew, Richmond, Surrey TW9 4DU England Tel. 011-44-181-876-3444. document #BT 100/259

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  104             SECTION TITLE  Departure

DESCRIPTION  Object   Crew muster         CITATION Eaton & Haas   PAGE 80

LOCATION AND CONTACT:
Public Record Office, Ruskin Avenue, Kew, Richmond, Surrey TW9 4DU England Tel. 011-44-181-876-3444. document #MT15/142/M13505

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

                   MEMPHIS SUPPLEMENTAL OBJECT LIST - PAGE 11

SECTION 104             SECTION TITLE  Departure

DESCRIPTION OBJECT  Cargo diagram              CITATION Eaton & Haas  PAGE 84-85

LOCATION AND CONTACT:
National Archives, Washington, DC. We don't have a more specific location; when we copied it, it was at New York Branch of Archives but apparently has been moved since.

STATUS / SUGGESTION:

--------------------------------------------------------------------------------

SECTION 104             SECTION TITLE  Departure

DESCRIPTION Object  Passenger list of those on board  CITATION        PAGE

LOCATION AND CONTACT:
To the best of our knowledge, only reproductions would be available. There's an original in THS collection.

STATUS / SUGGESTION:
Might try Southampton City Museums, Southampton, England, Nigel Overton was Overton was director last we knew.

--------------------------------------------------------------------------------

SECTION 104             SECTION TITLE  Departure

DESCRIPTION Object  Passenger list of cancellations  CITATION        PAGE

LOCATION AND CONTACT:
Does not exist. Eaton has a list he has compiled from diverse sources.

STATUS / SUGGESTION:
Omit
--------------------------------------------------------------------------------

SECTION 104             SECTION TITLE  Departure

DESCRIPTION Object  Contract, Luggage,      CITATION Eaton & Haas  PAGE 81-83
              other tickets

LOCATION AND CONTACT:
National Archives, Washington, DC. We don't have a more specific location; when we copied it, it was at New York Branch of Archives but apparently has been moved since.

STATUS / SUGGESTION:

--------------------------------------------------------------------------------

SECTION 104             SECTION TITLE  Departure

DESCRIPTION Object  "Other departure documents"    CITATION           PAGE

LOCATION AND CONTACT:
Public Record Office, Ruskin Avenue, Kew, Richmond, Surrey TW9 4DU England Tel. 011-44-181-878-3444

STATUS / SUGGESTION:
Consult "Titanic: Triumph and Tragedy". All captions contain document number citations. Specify what's needed when contacting PRO.
--------------------------------------------------------------------------------

SECTION 104             SECTION TITLE  Departure

DESCRIPTION Object  Luggage tag                         CITATION Lynch  PAGE 1

LOCATION AND CONTACT:
Eaton has TAG (attached with string) from same period. Haas has 1st class STICKER but it's been glued by former owner to scrapbook page.

STATUS / SUGGESTION:
--------------------------------------------------------------------------------

                   MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 12

SECTION 105           SECTION TITLE Luxury
DESCRIPTION  Photo "Photos of passengers for stories" CITATION           PAGE
LOCATION AND CONTACT:
  Eaton and Haas have some. The best source is their friend Michael Findlay, 108 Webster Ave., Paterson, NJ. Tel. (201) 742-8747. He has hundreds.

STATUS / SUGGESTION:

--------------------------------------------------------------------------------

SECTION 105           SECTION TITLE Luxury
DESCRIPTION  Photo  Grand staircase            CITATION Lynch        PAGE 52 top
LOCATION AND CONTACT:
  Ulster Folk and Transport Museum, Holywood, Co. Down. It appears #H1578 from its printed description would be correct.

STATUS / SUGGESTION:

-------------------------------------------------------------------------------

SECTION 105           SECTION TITLE Luxury
DESCRIPTION  Photo  Grand staircase            CITATION Lynch      PAGE 52 L.L.
LOCATION AND CONTACT:
  Eaton & Haas Roll #49 Exp. 05 (CD 0141 #089) or Roll #09 Exp. 27
  (CD 0917 #032)

STATUS / SUGGESTION:

-------------------------------------------------------------------------------

SECTION 105           SECTION TITLE Luxury
DESCRIPTION  Photo  Staircase             CITATION Lynch      PAGE 52 b.r.
LOCATION AND CONTACT:
  Ulster Folk and Transport Museum, Holywood, Co. Down. It appears #H1597 from its printed description would be correct.

STATUS / SUGGESTION:

-------------------------------------------------------------------------------

SECTION 105           SECTION TITLE Luxury
DESCRIPTION  Photo  Reception room            CITATION Lynch            PAGE 53
LOCATION AND CONTACT:
  Eaton & Haas Roll 49 #20 (CD 0141 #086) is clearer, lighter but doesn't show stairs. We also have a color image of this room (artist rendering) and b&w artist's rendering.

STATUS / SUGGESTION:

-------------------------------------------------------------------------------

SECTION 105           SECTION TITLE Luxury
DESCRIPTION  Photo  Olympic lounge             CITATION Lynch           PAGE 46
LOCATION AND CONTACT:
  Eaton & Haas Roll 49 exp. 19 (CD 0141 #085) or Roll 13 #16 (CD 0915 #066)

STATUS / SUGGESTION:

------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 13


SECTION 105             SECTION TITLE Luxury

DESCRIPTION Photo  Dining saloon                CITATION Lynch      PAGE 54 T.L.

LOCATION AND CONTACT:
Eaton & Haas have fuzzy (from newspaper) photo supposedly taken on board Titanic (Roll 24, Exp. 05, CD 0141 #037)

STATUS/SUGGESTION:
Use Ulster Folk and Transport Museum views H1544 or H1545


--------------------------------------------------------------------------------
SECTION 105             SECTION TITLE Luxury

DESCRIPTION Photo  Dining saloon                CITATION Lynch      PAGE 54rm

LOCATION AND CONTACT:


STATUS/SUGGESTION:
Use Ulster Folk and Transport Museum views H1544 or H1545

--------------------------------------------------------------------------------

SECTION 105             SECTION TITLE Luxury

DESCRIPTION Photo  Reception room               CITATION Lynch        PAGE 55

LOCATION AND CONTACT:

STATUS/SUGGESTION:
Eaton & Haas Roll 49 #20 (CD 0141 #086)

--------------------------------------------------------------------------------

SECTION 105             SECTION TITLE Luxury

DESCRIPTION Photo  Verandah cafe                CITATION             PAGE

LOCATION AND CONTACT:
Eaton and Haas Roll 12, Exp. 08 (CD 0915 #047)

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 105             SECTION TITLE Luxury

DESCRIPTION Photo  Reading and writing room     CITATION Lynch       PAGE

LOCATION AND CONTACT:
Eaton & Haas roll 13 Exp. 15 (CD 0915 #065) different view

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 105             SECTION TITLE Luxury

DESCRIPTION Photo                               CITATION Eaton &     PAGE 127
                                                         Haas
LOCATION AND CONTACT:
Eaton & Haas Roll 10, Exp. 18 CD 0917-#101

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE  14


SECTION  105            SECTION TITLE  Luxury

DESCRIPTION  Photo Smoking room                 CITATION  Lynch         PAGE  83

LOCATION AND CONTACT:
Ulster Folk and Transport Museum. Image = H1548 or H1649A.

STATUS/SUGGESTION:
See also Eaton & Haas p. 134 = Roll 17, #18 (CD 0911 #053)

--------------------------------------------------------------------------------
SECTION  105            SECTION TITLE  Luxury

DESCRIPTION  Object  Chandelier                 CITATION                PAGE

LOCATION AND CONTACT:
We don't know what you mean by this. Candelabra * after grand staircase?

STATUS/SUGGESTION:
We can ask several memorabilia dealers if they know of one if you wish. There likely would be some in England after the auction of Olympic's fittings but specifics are lacking
--------------------------------------------------------------------------------

SECTION  105            SECTION TITLE  Luxury

DESCRIPTION  Object  Original color renderings of rooms CITATION        PAGE

LOCATION AND CONTACT:
Harland and Wolff, Belfast has original drawings in color, approx. 2 doz. in number. Having never seen them we don't know if they're "new" or the images used in slide set below.

STATUS/SUGGESTION:
Eaton and Haas have set of 11 interiors and 1 exterior color slides. All are first class from Olympic. The color renderings in Lynch are from the same source. To obtain H&W originals, get contact from George Tulloch.
--------------------------------------------------------------------------------

SECTION  105            SECTION TITLE   Luxury

DESCRIPTION  Object  Dining saloon menu         CITATION                PAGE

LOCATION AND CONTACT:
Jack has good color repro of April 14 luncheon menu. Originals may be in collections of individuals listed below.

STATUS/SUGGESTION:
Try Robert Forbes (c/o Forbes Mag., 60 5th Ave., NYC 10011-8862 tel. 212-620-2200); Stanley Lehrer (82 Shelbourne La. New Hyde Pk. NY 11040-1044 tel. 518-689-1763) or Robt Forrest, 165 E. 35th St., New York City 10018-4180. Tel.
(212) 889-1763

--------------------------------------------------------------------------------

SECTION  105            SECTION TITLE  Luxury

DESCRIPTION  Object "Ship activity announcements"   CITATION             PAGE

LOCATION AND CONTACT:
There were no such things

STATUS/SUGGESTION:
Delete

--------------------------------------------------------------------------------

SECTION  105               SECTION TITLE  Accommodations

DESCRIPTION  Photo Exterior view of deck        CITATION  Lynch       PAGE 39BL


LOCATION AND CONTACT:
A Fatner Browne photograph. Current owner of photo, Society of Jesuits, c/o Father O'Donnell, Gonzaga College, Dublin, refused to assist Norfolk, citing potential controversy.

STATUS/SUGGESTION:
Doubtful permission can be obtained. If it can be, Eaton & Haas Roll 40, Exp. 24 (CD 0141 #087) is the view indicated.

--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE  15


SECTION  106            SECTION TITLE Accommodations

DESCRIPTION Photo  Exterior view of deck        CITATION Lynch        PAGE 39BR

LOCATION AND CONTACT:
Cork Examiner photo. Eaton & Haas Roll 44 Exp. 12 = CD 0904 #103

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  106            SECTION TITLE  Accommodations

DESCRIPTION  Photo Exterior view of deck        CITATION Lynch          PAGE 103

LOCATION AND CONTACT:
Eaton & Haas Roll 46 Exp. 24 = CD 0141 #075 (Cork Examiner photo)

STATUS/SUGGESTION:

--------------------------------------------------------------------------------
SECTION  106            SECTION TITLE   Accommodations

DESCRIPTION   Photo Exterior view of deck      CITATION  Eaton & Haas  PAGE 98TR

LOCATION AND CONTACT:
Father Browne photo. Doubtful permission can be obtained from Father O'Donnell, S.J., Gonzaga College, Dublin

STATUS/SUGGESTION:
If permission can be obtained, Eaton & Haas Roll 40, Exp. 26 = CD 0141 #057 is the image in question.

--------------------------------------------------------------------------------

SECTION 106             SECTION TITLE  Accommodations

DESCRIPTION  Photo Several staterooms, all decks  CITATION              PAGE

LOCATION AND CONTACT:
Eaton & Haas have approx. 22 first- and second-class cabins in their photo collection. Most are of Olympic. Can supply a White Star third class cabin of the period (from E = Four) class. Cannot locate any 3rd class stateroom views.

STATUS/SUGGESTION:
Advise of your needs using "Triumph and Tragedy" citations.

--------------------------------------------------------------------------------

SECTION  106            SECTION TITLE  Accommodations

DESCRIPTION Photo  First class parlour suite    CITATION Lynch          PAGE 57

LOCATION AND CONTACT:
Eaton & Haas Roll 1. Exp. 12, 14, 15 and Roll 10, Exp. 5, 6, 12 (Corresponding CD#'s available)

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  106            SECTION TITLE  Accommodations

DESCRIPTION Photo Turkish bath                  CITATION  Lynch       PAGE  60TL

LOCATION AND CONTACT:
This exact view from illustrated London News. Eaton/Haas has similar view of Olympic (p. 125 of T:T&T) which is their roll 13 Exp. 21 = CD 0815 #068

STATUS/SUGGESTION:
If you wish Titanic, contact Illustrated London News in London. If Olympic will suffice, Eaton & Haas can provide

--------------------------------------------------------------------------------

                  Memphis supplemental object list -- Page 18


Section 106     Section Title  Accommodations

Description Photo                       Citation  Lynch              Page 60-61

Location and Contact:
  Appears to be a Brown Brothers photo.

Status / Suggestion:

--------------------------------------------------------------------------------
Section 106     Section Title  Accommodations

Description Photo  Swimming bath        Citation  Lynch               Page 61TR

Location and Contact:
  E&H have rendering of Olym/Titanic bath (Roll 09 Exp. 34 = CD 0917 #04 and a photo of Olympic's taken by Father Browne (Roll 38 Exp. 27 = CD 0906 #057) Haas also has a photo (in WSL broch.) of O's pool, but it would have to be shot from brochure.

Status / Suggestion:

--------------------------------------------------------------------------------
Section 106     Section Title  Accommodations

Description Photo  Barber shop          Citation  Lynch               Page 62

Location and Contact:
  Orig. photo in collection of National Maritime Museum, Greenwich. Eaton & Haas Roll 24, Exp. 27 = CD 0141 #047

Status / Suggestion:

--------------------------------------------------------------------------------
Section 106     Section Title  Accommodations

Description Photo  Woman on bicycle     Citation  Lynch               Page 33TL

Location and Contact:
  Illustrated London News had org. photo = Eaton & Haas Roll 3, Exp. 04 =
  CD 2609 #067. We also have another woman, identified as a Titanic stewardess, on bike = Roll 12. Exp. 07 = CD 0915 #040

Status / Suggestion:

--------------------------------------------------------------------------------
Section 106     Section Title  Accommodations

Description Photo  Gymnasium            Citation  Lynch              Page 134B

Location and Contact:
  Father Browne photograph. Permission to be obtained (not likely, though) from Father O'Donnell, Gonzaga College, Dublin. If permission is granted, Eaton & Haas Roll 40 Exp. 21 = CD 0141 #064

Status / Suggestion:

--------------------------------------------------------------------------------
Section 106     Section Title  Accommodations

Description Photo  [Second class] dining saloon
                                        Citation  Lynch             Page 64R

Location and Contact:
  Eaton & Haas Roll 24 Exp. 21 (CD 0141-049) shows room without people. Also have it as artist's rendering (Roll 10 Exp. 17 = CD 0917 #075)

Status / Suggestion:

--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 17


SECTION 106           SECTION TITLE Accommodations

DESCRIPTION Photo  [Second class] lounge        CITATION Lynch 65        PAGE

LOCATION AND CONTACT:
  Eaton & Haas Roll 24 Exp. 28=CD 0141 #048

STATUS/SUGGESTION:



--------------------------------------------------------------------------------
SECTION 106           SECTION TITLE Accommodations

DESCRIPTION Photo  Third class dining saloon    CITATION Lynch          PAGE 67T

LOCATION AND CONTACT:
  National Maritime Museum, Eaton & Haas Roll 24 Exp. 18=CD 0141 #042

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 106           SECTION TITLE Accommodations

DESCRIPTION Object  Third class "menu"      CITATION Eaton & Haas    PAGE 116 BL

LOCATION AND CONTACT:
 Smithsonian Institution, National Museum of American History, Department of Transportation, Cropley Collection. Note that this is not an actual menu, but a compilation of several menus. It is pasted in a scrapbook.

STATUS/SUGGESTION:
There's no "object" here--it would be a photo. Can be copied from T:T&T assuming Smithsonian says it's OK. Eaton and Haas may still have the xerox from which the illustration on p. 116 was printed.
--------------------------------------------------------------------------------

SECTION 106             SECTION TITLE Accommodations

DESCRIPTION Object  Original color renderings of rooms   CITATION       PAGE

LOCATION AND CONTACT:
 Harland and Wolff have 20+/- original renderings. They have never been made public. We do have some (about 11 interior) views on slides, taken from 1912 Harland and Wolff brochure. It's possible these views are the same as the H&W "hidden" drawings.

STATUS/SUGGESTION:
Ask George Tulloch to contact H&W about possible loan of these drawings. They'd be spectacular to see (We've never seen them!)

--------------------------------------------------------------------------------

SECTION 106             SECTION TITLE Accommodations

DESCRIPTION Object Turkish bath ticket          CITATION Lynch        PAGE 60B

LOCATION AND CONTACT:
 Original is owned by a George Beha, outspokenly opposed to salvage, recovery, etc.

STATUS/SUGGESTION:
Try Robert Forbes (c/o Forbes Mag., 60 5th Ave., NYC 10011-8882 tel. 212-620-2200); Stanley Lehrer (62 Shelbourne La., New Hyde Pk, NY 11040-1044 tel. 516-689-1763) or Robt Forrest, 185 E. 35th St, New York City 10016-4180.
Tel. (212) 689-1763

--------------------------------------------------------------------------------

SECTION 107              SECTION TITLE The Night of April 14

DESCRIPTION Photo 1912 illustration of ice field  CITATION Lynch        PAGE 93

LOCATION AND CONTACT:
 This particular photo from Illustrated London News. Eaton & Haas may have access to this copy. We have quite a few photos of icebergs photographed from passing ships.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 18


SECTION  107             SECTION TITLE  The Night of April 14

DESCRIPTION  Photo    Iceberg                       CITATION  Lynch      PAGE 93

LOCATION AND CONTACT:
 Original may be in illustrated London News. Published in W. Lord's "A Night to Remember" as "author's collection."

STATUS/SUGGESTION:



--------------------------------------------------------------------------------
SECTION  107             SECTION TITLE  The Night of April 14

DESCRIPTION  Photo    Captain Smith                 CITATION                PAGE

LOCATION AND CONTACT:
 Eaton & Haas have about 9 of Capt. Smith

STATUS/SUGGESTION:
 Specify sort of pose you wish. Use "T:T&T" citation if at all possible.

--------------------------------------------------------------------------------

SECTION  107             SECTION TITLE  The Night of April 14

DESCRIPTION  Photo    Frederick Fleet               CITATION                PAGE

LOCATION AND CONTACT:
 Fred Fleet is one of those crew pictured in "grapevine" ad (Don't ask!). Eaton & Haas Roll 7 Exp. 10 = CD 0917 #004. Would need cropping down to Fleet himself and lightening/touching up. See Triumph & Tragedy p. 227 top right. Fleet is third from left.

STATUS/SUGGESTION:
 Mike Findlay may have photo.
--------------------------------------------------------------------------------

SECTION  107             SECTION TITLE  The Night of April 14

DESCRIPTION  Photo    Robert Hichens                CITATION                PAGE

LOCATION AND CONTACT:
 London Daily Sketch of Apr. 22, 1912; available from British Newspaper Library, Colindale, London. E&H may have print from which view on p. 140 of T:T&T was printed. Or, shoot from book. Have murky neg. of H. at home - Roll 35. #23 =
 CD 0907 #092.

STATUS/SUGGESTION:
 Mike Findlay may have photo.

--------------------------------------------------------------------------------

SECTION  107             SECTION TITLE  The Night of April 14

DESCRIPTION  Photo    James Pell Moody              CITATION                PAGE

LOCATION AND CONTACT:
 Eaton & Haas roll 27 Exp. 15 = CD 0909 #070

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  107             SECTION TITLE  The Night of April 14

DESCRIPTION  Photo    Joseph Groves Boxhall         CITATION                PAGE

LOCATION AND CONTACT:
 E&H have three newspaper sketches of Boxhall. (see p.226 of Triumph and Tragedy for typical example). Mike Findlay may have photo.

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 19


SECTION  107            SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  William McM Murdoch         CITATION                PAGE

LOCATION AND CONTACT:
Eaton & Haas Roll 42. Exp. 28 = CD D141 #071 (see p. 140 Triumph and Tragedy)

STATUS/SUGGESTION:



--------------------------------------------------------------------------------
SECTION  107            SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  Charles Herbert Lightoller  CITATION                PAGE

LOCATION AND CONTACT:
Consider photo on back dust jacket of "Lights": The Odyssey of C.H. Lightoller" by Patrick Stenson, published by the Bodley Head. London. taken in 1910. Eaton and Haas have 1 sketch + view of him about to close gangway + 1 other, none great.

STATUS/SUGGESTION:
Mike Findlay may have photo. Suggest attempting to contact Lightoller's family through Philip Croucher, Lymeswold Cottage, Lymore Lane, Milford-on-Sea, Lymington, Hants. SO41 0TX telephone ###-##-#### 644389

--------------------------------------------------------------------------------

SECTION  107            SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  Harold Godfrey Lowe         CITATION                PAGE

LOCATION AND CONTACT:
Eaton and Haas Roll 27, Exp. 15 (CD 0909 #071) would need cropping (circular portrait) or Exp. 55 Roll 04 (apparently not on CD) Also have a sketch.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  107            SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  John George Phillips        CITATION  Lynch         PAGE  71

LOCATION AND CONTACT:
Eaton & Haas Roll 20 Exp. 12 (CD 0911 #073) or Roll 52, Exp. 13 (CD 0902 #082)

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  107            SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  Harold Sydney Bride         CITATION  Lynch         PAGE 71

LOCATION AND CONTACT:
Eaton & Haas Roll 54. Exp. 20 (CD 0901 #030): Roll 20, Exp. 11 and 13 (CD 0911,
#072 and #074); Roll 25 Exp. 35 (CD 0924 #089) or Roll 11, Exp. 09 (CD 0915
#028)

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  107            SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  Bride at Wireless           CITATION  Lynch         PAGE 72

LOCATION AND CONTACT:
Father Brown photograph. If permission can be obtained from Father O'Donnell, S.J., Society of Jesuits, Gonzaga College, Dublin, Eaton and Haas do NOT have a negative of this image.

STATUS/SUGGESTION:
We question whether this is Bride. The head shape doesn't match "front" views, haircut doesn't seem to match, and the photo doesn't appear among the photos found in Father B's scrapbook in the Titanic section.

--------------------------------------------------------------------------------

                  Memphis supplemental object list -- Page 20

Section 107            Section Title  The Night of April 14

Description Photo  Watertight bulkhead       Citation  Eaton and Haas   Page 142

Location and Contact:
Ulster Folk and Transport Museum, Cultra Manor, Hollywood. Co. Down BT18 OEU. Photo #H1487 (depicts Olympic watertight door) Eaton & Haas MAY have "print" from which this page's view was shot.

Status  /  Suggestion:


--------------------------------------------------------------------------------
Section 107            Section Title  The Night of April 14

Description Photo  Watertight bulkhead       Citation  Lynch            Page 89

Location and Contact:
Eaton & Haas Roll 21. Exp. 20 = CD 0924 #003

Status  /  Suggestion:


--------------------------------------------------------------------------------
Section 107            Section Title  The Night of April 14

Description Photo  Hesketh                   Citation                   Page

Location and Contact:
E&H can provide photo from 1912 Engineers' memorial booklet. Will have to be shot.

Status  /  Suggestion:


--------------------------------------------------------------------------------
Section 107            Section Title  The Night of April 14

Description Photo  Deck scene painting       Citation  Lynch        Page 104-10

Location and Contact:
Charlotte Valentine, librarian, The Manners Museum, 100 Museum Drive, Newport News, VA 23505: tel: (904) 595-3759

Status  /  Suggestion:


--------------------------------------------------------------------------------
Section 107            Section Title  The Night of April 14

Description Photo  Michael V. Ralph painting Citation  Eaton and Haas   Page 153

Location and Contact:
Contact Michael V. Ralph, 255 Milwaukee Ave., Apt. 206, Dunedin, FL 34698. Phone
(813) 734-5996

Status  /  Suggestion:


--------------------------------------------------------------------------------
Section 107            Section Title  The Night of April 14

Description Photo  Daily Sketch/Sphere Illustration     Citation  Eaton and Haas
                                                                        Page 153

Location and Contact:
Eaton & Haas Roll 44 Exp 14 = CD 0905 #105

Status  /  Suggestion:


--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 21


SECTION 107              SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  Lifeboats in davits        CITATION Lynch          PAGE 102

LOCATION AND CONTACT:
Eaton & Haas Roll 22 Exp. 15 and 16=CD 0924 #018 and 019. Both are similar to Lynch view. Or contact Bertmann/Hulton Picture Library

STATUS/SUGGESTION:



--------------------------------------------------------------------------------
SECTION 107             SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  Lowering lifeboats         CITATION Lynch          PAGE 128
                    illustration
LOCATION AND CONTACT:
London Daily Sphere. Available at British Newspaper Library, Colindale, London. Eaton and Haas MAY have print from which this view (page 151 of T&T) was printed.

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 107             SECTION TITLE The Night of April 14

DESCRIPTION  Photo  Lowering lifeboats         CITATION Lynch          PAGE 129
                    illustration

LOCATION AND CONTACT:
Mary Evans Picture Library, London

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION 107             SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  Lifeboat from below        CITATION Eaton and Haas PAGE 105

LOCATION AND CONTACT:
Eaton and Haas MAY have original print from which p. 105 done. Original was Popperfoto, London

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 107             SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  Photos of passengers       CITATION                PAGE
                    for stories

LOCATION AND CONTACT:


STATUS/SUGGESTION:
Eaton & Haas or Mike Findlay can supply if you give us specific names.

--------------------------------------------------------------------------------

SECTION 107             SECTION TITLE  The Night of April 14

DESCRIPTION  Photo  Third class staircase      CITATION Lynch           PAGE55TL

LOCATION AND CONTACT:
Eaton & Haas Roll 24, Exp. 20=CD 0141 #044. Original at National Maritime Museum, Greenwich

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

                  Memphis supplemental object list -- Page 22


Section 107     Section Title  The Night of April 14

Description Photo  Second class staircase            Citation  Lynch    Page 97T

Location and Contact:
  Eaton & Haas Roll 10, Exp. 16 (CD 0141 #003) or Roll 24, Exp. 22 (CD 0141 #052) or Roll 07, Exp. 33 (CD 0917 #031)

Status / Suggestion:

--------------------------------------------------------------------------------
Section 107     Section Title  The Night of April 14

Description Photo  Gymnasium              Citation  Eaton & Haas        Page 126

Location and Contact:
  Eaton & Haas Roll 14, Exp. 12 Or Ulster Folk and Transport Museum,
  Photo # H1581

Status / Suggestion:

--------------------------------------------------------------------------------
Section 107     Section Title  The Night of April 14

Description Photo  Third class general room [slc]    Citation  Lynch   Page 66BL

Location and Contact:
  Eaton & Haas Roll 24 Exp. 19 = CD 0141 #043

Status / Suggestion:

Note: The image is of the third class SMOKING room. View of 3rd class general room is available (as rendering) Eaton & Haas roll 10 Exp. 21 - CD 0917 #091.
--------------------------------------------------------------------------------
Section 107     Section Title  The Night of April 14

Description Photo  [First class] smoking room        Citation  Lynch    Page 83T

Location and Contact:
  Haas & Eaton Roll 49 Exp. 22 = CD 0141 #090 or Ulster Folk & Transport Museum, Hollywood, Co. Down BT18 0EU. Photo H1548 and H1549A. Also check National Maritime Museum

Status / Suggestion:

--------------------------------------------------------------------------------
Section 107     Section Title  The Night of April 14

Description Photo  "Photos to support escape route"  Citation           Page

Location and Contact:

Status / Suggestion:
  We don't know what you need here. Please be more specific.

--------------------------------------------------------------------------------
Section 107     Section Title  The Night of April 14

Description Object White Star Line operating proced. Citation Eaton and Haas
                                                                        Page

Location and Contact:
  National Archives. Washington, DC, (We cannot give a more precise location as this item was at New York Branch when we photographed it. We have photocopies of entire document.)

Status / Suggestion:

--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 23


SECTION 107             SECTION TITLE   The Night of April 14

DESCRIPTION Object Wireless messages fr. passengers    CITATION          PAGE

LOCATION AND CONTACT:
Try John Booth, Titanic Signals Archive, 30 Eden Vale Rd., Westbury, Wiltshire BA123NY. Phone 011-44-1373-823271. Fax 011-44-1373-824144. Note: Booth has
been critical of salvage efforts but attended RMS Titanic's reception at NMM opening.

STATUS/SUGGESTION:

If this doesn't pan out, get George Tulloch's contact at Marconi company in U.K. and see if they have copies in archives.

--------------------------------------------------------------------------------
SECTION  107            SECTION TITLE  The Night of April 14

DESCRIPTION Object Wireless messages: to ice warnings  CITATION            PAGE

LOCATION AND CONTACT:
Try John Booth, Titanic Signals Archive, 30 Eden Vale Rd., Westbury, Wiltshire BA123NY. Phone 011-44-1373-823271. Fax 011-44-1373-824144. Note: Booth has
been critical of salvage efforts but attended RMS Titanic's reception at NMM opening.

STATUS/SUGGESTION:
Alternative: Contact Marconi Ltd. through G. Tulloch

--------------------------------------------------------------------------------

SECTION  107            SECTION TITLE   The Night of April 14

DESCRIPTION Object  Marconi wireless apparatus  CITATION                PAGE

LOCATION AND CONTACT:


STATUS/SUGGESTION:
Contact Marconi co. in U.K. They had one on display at Public Archives of Nova Scotia about 15 years ago. Alternative: Smithsonian Institution, National
Museum of American History, Communications Dept.
--------------------------------------------------------------------------------

SECTION  107            SECTION TITLE  The Night of April 14

DESCRIPTION  Object  Brass flag from lifeboat   CITATION                PAGE

LOCATION AND CONTACT:
Michael Findlay (201-742-8747) knows the descendants of Margaret Devaney who have such a flag and might lend it. Contact Mike for details.


STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  107            SECTION TITLE   The Night of April 14

DESCRIPTION  Object Titanic lifejacket          CITATION                PAGE

LOCATION AND CONTACT:
One is known to be in Smithsonian Institution, National Museum of American History, Transportation Department. Also, Stanley Lehrer, 82 Shelbourne La., New Hyde Park, NY 11040 loaned his to NMM Exhibition. His phone: 516-689-1783

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION   107           SECTION TITLE   The Night of April 14

DESCRIPTION   Photo   "Striking berg"          CITATION                PAGE

LOCATION AND CONTACT:
Drawing of iceberg by Joseph Scarrott. Titanic Eaton & Haas Roll 3, Exp. 11, 12=CD 2609 #074,076


STATUS/SUGGESTION:
Might wish to commission one? Mike Ralph?

--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 24


SECTION 107             SECTION TITLE   The Night of April 14

DESCRIPTION  Photo  "Unloading lifeboats"         CITATION              PAGE

LOCATION AND CONTACT:
 Lifeboats alongside or approaching Carpathia: Eaton & Haas Roll 2, Exp. 3; Roll 7, Exp. 21; Roll 9 Exp. 3; Roll 15, Exp. 18 = CD 2609 #044; 1817 #15; 0917 #012

STATUS/SUGGESTION:


--------------------------------------------------------------------------------
SECTION  107            SECTION TITLE  The Night of April 14

DESCRIPTION Photo [Titanic] "Tilting"             CITATION            PAGE

LOCATION AND CONTACT:
 Eaton and Haas each have a small color print of Norman Wilkinson's painting (see p. 161, Triumph and Tragedy). London "Daily Graphic" has stern disappearing (p. 162 T&T); we may still have this print.

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  107             SECTION TITLE The Night of April 14

DESCRIPTION  Photo  "On board during evacuation"   CITATION            PAGE

LOCATION AND CONTACT:
 There are several newspaper sketches "on deck", few are very accurate. The painting from Mariners Museum mentioned above (Lynch 104-105) is the best.

STATUS/SUGGESTION:
What, specifically, do you need beyond the Mariners painting?

--------------------------------------------------------------------------------

SECTION  110             SECTION TITLE   In the Water

DESCRIPTION Photo Daily Sphere illustration of sinking  CITATION       PAGE

LOCATION AND CONTACT:
 Two choices not in our books are Roll 21 Exp. 10 and 11 (Harper Golf painting) = CD 0924 #002 and CD 0148 #017. It may prove difficult to find him for permission purposes. Published in Esquire in late 40's/early 50's.

STATUS/SUGGESTION:
Please provide a citation to enable us to search our photo data base for the Sphere illustration you're referring to.

--------------------------------------------------------------------------------

SECTION  110                SECTION TITLE  In the Water

DESCRIPTION Photo  N. Wilkinson painting of sinking     CITATION  Eaton & Haas
PAGE 161

LOCATION AND CONTACT:
 Both Eaton and Haas have small print of this in color; it's a very pale coloring.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION 110               SECTION TITLE  In the Water

DESCRIPTION  Photo  Passengers for stories      CITATION              PAGE

LOCATION AND CONTACT:


STATUS/SUGGESTION:
Advise us of specific needs. Either we or Mike Findlay should be able to help.


--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 25


SECTION  110            SECTION TITLE   In the Water

DESCRIPTION  Photo  Musicians playing         CITATION  Lynch        PAGE  114L

LOCATION AND CONTACT:
  Ulster Foik and Transport Museum, Believe Jack Eaton has a print of this.

STATUS/SUGGESTION:



--------------------------------------------------------------------------------
SECTION  110            SECTION TITLE  In the Water

DESCRIPTION  Object  Personal objects of survivors  CITATION         PAGE

LOCATION AND CONTACT:
  Fran Aks (blanket, perfume bottle, postcard) materials may be available from grandchildren. (We have contact)

STATUS/SUGGESTION:
If you have something specific in mind, let us know. Mike Findlay is in contact with many survivors' descendants.

--------------------------------------------------------------------------------

SECTION  110            SECTION TITLE  In the Water

DESCRIPTION  Object Sheet music        CITATION  Eaton and Haas      PAGE  135

LOCATION AND CONTACT:
  Eaton has several pieces. Several of our friends do, too.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  111             SECTION TITLE  Rescue

DESCRIPTION  Object (Sterling pound) 5 draft note   CITATION  Lynch  PAGE  146

LOCATION AND CONTACT:
  This print came from newspaper coverage. The original may be owned by Cosmo Duff-Gordon's heirs. We could try to contact through Alex Lindsay (RMS Titanic)'s father, a Scottish peer.

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  111            SECTION TITLE  Rescue

DESCRIPTION  Object Carpathia telegram              CITATION  Lynch  PAGE  156

LOCATION AND CONTACT:
  Try John Booth, Titanic Signals Archive, 30 Eden Vale Rd., Westbury, Wilshire BA123NY. Phone 011-44-1373-823271. Fax 011-44-1373-824144. Note: Booth has
  been enreal of salvage efforts but attended RMS Titanic's reception at NMM opening.

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  110            SECTION TITLE  In the Water

DESCRIPTION  Object  Music program          CITATION                PAGE

LOCATION AND CONTACT:
  Jack Eaton has a booklet of the same pattern, but from a later year. Has xeroxed copy of 1912 edition's contents. Original shown in Lynch not available
  (THS)

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 26


SECTION 111             SECTION TITLE Rescue

DESCRIPTION Object  Fleet's sketch of iceberg   CITATION Eaton &       PAGE 139
                                                         Haas
LOCATION AND CONTACT:
Original belongs to Titanic Historical Society which obviously won't lend it to the exhibition.

STATUS/SUGGESTION:
Delete from lineup


--------------------------------------------------------------------------------
SECTION 111             SECTION TITLE Rescue

DESCRIPTION Object  Fleet's sketch of impact    CITATION Eaton &       PAGE 140
                                                         Haas
LOCATION AND CONTACT:
Original belongs to Titanic Historical Society which obviously won't lend it to the exhibition.

STATUS/SUGGESTION:
Delete from lineup.

--------------------------------------------------------------------------------

SECTION 111             SECTION TITLE Rescue

DESCRIPTION Photo  Lifeboat in water            CITATION Lynch          PAGE 154

LOCATION AND CONTACT:
Top=Eaton & Haas Roll 36 Exp. 28=CD 0904 #004; middle=Roll 09, Exp. 04=CD 0917 #035


STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION 111             SECTION TITLE Rescue

DESCRIPTION Photo  Lifeboat in water           CITATION Lynch          PAGE 155

LOCATION AND CONTACT:
Eaton & Haas Roll 09 Exp. 08=CD 0917 #039

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 111             SECTION TITLE Rescue

DESCRIPTION Photo  Lifeboat in water           CITATION Lynch         PAGE 156

LOCATION AND CONTACT:
Eaton and Haas Roll 28 Exp. 20=CD 0909 #091

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 111             SECTION TITLE Rescue

DESCRIPTION Photo  Photo of iceberg            CITATION Eaton and     PAGE 141
                                                        Haas
LOCATION AND CONTACT:
Eaton & Haas Roll 53, Exp. 12 and 13=CD 0901 #012 and 013.
Permission of Mr. George Fenwick, Baltimore MD required.

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 27


SECTION 111             SECTION TITLE  Rescue

DESCRIPTION  Photo Carpathia                     CITATION Lynch         PAGE 143

LOCATION AND CONTACT:
Eaton & Haas Roll 26 Exp. 09 = CD 0909 #017 is similar. We have many views of Carpathia including several approaching NY pier.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------
SECTION  111            SECTION TITLE   Rescue

DESCRIPTION  Photo  Sunrise painting            CITATION                PAGE

LOCATION AND CONTACT:
"Titanic lifeboats among ice" by George Scott. Orig. pub. in 1912 in "L Illustration" Eaton & Haas Roll 12, Exp. 09 = CD 0915 #036

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION   111           SECTION TITLE  Rescue

DESCRIPTION  Photo  Captain Rostron  CITATION Lynch                     PAGE 142

LOCATION AND CONTACT:
This is a closeup of Eaton & Haas Roll 09 Exp. 21 = CD 0801 #100 or Roll 28 Exp. 17 = CD 0808 #095. Several other views also available

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION   111           SECTION TITLE  Rescue

DESCRIPTION  Photo  Survivors aboard Carpathia  CITATION                PAGE

LOCATION AND CONTACT:
Eaton & Haas Roll 02 Exp. 08, 09 = CD 2609 #042, 043; Roll 07, Exp. 19, 27 and
28 = CD 0917 #013, 021 and 022; Roll 15 Exp. 19 = CD 0911 #013.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION 112             SECTION TITLE   Aftermath

DESCRIPTION  Photo White Star Line offices      CITATION Lynch          PAGE 158

LOCATION AND CONTACT:
Eaton and Haas Roll 07, Exp. 01, 02, 17 and 29 = CD 0925 #095 and 098, CD 0917
#011 and 023; Roll 10 Exp. 20 = CD 0917 #099; Roll 11 Exp. 28 = CD 0915 #030

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  112            SECTION TITLE Aftermath

DESCRIPTION  Photo  New York Sun offices       CITATION Lynch          PAGE 159

LOCATION AND CONTACT:
Eaton and Haas Roll 22 #03 = CD 0924 #007; also at another newsp. office Roll 03 #19 = CD 2609 #083

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

                  MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 28


SECTION 112     SECTION TITLE  Aftermath

DESCRIPTION Photo  Newsboy outside Oceanic House
         CITATION  Lynch                                             PAGE 162

LOCATION AND CONTACT:
  Eaton & Haas Roll 22 Exp. 02 = CD 0924 #006; Roll 18 #05 = CD??
  (appears to be mis-indexed)

STATUS/SUGGESTION:
  Eaton & Haas also have newsboy in NYC: Roll 03 #20 CD 2509 #84

--------------------------------------------------------------------------------
SECTION 112     SECTION TITLE  Aftermath

DESCRIPTION Photo  Crowds
         CITATION  Lynch                                            PAGE 164-65

LOCATION AND CONTACT:
  Eaton & Haas Roll 03, Exp. 19 = CD 2609 #083

STATUS/SUGGESTION:

--------------------------------------------------------------------------------
SECTION 112     SECTION TITLE  Aftermath

DESCRIPTION Photo  Lifeboat tests
         CITATION  Lynch                                             PAGE 116

LOCATION AND CONTACT:
  Eaton & Haas have 3 shots of Board of Trade conducting lifeboat test on Olympic during British Inquiry; Roll 10 Exp. 29 and 30 (CD 0911 #024 and 025); Roll 32, Exp. 34 (CD 0907 #025); Also have 2 first-generation sepia prints of instal. of extra boats on O.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------
SECTION 112     SECTION TITLE  Aftermath

DESCRIPTION Photo  Headlines form diff. countries
         CITATION                                                    PAGE

LOCATION AND CONTACT:

STATUS/SUGGESTION:
  Suggest a visit to the Library of Congress which has a large collection of overseas papers. We know of no other centralized source from which to compile such a montage.

--------------------------------------------------------------------------------
SECTION 112     SECTION TITLE  Aftermath

DESCRIPTION Photo  Lowering lifeboats
         CITATION  Lynch                                             PAGE 157

LOCATION AND CONTACT:
  Eaton & Haas roll 10 Exp. 27 = CD 0917 #079. Have 5 other views either lowering or in water. Not all are clear having been photographed from 1912 newspaper.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------
SECTION 112     SECTION TITLE  Aftermath

DESCRIPTION Photo  Ismay at Inquiry
         CITATION  Lynch                                             PAGE 173

LOCATION AND CONTACT:
  Eaton & Haas Roll 21 #18 = CD 0141 #023

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 29


SECTION  112            SECTION TITLE  Aftermath

DESCRIPTION Photo Ligholler, Pitman at Inquiry    CITATION  Lynch      PAGE 186

LOCATION AND CONTACT:
  Bettman/Hulton Picture Library, London? E&H do not have this view, do have several others at British Inquiry, both those in our book and several others from first-generation prints (the latter need identification done on the people shown, however.)

STATUS/SUGGESTION:


--------------------------------------------------------------------------------
SECTION  112            SECTION TITLE  Aftermath

DESCRIPTION Photo Ismay at British Inquiry           CITATION  Lynch  PAGE 187

LOCATION AND CONTACT:
  Eaton & Haas Roll 36, Exp. 35=CD 0906 #023

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  112            SECTION TITLE  Aftermath

DESCRIPTION Photo  Californian                       CITATION  Lynch  PAGE 190-1

LOCATION AND CONTACT:
  Eaton & Haas Roll 08 Exp. 05=CD 0917 #038 or Roll 53 #20 CD 0902 #113
  (permission from George Fenwick required.)

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  112            SECTION TITLE  Aftermath

DESCRIPTION Photo  Still from "A Night to Remember"  CITATION         PAGE

LOCATION AND CONTACT:
  Eaton has 2 color posters (1 English, 1 French) and several color-tinted 12 x 18" lobby cards.

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  112            SECTION TITLE  Aftermath

DESCRIPTION Object  Newspapers                       CITATION         PAGE

LOCATION AND CONTACT:
  Jack has several. Charlie has one in poor shape. Library of Congress may have some in storage.

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION  112            SECTION TITLE  Aftermath

DESCRIPTION Object  Carpathia telegrams              CITATION         PAGE

LOCATION AND CONTACT:
  Try John Booth, Titanic Signals Archive, 30 Eden Vale Rd., Westbury, Wiltshire BA12 3NY, Phone 011-44-1373-823271. Fax 011-44-1373-824144. Note: Booth has
  been critical of salvage efforts but attended RMS Titanic's reception at NMM opening.

STATUS/SUGGESTION:
  If Booth contact doesn't work, ask George Tulloch to get in touch with his contact at Marconi Co. in England
--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE 30


SECTION 112             SECTION TITLE Aftermath

DESCRIPTION Object  Transcripts from inquiries  CITATION                PAGE

LOCATION AND CONTACT:
Eaton and Haas have photocopies of British Inquiry, with original at the New York Public Library. Also have bound (printed) volumes of Am. Inquiry's transcript. Walter Lord also believed to have "originals"

STATUS/SUGGESTION:



--------------------------------------------------------------------------------
SECTION 112             SECTION TITLE Aftermath

DESCRIPTION Object  Passenger diary             CITATION                PAGE

LOCATION AND CONTACT:
Not sure what you mean by this

STATUS/SUGGESTION:
Need more information from which to work

--------------------------------------------------------------------------------

SECTION 112             SECTION TITLE Aftermath

DESCRIPTION Object  Memorial artifacts          CITATION                PAGE

LOCATION AND CONTACT:
Eaton, Haas and friends have various memorial editions, as does Robert Forrest collection, 165 E. 35th Street, New York, NY 10016-4180. Tel. (212) 689-1763.
Forrest also has memorial thimbles, jugs, etc. (see collectibles section in T&T appendix.)

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION 112             SECTION TITLE Aftermath

DESCRIPTION Object  Popular culture artifacts   CITATION                PAGE

LOCATION AND CONTACT:
Eaton and Haas have Titanic soap, Titanic "magic rocks," Titanic game, modern postal covers, etc. May be able to find a Titanic shower curtain, have a Titanic towel, brass key tag "Captain's office SS Titanic," etc.

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 112             SECTION TITLE Aftermath

DESCRIPTION Object  Insurance Claims            CITATION                PAGE

LOCATION AND CONTACT:
National Archives, New York Branch, 170 Varick Street, NYC. Insurance policy on hull owned by Atlantic Mutual Insurance Company, Giralda Farms, Madison, NJ 07970

STATUS/SUGGESTION:


--------------------------------------------------------------------------------

SECTION 112             SECTION TITLE Aftermath

DESCRIPTION Object  Lloyds of London book       CITATION                PAGE

LOCATION AND CONTACT:
Lloyds, London.

STATUS/SUGGESTION:
Contact Gillian Hutchinson or James Taylor at National Museum, Greenwich and ask them for contact they had when they brought this object into 1994 NMM exhibition.

--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE  31


SECTION 113             SECTION TITLE  Recovery

DESCRIPTION Photo Conservation technique        CITATION                PAGE

LOCATION AND CONTACT:
 Stephane Rennec, LP3 Conservation, Semur-en-Auxois, France. Charlie has slides of views in "L 'Objet du Titanic" and others provided by LP3 for TI's "Voyage" but will need Pennec's OK to use them in this exhibition.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION 113             SECTION TITLE   Recovery

DESCRIPTION Photo Underwater shots, ship discovery CITATION             PAGE

LOCATION AND CONTACT:
 Likely available from IFREMER.

STATUS/SUGGESTION:
 Published photos from Woods Hole likely will not be available lest Ballard be annoyed. (Though a case could be made that the photos aren't Ballard's and were taken using taxpayer-funded equipment.)

--------------------------------------------------------------------------------

SECTION  113            SECTION TITLE  Recovery

DESCRIPTION Photo Recovery, before and after    CITATION                PAGE

LOCATION AND CONTACT:
 RMS Titanic, Inc. or IFREMER or LP3 (before-and-after conservation)

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  113            SECTION TITLE  Recovery

DESCRIPTION  Photo Object conservation          CITATION                PAGE

LOCATION AND CONTACT:
 LP3 and Electricite de France. Charlie has slides of views in "L 'Objet du Titanic" and others provided by LP3 for TI's "Voyage" but will need Pennec's or EDF's OK to use them in this exhibition.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  113            SECTION TITLE  Recovery

DESCRIPTION Photo   Charts                      CITATION                PAGE

LOCATION AND CONTACT:
 Presumably this means plots of dives. Several are in RMS Titanic's New York offices. Others available from IFREMER.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  113            SECTION TITLE  Recovery

DESCRIPTION  Photo  Sounding patterns           CITATION                PAGE

LOCATION AND CONTACT:
 RMS Titanic Inc. or IFREMER

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

MEMPHIS SUPPLEMENTAL OBJECT LIST -- PAGE  32


SECTION   113           SECTION TITLE  Recovery

DESCRIPTION Photo Artifacts to support before/after  CITATION           PAGE

LOCATION AND CONTACT:
 LP3 Conservation

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  113            SECTION TITLE  Recovery

DESCRIPTION Photo Conservation tools -- hi pwr scope  CITATION          PAGE

LOCATION AND CONTACT:
 LP3 Conservation or possibly a local university science lab.

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

SECTION  114            SECTION TITLE  Summary Hall

DESCRIPTION  Photo  100 photos of passengers    CITATION                PAGE

LOCATION AND CONTACT:
 Eaton, Haas and Findlay can supply. ADVISE NAMES!

STATUS/SUGGESTION:

--------------------------------------------------------------------------------

                            SCHEDULE D-1: PRESENTATION ITEMS

- Exhibition display and gallery materials

- Approximately 40 display cases, along with mounts and security systems

- Video wall presentation equipment produced for use at the Memphis Titanic Exhibition

- Various didactic panels and photographic displays, subject to potential third party royalty fees payable by FIM, if any (estimated not to exceed a total of ($10,000).

- A model of the wrecked bow section and adjacent sea bed over 33 feet long

- A scale model of the Titanic 18'8" long

- Various theatrical pieces and displays

- 6-8 wall murals

- All other display, theatrical and presentation items used in conjunction with the Memphis Titanic Exhibition which are reasonably appropriate or needed to recreate the Memphis Titanic Exhibition at the FIM Museum

                     SCHEDULE D-2: MEMPHIS ASSOCIATED ITEMS

- Copies of as-built architectural drawings and plans for the Titanic Exhibition, along with the right to use same.

- Marketing material package, which includes (without additional cost to FIM) the use of title, logo, press releases, press kits, radio and television public service announcements, graphics, audio and visual presentations owned by Memphis, billboard copy, radio and television copy, advertising copy, and all rights to use each of the foregoing. Marketing material package does not include the cost of reproduction or purchasing of advertising time or space.

- One set of color transparencies of the Supplemental Artifacts (to the extent Memphis possess same) to use for marketing, educational, promotional and other noncommercial purposes, with all rights to use same.

- Copies of volunteer materials and training materials for use by FIM, subject to the right, at FIM's cost, to modify same to personalize them for the FIM Titanic Exhibition.

- The orientation introductory film produced by Memphis for use at the Memphis-Titanic Exhibition subject to out of pocket thirty party royalty fees and costs of personalizing such film payable by FIM estimated at no more than $15,000.

- All other items used by Memphis in the Memphis Titanic Exhibition which are appropriate or needed to recreate in its entirety the Memphis Titanic Exhibition at the FIM Museum.


Initials:  ________  ________  _________
             RMS       FIM      Memphis

                         SCHEDULE D-3: RMS ASSOCIATED ITEMS

- One set of color transparencies of the Titanic Artifacts, Titanic underwater photographs and Titanic Artifacts photographs to use for marketing, educational, promotional and other non-commercial purposes, with all rights to use same (subject to Agreement subparagraph 3.03).

- Right to use the video wall film laser disk used in Memphis Titanic
  Exhibition.

- A one-fourth scale model of the Nautile submersible (RMS will use best efforts to deliver).

- All other items owned by RMS and used by Memphis in the Memphis Titanic Exhibition which are appropriate or needed to recreate in its entirety the Memphis Titanic Exhibition at the FIM Museum.

                                                                     EXHIBIT 27

[ARTICLE] 5

[PERIOD-TYPE]                   YEAR
[FISCAL-YEAR-END]                          FEB-28-1997
[PERIOD-START]                             MAR-01-1996
[PERIOD-END]                               FEB-28-1997
[CASH]                                         105,854
[SECURITIES]                                         0
[RECEIVABLES]                                   34,715
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                               232,869
[PP&E]                                          69,600
[DEPRECIATION]                                  50,036
[TOTAL-ASSETS]                               8,005,384
[CURRENT-LIABILITIES]                        3,941,978
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                         1,618
[OTHER-SE]                                   4,061,788
[TOTAL-LIABILITY-AND-EQUITY]                 8,005,384
[SALES]                                              0
[TOTAL-REVENUES]                             1,246,564
[CGS]                                                0
[TOTAL-COSTS]                                1,088,173
[OTHER-EXPENSES]                                     0
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                 857
[INCOME-PRETAX]                                157,534
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                            157,534
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                   157,534
[EPS-PRIMARY]                                      .01
[EPS-DILUTED]                                        0